UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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CenterPoint Energy, Inc.

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G1481

CenterPoint Energy, Inc.

Notice of Annual Meeting of Shareholders
to be held on April 16, 2025 and Proxy Statement

CenterPoint Energy

Energy for
what matters most
Welcome to the CenterPoint Energy Annual Shareholder Meeting

March 5, 2025
Dear Fellow Shareholders:
On behalf of the Board of Directors (Board), we are pleased to invite you to attend our annual shareholder meeting (Annual Meeting) to be held on April 16, 2025, at 8:30 a.m. central time in our auditorium located at 1111 Louisiana Street in Houston, Texas. Details regarding how to attend the meeting and the business to be conducted are in the accompanying Notice of Annual Meeting and Proxy Statement.
At CenterPoint Energy, Inc. (CenterPoint Energy or the Company), we understand there is no greater privilege than serving the millions of people who receive electric and natural gas service from us in the thousands of cities, towns, and communities across our service territories in Texas, Indiana, Louisiana, Minnesota, Mississippi, and Ohio. Over the last several years, we’ve worked diligently to build a more resilient electric transmission backbone and modernize our natural gas networks across our service territories. This has been mainly accomplished by executing on our 10-year capital plan through 2030 that is focused on investments made in safety, resiliency, reliability, and growth enablement. Going forward, we will accelerate these investments and their associated plans as we continue to work to address the evolving needs of our customers and communities that we serve. It is an exciting time to be a part of CenterPoint Energy as we set our sights on the future and the opportunities that await our company, our states, and our customers. We have a compelling resiliency and growth story, driven by a committed and accountable workforce, who share an unrelenting dedication to the pursuit and achievement of positive outcomes for all our stakeholders.
Reflections on 2024:
Strategic Plan Execution
In 2024 (the fourth year under CenterPoint Energy’s ten-year capital plan), CenterPoint Energy continued to focus on resiliency investments across our service territory for the benefit of customers and other stakeholders and accelerated such investments in the second half of the year as part of the Company’s Greater Houston Resiliency Initiative (GHRI). The GHRI, announced in August of 2024, includes targeted actions designed to enhance the resiliency and reliability of the Company’s grid in the Greater Houston area, as well as improve our communications with the objective of surpassing the expectations of our customers and improving their experiences. As further described in the Compensation Discussion & Analysis of the Proxy Statement, even with these investments, the Company met its non-GAAP Adjusted EPS growth rate target for 2024. Additionally, in 2024, we made beneficial regulatory progress on five rate cases in four of the states we serve. Of those five rate cases, we have final orders for two, and we are awaiting final approval in two others. Those four rate cases together represent 80% of our enterprise rate base. As we move forward, both our management team and Board remain focused on successfully executing the Company’s long-term strategic plan.
Board Changes
A Board composed of directors who have a comprehensive and complementary mix of skills, experiences, and qualifications is critical to our Board’s ability to oversee the Company’s strategy and is vital to the Board’s oversight of the Company’s risk management. As part of the Board’s ongoing refreshment process, the Board is excited to nominate our newest director, Dean L. Seavers, as well as new director candidates Ms. Laurie L. Fitch and Mr. Manuel B. Miranda, to the Board.
CenterPoint Energy, Inc. 2025 Proxy Statement

Mr. Seavers has extensive leadership experience in the utility, safety, and security industries and a proven track record of driving growth and operational improvements. The Board benefits from Mr. Seavers’s contributions as the Company remains focused on delivering value for our customers, shareholders, and other stakeholders while executing on our long-term growth strategy. Ms. Fitch has significant financial expertise as an institutional equity investor and investment banker focused on, among others, the utility sector. If she is elected, CenterPoint Energy will benefit from Ms. Fitch’s experience as we continue to make and finance significant capital investments focused on additional system resiliency, reliability, and grid modernization pursuant to our robust ten-year capital plan. Mr. Miranda has over 40 years of experience in the utility industry overseeing efforts to significantly strengthen system resiliency, reliability, and safety, including playing an important role in changing the industry’s approach to hurricane resiliency, introducing the concept of grid hardening, and leading restoration efforts for nearly 50 tropical storms and hurricanes. If elected, Mr. Miranda will provide valuable perspectives to CenterPoint Energy as we continue our GHRI and execute our recently filed, multi-year Systemwide Resiliency Plan (SRP), which proposes a historic resiliency investment for the benefit of our customers and other stakeholders and a major step on our commitment to building the most resilient coastal grid in the country.
Furthermore, in April 2024, the Safety and Operations Committee, a new standing committee of the Board, was formed. This committee provides oversight of the Company’s safety performance, risks, and processes, as well as the Company’s utility operations, including related risks, strategies, performance, and emergency preparedness and response practices. The Safety and Operations Committee plays an important oversight role as the Company continues to focus on safety and reliability while executing our ten-year capital plan.
Finally, we also would like to take this opportunity to thank Earl Cummings and Ricky Raven for their commitment to serving CenterPoint Energy and for their valuable contributions to the Board. For further information on our nominees to the Board, please see Item 1. Election of Directors in the Proxy Statement.
Executive Succession Planning
One of the key responsibilities of the Board is overseeing executive succession planning so that we have a qualified management team to execute the Company’s strategy and to support a smooth work transition when organizational changes occur. In 2024, the Board continued to oversee and advise on executive succession planning and strategy.
Effective upon the retirement of Dave Lesar on January 5, 2024, the Board appointed Jason Wells as President and Chief Executive Officer. Under Jason’s leadership, and with the full support of the Board, CenterPoint Energy remains focused on continuing to execute its long-term strategic plan. Additionally, in 2024, the Company announced newly created Senior Vice President roles and appointments, including Chief Communications Officer, Chief Information Security Officer, and Senior Vice President of Emergency Preparedness and Response. The creation of these roles and appointment of highly experienced leaders to fill them will help the Company continue to enhance communications and emergency preparedness and response strategies and practices, while also enabling the Company to continue to advance its long-term strategic objectives, including the provision of resilient, reliable, and affordable energy for the benefit of our customers and other stakeholders. Further, in December 2024, the Company announced the retirement of Lynne Harkel-Rumford, who served as our Executive Vice President Chief Human Resources Officer from 2022 to 2024 and continued to serve as a senior advisor to Mr. Wells until her retirement from the Company on February 3, 2025, and the appointment of a new Senior Vice President and Chief Human Resources Officer, effective January 1, 2025. We would like to take this opportunity to thank Ms. Harkel-Rumford for her over 25 years of service and valuable contributions to CenterPoint Energy.
As a result of the Board’s continued execution of its executive succession planning, the Company implemented a more streamlined organizational structure that promoted smooth transitions of various company leadership positions while allowing the Company and its leadership team to continue to execute on the Company’s long-term strategic plan.
Finally, your vote is important to us. Whether or not you plan to participate in the Annual Meeting, we encourage you to vote promptly. You may vote on the internet; by telephone; or by completing, signing, dating, and returning a proxy card or voting instruction form.
Thank you for your investment and continued support of CenterPoint Energy.
Sincerely,

Phillip R. Smith Independent Chair of the Board	Jason P. Wells President, Chief Executive Officer and Director
CenterPoint Energy, Inc. 2025 Proxy Statement

CenterPoint Energy, Inc. 2025 Proxy Statement

Notice of Annual Meeting of Shareholders
Dear Shareholders:
You are cordially invited to attend the 2025 annual meeting of shareholders of CenterPoint Energy, Inc. This is your notice for the meeting.

TIME AND DATE 8:30 a.m. Central Time on April 16, 2025	PLACE The CenterPoint Energy auditorium at 1111 Louisiana, Houston, Texas	RECORD DATE February 18, 2025
Items of Business
• Elect the eleven nominees named in the Proxy Statement as directors to hold office until the 2026 annual meeting;
• Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;
• Conduct an advisory vote on executive compensation;

•
Approve an amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated, to increase the number of shares of our common stock reserved for issuance under the plan by 350,000 shares; and

• Conduct other business if properly raised.
RECORD DATE
Holders of record of CenterPoint Energy common stock at the close of business on February 18, 2025 are entitled to vote.
PROXY VOTING
Each share of CenterPoint Energy common stock entitles the holder to one vote on each matter to be voted on at the meeting. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 89 of the Proxy Statement that follows. Even if you plan to attend the meeting, please sign, date, and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.
Sincerely,

Vincent A. Mercaldi Corporate Secretary	Dated and first mailed to shareholders on or about March 5, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held April 16, 2025
The proxy statement and annual report to shareholders are available at: https://materials.proxyvote.com/15189t
CenterPoint Energy, Inc. 2025 Proxy Statement

Proxy Statement Summary
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting.
Annual Meeting Agenda and Voting Recommendations
At the 2025 annual meeting of shareholders (Annual Meeting), you will be asked to vote on the following four proposals. The table below includes each proposal as well as our recommendation.
Proposal	More Information	Board Recommendation
Item 1: Election of directors	Page 6	FOR each Nominee
Item 2: Ratification of appointment of the independent registered public accounting firm	Page 83	FOR
Item 3: Advisory vote on executive compensation	Page 84	FOR
Item 4: Approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors	Page 87	FOR
About CenterPoint Energy
As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (the Company or CenterPoint Energy) is an energy delivery company with electric transmission and distribution, power generation, and natural gas distribution operations that, as of December 31, 2024, served more than 7 million metered customers in Indiana, Louisiana, Minnesota, Mississippi, Ohio, and Texas. On February 19, 2024, the Company entered into an asset purchase agreement pursuant to which the Company agreed to sell its Louisiana and Mississippi regulated natural gas local distribution company (LDC) businesses, subject to certain closing conditions. The transaction is expected to close in the first quarter of 2025. As of December 31, 2024, the Company owned approximately $44 billion in assets. With approximately 9,000 employees as of December 31, 2024, CenterPoint Energy and its predecessor companies have been in business for more than 150 years.
CenterPoint Energy, Inc. 2025 Proxy Statement	1

Our Director Nominees
The Board of Directors of CenterPoint Energy (the Board), considering the recommendation of the Governance, Environmental and Sustainability Committee (Governance Committee), has nominated eleven directors for election to the Board.
Name and Primary Occupation	Age	Director Since	Independent	Committee Membership
Wendy Montoya Cloonan Managing Partner at Cantu Harden Montoya LLP	45	2021		Human Capital and Compensation; Governance (Chair)
Barbara J. Duganier Former Managing Director and Global Chief Strategy Officer of the Outsourcing Business at Accenture plc	66	Apr. 2024		Audit (Chair); Governance
Laurie L. Fitch Senior Advisor at PJT Partners	55	First Time Nominee
Christopher H. Franklin Chairman, Chief Executive Officer of Essential Utilities	59	2022		Audit; Governance; Safety and Operations (Chair)
Raquelle W. Lewis Southeast Texas Director of Communications & Public Information Officer for the Texas Department of Transportation	54	2021		Audit; Human Capital and Compensation
Thaddeus J. Malik Principal at S2T Solutions and Attorney	58	2023		Human Capital and Compensation; Governance; Safety and Operations
Manuel B. Miranda Former Executive Vice President of Power Delivery of Florida Power & Light Company	64	First Time Nominee
Theodore F. Pound Private Investor and Attorney	70	2015		Human Capital and Compensation (Chair); Governance
Dean L. Seavers Senior Advisor at Stifel Financial Corp.	64	Dec. 2024		Governance; Safety & Operations
Phillip R. Smith Independent Chair of the Board of CenterPoint Energy and Chief Financial Officer of Marathon-Sparta Holdings, Inc.	73	2014
Jason P. Wells President and Chief Executive Officer of CenterPoint Energy	47	Jan. 2024
2	CenterPoint Energy, Inc. 2025 Proxy Statement

Board Qualifications and Skills
Current / Former CEO of a Public Company or Large Organization Public Company Governance Experience Cybersecurity and Physical Security	Community Involvement Human Capital Management Strategic Planning Utility Industry Experience Finance and Accounting Risk Management	Government, Legal, and Regulatory Technology and Customer Experience Energy Transition Operations and Safety Experience
For additional information regarding our director nominees, including their skills and experience, see “Item 1. Election of Directors.”
Governance Highlights
Strong governance practices protect the long-term interests of our customers, communities, and shareholders. The Company remains focused on implementing and maintaining good governance practices, including those reflected below.
For additional information regarding our corporate governance practices, see “Item 1. Election of Directors.”
CenterPoint Energy, Inc. 2025 Proxy Statement	3

Executive Compensation Highlights
The following are some highlights of our executive compensation program. Our executive compensation program is designed to recruit and retain talent, align payment with performance, and align our executive officers’ interests with those of our shareholders. For more information on our compensation program, see “Compensation Discussion and Analysis” below.
Key Features of Our Executive Compensation Program	Strong Pay for Performance
No Employment Agreements
“Double Trigger” Provisions for Change in Control Plan and Equity Awards
Executive Severance Guidelines
No Excise Tax Gross Up Payments
Stock Ownership Guidelines
Benchmark Pay to Market
Recovery and Recoupment (Clawback) Policies
Anti-Hedging and Anti-Pledging Policy
100% Independent Human Capital and Compensation Committee
Independent Compensation Consultant
4	CenterPoint Energy, Inc. 2025 Proxy Statement

2024 Target Compensation Opportunities for Named Executive Officers
The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers. As depicted below, a substantial portion of the compensation for our named executive officers is at risk and performance-based, meaning that actual compensation realized in a given year will vary depending on Company financial and stock price performance and individual performance.
Target Compensation Mix as of December 31, 2024
(consisting of base salary, short-term incentives, and long-term incentives)
*
The graphic represents the average size of each component as a percentage of each named executive officer’s total target direct compensation opportunities (other than the Chief Executive Officer’s and Ms. Wilson’s) as of December 31, 2024, approved by the Human Capital and Compensation Committee in 2024.

CenterPoint Energy, Inc. 2025 Proxy Statement	5

ITEM 1:
ELECTION OF DIRECTORS
Nominees for Directors
Each of our directors will be elected at this year’s meeting to a one-year term expiring at the annual meeting of shareholders in 2026.
If any nominee becomes unavailable for election, the Board can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority. Proxies cannot be voted for a greater number of persons than the number of nominees named below.
Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include the public companies that were its predecessors.
Board Composition Highlights
Our Board believes that having directors with a range of complementary qualifications, skills, and expertise is essential to effectively discharging its oversight responsibility while advancing the Company’s long-term business strategy. Accordingly, the Board is focused on striking an appropriate balance between retaining directors with a deep knowledge of the Company and adding new directors with a fresh perspective, among other factors that are set forth below with respect to the nominees for election this year.
6	CenterPoint Energy, Inc. 2025 Proxy Statement

The below chart summarizes certain information for each of our director nominees, including their key skills and qualifications that support oversight and execution of our near- and long-term strategy:
Skills and Qualifications	W. Cloonan	B. Duganier	L. Fitch	C. Franklin	R. Lewis	T. Malik	M. Miranda	T. Pound	D. Seavers	P. Smith	J. Wells
Age (as of March 5, 2025)	45	66	55	59	54	58	64	70	64	73	47
CNP Tenure (in years)	4	1	0	3	3	1	0	10	1	11	1
Current / Former CEO of Public Company or Large Organization: An understanding of the complexities inherent in running a public company or large organization provides a unique perspective that helps the Board oversee the Company’s management, long-term strategic planning, shareholder value creation, human capital management, risk oversight, governance, and shareholder engagement.				●					●		●
Risk Management: Overseeing risk in a rapidly changing environment is critical. We seek directors with experience managing or overseeing business, financial, environmental, and other risks relevant to the Company.	●	●	●	●	●	●	●	●	●	●	●
Utility Industry Experience: Due to the highly regulated nature of our business, we believe it is important to seek directors with experience in the regulated utility industry.			●	●			●		●		●
Operations and Safety Experience: To help the Company develop and implement its capital plan and business strategy and continuously improve our operations, we seek directors with experience in operational roles at businesses with capital intensive infrastructure projects that must ensure the safety of employees and the public.				●			●		●		●
Finance and Accounting: A deep understanding of finance and financial reporting processes is essential to the Board’s oversight of our strategic performance, capital allocation, financial reporting, and internal controls. We seek directors with knowledge and experience in corporate finance, accounting, and financial reporting as well as directors with “accounting or related financial management expertise” as required by the NYSE listing standards.	●	●	●	●		●	●	●	●	●	●
Community Involvement: As a utility that provides the energy necessary to fuel the business, innovation, and lives of the communities we serve, we seek directors with strong ties to and engagement with the communities we serve through, among other things, participation in local non-profit organizations, schools, and community service.	●				●						●
Government, Legal, and Regulatory: Our business is heavily regulated and is directly impacted by governmental actions. Further, the success of our long-term plan may be impacted by certain regulatory, legal, or governmental decisions. We seek to have directors with experience in law, public policy, and regulatory matters to provide insight and develop strategies that incorporate current and potential changes in these areas.	●			●	●	●	●	●	●		●
Public Company Governance Experience: Directors with strong public company governance experience, including serving on other public company boards, are able to help the Board focus on appropriate matters and function effectively in the development and oversight of our long-term plan and implementation of best practices for the Company.		●	●	●		●		●	●		●
Human Capital Management: Building and maintaining a talented and engaged workforce is a critical part of who we are and our long-term strategy. We seek directors who understand key drivers of culture, employee health and safety, organizational health, and talent management and have the knowledge and skills necessary to oversee our workforce development and strategies.	●	●	●	●	●	●	●	●	●	●	●
CenterPoint Energy, Inc. 2025 Proxy Statement	7

Skills and Qualifications	W. Cloonan	B. Duganier	L. Fitch	C. Franklin	R. Lewis	T. Malik	M. Miranda	T. Pound	D. Seavers	P. Smith	J. Wells
Technology and Customer Experience: Our industry is undergoing transformational change as a result of advances in technology and changing customer expectations about products and services. Directors with experience in customer-facing businesses and new technology can provide the Board with critical insights and perspectives on adapting to and implementing new technologies to enhance the experience of our customers.				●	●	●	●		●		●
Cybersecurity and Physical Security: Maintaining the security of our assets, both physical and digital, is critical to our success. Therefore, we seek out directors with experience in managing or overseeing these risks and who can provide valuable insight to the Board in connection with its oversight of these matters.		●				●	●		●	●
Strategic Planning: As CenterPoint Energy continues to execute on its long-term strategy, including the transition to a pure-play utility, we seek directors who have experience with strategic transactions and strategic planning in overseeing the Company’s continued execution of its long-term strategy as well as development of future plans and strategies for the Company.	●	●	●	●	●	●	●	●	●	●	●
Energy Transition: Directors with experience overseeing or advising on energy transition matters will help to ensure that we understand and manage the related risks and opportunities effectively.		●	●	●					●	●	●
8	CenterPoint Energy, Inc. 2025 Proxy Statement

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business and public company board experience for at least the past five years, and the experiences, qualifications, attributes, or skills that led the Governance Committee and the Board to determine that the person was supportive to the oversight and execution of the Company’s near- and long-term strategy and therefore should serve as a director for the Company.
The eleven nominees for election at the Annual Meeting are:
CenterPoint Energy, Inc. 2025 Proxy Statement	9

Wendy Montoya Cloonan Managing Partner at Cantu Harden Montoya LLP
Age: 45 Independent Director Since 2021 Committees: • Governance (Chair) • Human Capital and Compensation
Key Qualifications and Skills Leading to Board Nomination
•
Government, Legal, and Regulatory—As a public law attorney and a Commissioner of the Port Authority of Houston, Ms. Cloonan brings beneficial experience addressing the relationship among national, state, and local governments and businesses and individuals in our service territory. This experience helps the Board oversee and support the relationship between the Company and its various regulators as the Company continues to execute on its ten-year capital plan.

•
Community Involvement—As someone who has deep ties to the Houston community, Ms. Cloonan provides valuable insights regarding how the Company’s policies, and short- and long-term plans, impact our communities.

•
Risk Management—As a Commissioner of the Port Authority of Houston, the largest port in tonnage and busiest waterway in the nation, Ms. Cloonan sets policies and guides the port in a constantly evolving environment balancing leading-edge technologies, including billion-dollar improvements in productivity, reliability, and resiliency, with environmental compliance and community initiatives. In addition, Ms. Cloonan’s experience advising clients on capital projects within legal, compliance, and regulatory frameworks brings a critical perspective to the Board’s enterprise risk management oversight role.

Experience
•
Managing Partner (2025 – Present) and previously Houston Managing Partner (2023 – 2024) at Cantu Harden Montoya LLP, a public law and public finance firm

•
Founder and Sole Shareholder (Aug. 2019 – Dec. 2022) of The Law Office of Wendy Montoya Cloonan, PLLC, a public law and public finance firm based in Houston, Texas

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Senior Program Officer in Education, Assistant General Counsel and Director of Legal (Feb. 2015 – July 2019) at the Houston Endowment, Inc., a private foundation that partners with other organizations in the non-profit, public, and private sectors to improve quality of life for the residents of greater Houston

•
Public law and finance attorney at Hunton Andrews Kurth LLP (formerly Andrews Kurth LLP) (2013 – 2015), Schwartz, Page & Harding, L.L.P. (2011 – 2013) and Vinson & Elkins L.L.P. (2006 – 2011)

Other Boards (For Profit and Non-Profit Entities)
•
Commissioner—Port Authority of Houston and Chair Business Equity/Procurement Committee, Community Relations Committee, Governance Committee, Audit Committee, Compensation Committee, Dredge Task Force Committee (2019 – Present)

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Vice Chair (2024 – Present) and Board Member (2021 – Present)—Harris County Hospital District Foundation

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Secretary (2023 – Present) and Board Member (2021 – Present)—ALMAAHH—Advocates of a Latino Museum of Art & Architecture Houston/Harris County

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Board Member—Houston Parks Board (2023 – Present)

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Chair (2024 – Present) and Board Member (2023 – Present), Harris County One For All Foundation

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Chapter President-Elect (2023 – 2024) and Chapter President (2024 – Present)—Young Men’s (and Mothers) Service League

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Board Member—Kinder High School for the Performing & Visual Arts (2024 – Present)

Education and Credentials
•
B.A., Yale University

•
M.P.P., John F. Kennedy School of Government, Harvard University

•
J.D., with Honors, The University of Texas School of Law

•
National Association of Corporate Directors (NACD) Directorship Certified®

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Harvard Business School Corporate Director Certificate (Governance, Audit, Compensation)

•
Harvard Business School, Certificate in Financial Accounting

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering

•
Digital Directors Network, Certificate in Systemic Cyber Risk Governance for U.S. Public Company Corporate Directors

10	CenterPoint Energy, Inc. 2025 Proxy Statement

Barbara J. Duganier Former Managing Director and Global Chief Strategy Officer of the Outsourcing Business at Accenture plc
Age: 66 Independent Director Since Apr. 2024 Committees: • Audit (Chair) • Governance
Key Qualifications and Skills Leading to Board Nomination
•
Finance and Accounting—Ms. Duganier has extensive experience serving on public and private company audit committees, including as chair of audit committees as well as a “financial expert” pursuant to SEC rules. Further, Ms. Duganier has extensive experience advising public companies on financial and accounting matters. The Board finds this experience critical to the Board’s and Audit Committee’s oversight of the Company’s financial statements and filings with the SEC.

•
Strategic Planning—As a Managing Director at Accenture plc, a leading provider of strategy, consulting, technology, and operations services to companies in various industries, Ms. Duganier has extensive experience in strategic planning. Additionally, Ms. Duganier has served on both private and public company boards in a diversity of industries. This experience provides a unique perspective to the Board as it develops and oversees the Company’s short- and long-term strategic plans.

•
Cybersecurity and Physical Security—Ms. Duganier has extensive experience serving on public and private company board committees responsible for overseeing cybersecurity matters, including cybersecurity risks. Ms. Duganier therefore brings important experience to the Board’s and Audit Committee’s oversight of cybersecurity matters and their evolving risks.

Experience
•
Held various positions (2004 – 2013) of increasing responsibility as a Managing Director including the position of Global Chief Strategy Officer of the Outsourcing Business and Global Growth and Offering Development Lead of the Global Business Process Outsourcing Business at Accenture plc, a leading provider of strategy, consulting, technology, and operations services to various industries and sectors.

•
Independent Consultant, Finance Transformation Program (2002 – 2003) at Duke Energy North America, a subsidiary of Duke Energy, one of America’s largest energy holding companies that provides electric utility and natural gas services.

•
Held various positions (1979 – 2002) of increasing responsibility at Arthur Andersen LLP, an accounting firm that provided auditing, tax advising, consulting and other professional services to large public corporations, including as an equity Partner and as the Global Chief Financial Officer of Andersen Worldwide.

Other Boards (For Profit and Non-Profit Entities)
U.S. Public Company
•
Texas Pacific Land Corporation (2021 – Present)

•
MRC Global Inc. (2015 – 2024)

•
Noble Energy, Inc. (2018 – 2020)

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Buckeye Partners, L.P. (2013 – 2019)

•
HCC Insurance (2015 – 2015)

Other Public Company
•
Arcadis NV (EURONEXT) (2023 – Present)

Other
•
McDermott International (2020 – Present)

•
Pattern Energy (2021 – Present)

•
West Monroe Partners (2018 – 2021)

•
John Carroll University (2019 – Present)

•
National Association of Corporate Directors (NACD) Texas Tri-Cities Chapter (2015 – 2024)

Education and Credentials
•
B.B.A., John Carroll University

•
Licensed CPA—Texas

•
National Association of Corporate Directors (NACD) Directorship Certified®

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CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute

•
National Association of Corporate Directors (NACD)—Master Class on Cyber Risk Oversight

CenterPoint Energy, Inc. 2025 Proxy Statement	11

Laurie L. Fitch Senior Advisor at PJT Partners
Age: 55 Independent Director Nominee
Key Qualifications and Skills Leading to Board Nomination
•
Finance and Accounting—As an institutional equity investor and investment banker, Ms. Fitch has over 25 years of experience focusing on corporate finance, capital markets, debt and equity financing, and financial strategy. Additionally, Ms. Fitch serves as a director on the board of Man Group plc, an active investment management business, and has experience serving on public company and non-profit institution audit committees. The Board believes that this experience will be important to the Board’s oversight of the Company’s plans to make significant capital investments focused on additional system resiliency, reliability, and grid modernization, including the associated financing of such investments.

•
Utility Industry Experience—Ms. Fitch has vast experience advising companies in the utility industry on strategy, corporate finance, and transactions as an equity investor and investment banker. Further, Ms. Fitch previously served as a non-executive director on the board of EDP, SA, a global integrated utility company. Ms. Fitch’s utility industry experience will provide important insights to the Board as the Board oversees the Company’s continued execution of our ten-year capital plan.

•
Energy Transition—As a non-executive director on the board of EDP Renováveis, SA, a global renewable energy company that develops, constructs, and operates wind and solar power generation facilities, Ms. Fitch can provide important insights to the Board with respect to overseeing the risks and opportunities associated with transitioning to sources of energy with lower GHG emissions profiles. The Board believes this experience will be beneficial to the Company as the Board oversees the Company’s generation transition.

Experience
•
Senior Advisor (2024 – Present) and former Partner, Strategic Advisory (2016 – 2023) of PJT Partners, a global advisory-focused investment bank

•
Managing Director, Co-Head Global Industrials Group (2012 – 2016) of Morgan Stanley & Co, a global investment bank and financial services company

•
Senior Analyst and Partner, International Growth (2006 – 2011) of Artisan Partners LP, an asset management company

•
Managing Director and Director of International Research (2002 – 2006) of TIAA-CREF, an asset management company

•
Associate Analyst, Equity Research (1999 – 2002) of Schroder & Co./UBS, global financial services companies

•
VP, Middle East and Africa Division (1994 – 1999) of The Bank of New York, a global financial services company

Other Boards (For Profit and Non-Profit Entities)
Public Company
•
EDP Renováveis, SA (2024 – Present)

•
Man Group plc (2023 – Present)

•
EDP, SA (2018 – 2024)

•
Enquest plc (2018 – 2021)

Other
•
Trustee—The American University in Cairo (2019 – present)

•
Member—Tate Board of Trustees Audit Subcommittee (UK) (2015 – present)

Education and Credentials
•
M.A., Georgetown University

•
B.A., American University

12	CenterPoint Energy, Inc. 2025 Proxy Statement

Christopher H. Franklin Chairman, Chief Executive Officer and President of Essential Utilities
Age: 59 Independent Director Since 2022 Committees: • Safety and Operations (Chair) • Audit • Governance
Key Qualifications and Skills Leading to Board Nomination
•
Utility Industry Experience—As the Chief Executive Officer of a public utility company, Mr. Franklin provides key experience and understanding regarding the management of a public utility that provides the Board with valuable insight as the Board oversees the Company’s short- and long-term plans and oversees the Company’s regulatory and legislative priorities for the benefit of the Company’s stakeholders.

•
Technology and Customer Experience—As the Chief Executive Officer of a public utility company, Mr. Franklin provides valuable insight regarding the relationship between a public company and its customers, including as customers continue to seek additional technological resources to improve the customer experience. This insight is critical to the Board and the Company as it continuously seeks to improve its service for the benefit of its customers and communities served.

•
Operations and Safety Experience—As the Chief Executive Officer of a public utility, Mr. Franklin has extensive experience regarding the operations of a utility and managing the utility operations in a safe manner for the communities it operates in and its employees. This experience is critical to the Board as it oversees the Company’s operations, including the safe operation of its facilities for the benefit of the communities it serves and its employees.

Experience
•
Chairman, Chief Executive Officer and President (2015 – Present) of Essential Utilities, Inc., a public company providing regulated utilities, including water, wastewater and natural gas, to customers in 10 states; Has served in various roles of increasing responsibilities at Essential Utilities, Inc. (f.k.a. AquaAmerica, Inc.) since 1992

Other Boards (For Profit and Non-Profit Entities)
Public Company
•
Chairman, Essential Utilities, Inc. (2015 – Present)

•
ITC Holdings (2011 – 2016)

Other
•
University of Pennsylvania Board of Trustees (2015 – Present)

•
Franklin Institute of Philadelphia (2017 – Present)

•
Independence Blue Cross (2024 – Present)

Education and Credentials
•
B.S., West Chester University

•
M.B.A., Villanova University

CenterPoint Energy, Inc. 2025 Proxy Statement	13

Raquelle W. Lewis Southeast Texas Director of Communications & Public Information Offices for the Texas Department of Transportation
Age: 54 Independent Director Since 2021 Committees: • Audit • Human Capital and Compensation
Key Qualifications and Skills Leading to Board Nomination
•
Government, Legal, and Regulatory—Ms. Lewis provides valuable government relations experience, including navigating federal, state, and local regulations covering transportation projects. Ms. Lewis is able to use this experience to help the Board as it oversees the relationship of the Company with government entities and as it navigates various federal, state, and local regulations to complete infrastructures projects to better serve its stakeholders.

•
Technology and Customer Experience—As a Public Information Office leader at the Texas Department of Transportation (TxDOT), Ms. Lewis has extensive experience receiving and facilitating communications with community leaders, businesses, and individuals, which provides valuable insight to the Board as it oversees the Company’s outreach strategy for serving its communities and stakeholders to provide critical services.

•
Community Involvement—As a member of multiple non-profit boards and organizations in the Greater Houston area, Ms. Lewis maintains strong ties and engagement with the communities that we serve, which provides valuable insights regarding how the Company’s policies, and short- and long-term plans, impact our communities.

Experience
•
Held various positions (2008 – Present) of increasing responsibilities including the position of Southeast Texas Director of Communications & Public Information Offices (2017 – Present) of TxDOT, a state government organization that plans, constructs, operates, and maintains Texas’ integrated transportation system including highways and multimodal programs

•
Served as Special Advisor to TxDOT Executive Director and the Executive Administration (2015)

•
Held various positions (1998 – 2008) of increasing responsibilities including the position of Supervising Planner/Program Manager at Parsons Brinkerhoff, Inc., a multinational engineering and design firm that specializes in strategic consulting, planning, engineering, construction management, energy, infrastructure, and community planning

Other Boards (For Profit and Non-Profit Entities)
•
COMTO Houston (2024 – Present)

•
Success House A Road to Recovery, Inc. (2023 – Present)

•
South Main Alliance Advisory Council (2022 – Present)

Other Professional Experience and Community Involvement
•
National Association for the Advancement of Colored People (NAACP)—Houston Branch

•
WTS International

•
Leadership Women, Inc.

Education and Credentials
•
B.A., University of Texas at Austin

•
National Association of Corporate Directors (NACD)—Master Class on Cyber Risk Oversight

•
Certificate: Stanford Directors’ College—Stanford Law School

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute

14	CenterPoint Energy, Inc. 2025 Proxy Statement

Thaddeus J. Malik Principal at S2T Solutions and Attorney
Age: 58 Independent Director Since 2023 Committees: • Human Capital and Compensation • Governance • Safety and Operations
Key Qualifications and Skills Leading to Board Nomination
•
Public Company Governance Experience—Having previously served as General Counsel of a public company and through his practice advising public company clients, Mr. Malik is able to provide critical insight regarding good governance practices to strengthen the operation of the Board for the benefit of the Company’s stakeholders.

•
Cybersecurity and Physical Security—As part of his private legal practice, as well as serving as the chair of the board committee responsible for overseeing cybersecurity matters for a health insurer serving more than 22 million customers and with a workforce of close to 30,000, Mr. Malik brings valuable experience to the Board’s oversight of cybersecurity matters and their evolving risks.

•
Strategic Planning—As the former chair the Mergers and Acquisitions Practice Group and a member of the Policy Committee for a global law firm, as well as chairing the Strategy and Risk Committee for the largest customer-owned health insurer in the U.S. with more than $55 billion in revenue, Mr. Malik has extensive experience overseeing strategic planning and transactions, which experience he brings to the Board as the Company continues to develop and execute its strategic plan, including overseeing complex strategic transactions as the Company continues to focus on its core utility business.

Experience
•
Principal (2022 – Present) at S2T Solutions, LLC, a transactional advisory services company

•
Partner (2010 – 2022) at Paul Hastings, LLP, a global law firm

•
Partner (2002 – 2010) at Jenner & Block, LLP, an international law firm

•
Vice President and General Counsel (2000 – 2002) at Lante Corporation, a former publicly traded technology consulting company

Other Boards (For Profit and Non-Profit Entities)
•
Health Care Service Corporation (2019 – Present)

•
President (2022 – 2024) and Board member (2009 – Present) of The First Tee of Greater Chicago

•
Illinois PGA Foundation (2005 – Present)

•
President (2024 – Present) and Board member (2014 – 2020; 2023 – Present) of The TimeLine Theater Company

Education and Credentials
•
B.A., With Distinction, Northwestern University

•
J.D., Cum Laude, Harvard Law School

•
CERT Certificate: Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute

•
Certificate: Corporate Director, Harvard Business School

•
National Association of Corporate Directors (NACD) Directorship Certified®

CenterPoint Energy, Inc. 2025 Proxy Statement	15

Manuel B. Miranda Former Executive Vice President, Power Delivery of Florida Power & Light Company
Age: 64 Independent Director Nominee
Key Qualifications and Skills Leading to Board Nomination
•
Operations and Safety Experience—As the former Executive Vice President, Power and Delivery at Florida Power & Light Company, Mr. Miranda was responsible for the operations of the business’ transmission, substation, and distribution facilities, including with respect to reliability, customer service, and safety. This experience will be critical to the Board as it oversees the Company’s operations and plans to significantly strengthen resiliency, reliability, and safety pursuant to its ten-year capital plan.

•
Utility Industry Experience—Mr. Miranda’s more than 40 years of experience in the utility industry, including his role in changing the industry’s approach to hurricane resiliency, introducing the concept of grid hardening, and leading restoration efforts for nearly 50 tropical storms and hurricanes, will provide the Board with critical insight as the it oversees the Company’s short- and long-term plans, including with respect to the continued implementation of our GHRI and SRP.

•
Human Capital Management—Through his service as the former Executive Vice President, Power and Delivery at Florida Power & Light Company, Mr. Miranda led a workforce of over 6,000 employees and contractors and maintained a strong focus on employee engagement and safety, as well as creating a positive work culture. The Board believes that this experience will be valuable in helping the Board to oversee the Company’s workforce development and strategies.

Experience
•
Held various positions (1982 – 2024) of increasing responsibilities including the positions of Executive Vice President, Power Delivery (2013 – 2024), President, Florida City Gas (2022 – 2023), Vice President of Transmission & Substation (2010 – 2013), and Vice President of Distribution System Performance (2006 – 2010) of Florida Power & Light Co., the largest power utility in Florida and a subsidiary of NextEra Energy, Inc., the largest electric utility company in the United States

Other Boards (For Profit and Non-Profit Entities)
•
Ubicquia, Inc. (2024 – Present)

•
University of Miami College of Engineering Advisory Board (2012 – Present)

•
Florida Electric Power Coordinating Group (2021 – 2023)

•
Florida Reliability Coordinating Council (2019 – 2023)

•
Southeastern Electric Exchange (2016 – 2023)

•
Association of Edison Illuminating Companies (2022 – 2023)

•
Southeastern Electric Reliability Council (2019 – 2022)

Education and Credentials
•
M.B.A., Nova Southeastern University

•
B.S., University of Miami

16	CenterPoint Energy, Inc. 2025 Proxy Statement

Theodore F. Pound Private Investor and Attorney
Age: 70 Independent Director Since 2015 Committees: • Human Capital and Compensation (Chair) • Governance
Key Qualifications and Skills Leading to Board Nomination
•
Public Company Governance Experience—As a former General Counsel at a public company and given his tenure on the Company’s Board, Mr. Pound provides valuable insights on good governance practices of public company boards as well as guidance regarding Company-specific practices to the newer members of the Company’s Board that support the efficiency of the operation of the Board to better serve its stakeholders.

•
Human Capital Management—Mr. Pound provides valuable insights as a result of his experience as a General Counsel reviewing various executive compensation designs and programs.

•
Finance and Accounting—As a former General Counsel of a public company, Mr. Pound has extensive experience with preparing and reviewing filings with the SEC, including financial results. Mr. Pound provides valuable insights with reviewing the Company’s public filings, including its financial results.

Experience
•
Private Investor and Attorney (2016 – Present)

•
Vice President, General Counsel and Corporate Secretary (2013 – 2016) at Select Energy Services, LLC, a private company providing water solutions and well-site services to energy producers

•
Vice President, General Counsel and Secretary (2004 – 2011) at Allis-Chalmers Energy, Inc., a publicly traded oilfield services company

Education and Credentials
•
B.A., The University of Texas at Austin

•
J.D., University of Houston

CenterPoint Energy, Inc. 2025 Proxy Statement	17

Dean L. Seavers Senior Advisor at Stifel Financial Corp.
Age: 64 Independent Director Since 2024 Committees: • Governance • Safety and Operations
Key Qualifications and Skills Leading to Board Nomination
•
Utility Industry Experience—Mr. Seavers’s extensive utility industry experience provides critical insights to the Board as the Board oversees and develops the Company’s short- and long-term strategies to effectively serve the Company’s customers and other stakeholders.

•
Operations and Safety Experience—Mr. Seavers previously served as President of National Grid U.S., where he oversaw the day-to-day operations of the business, including its safety and customer satisfaction programs. This experience is important to the Board as it oversees the Company’s operations, including the safe and reliable operation of its facilities for the benefit of the communities it serves and its employees.

•
Public Company Governance—As a current and former member of the boards of directors of various other public companies, Mr. Seavers provides valuable insights regarding good governance and efficient board management practices, which are critical to the functioning of our Board for the benefit of our stakeholders.

Experience
•
Senior Advisor (2020 – Present) of Stifel Financial Corp., a full-service financial services firm

•
President (2014 – 2019) of National Grid U.S., a U.S. supplier of consumer energy, as well as Executive Director (2014 – 2019) of National Grid plc, a publicly traded multinational electricity and gas utility company

•
Chief Executive Officer and President (2012 – 2014) of Red Hawk Fire & Security, a provider of life safety and security solutions

•
President of Global Services (2010 – 2011) of the Fire & Security business of United Technologies Corporation, an aerospace and defense company

•
President and Chief Executive Officer (2007 – 2010) of GE Security, a former business unit of General Electric Co. that provided security and life safety solutions

Other Boards (For Profit and Non-Profit Entities)
Public Company
•
Albemarle Corp. (2019 – Present)

•
Ametek Inc. (2022 – Present)

•
Vine Hill Capital Investment Corp. (2024 – Present)

•
PG&E Corp. (2020 – 2022)

•
National Grid plc (2015 – 2020)

Other
•
Asplundh Board of Directors (2022 – Present)

•
Sciens Building Solutions Board of Directors (2021 – Present)

Education and Credentials
•
B.A., Kent State University

•
M.B.A., Stanford University

18	CenterPoint Energy, Inc. 2025 Proxy Statement

Phillip R. Smith Independent Chair of the Board and Chief Financial Officer of Marathon-Sparta Holdings, Inc.
Age: 73 Independent Director Since 2014 Committees: • None
Key Qualifications and Skills Leading to Board Nomination
•
Finance and Accounting—Mr. Smith has over 25 years of experience with preparing, reviewing, and auditing public company financial statements and is a licensed CPA. The Board finds this experience critical to the Board’s oversight of the Company’s financial statements and filings with the SEC.

•
Cybersecurity and Physical Security—As part of Mr. Smith’s auditing experience and as part of maintaining his CPA license, he has received significant training regarding cybersecurity, including risk oversight, that he uses to provide insight regarding the Company’s ongoing cybersecurity program.

•
Energy Transition—As the Company continues its generation transition plan, Mr. Smith provides valuable insight to the Company from his prior leadership at a wind and solar renewable project developer regarding the risks and opportunities associated with the development of renewable generation.

Experience
•
Chief Financial Officer (2023 – Present) and previously President and Chief Executive Officer (2019 – 2022) of Marathon-Sparta Holdings, Inc., a private company involved in non-healthcare related employee benefits programs and affiliated through common ownership with Torch Energy Advisor Inc.

•
President and Chief Executive Officer (2013 – 2019) of Torch Energy Advisor Inc., a private energy company with interests in oil, gas and renewable energy, including the development of wind and solar renewable projects

•
Partner (2002 – 2012) at KMPG LLP, a global network of professional firms providing audit, tax and advisory services

Other Boards (For Profit and Non-Profit Entities)
•
Health Care Service Corporation (2021 – 2024)

•
Oilstone Energy Services, Inc. (2014 – 2016)

Education and Credentials
•
B.A., Baylor University

•
M.B.A., Baylor University

•
Licensed CPA—Texas

CenterPoint Energy, Inc. 2025 Proxy Statement	19

Jason P. Wells President and Chief Executive Officer of CenterPoint Energy, Inc.
Age: 47 Non-Independent Director Since Jan. 2024 Committees: • None
Key Qualifications and Skills Leading to Board Nomination
•
Current CEO of a Public Company—As the President and Chief Executive Officer of the Company, Mr. Wells provides valuable insight and communications to the Board regarding the management team’s execution of the Company short- and long-term plans and the operations of the Company.

•
Utility Industry Experience—Mr. Wells has over 10 years of experience as a senior officer of public utility companies, which provides the Board with valuable insight regarding the current state of the industry and expectations going forward, which is critical for the Board when developing and overseeing the Company’s short- and long-term strategic plans.

•
Operations and Safety Experience—Mr. Wells previously served as President and Chief Operating Officer of the Company, where he oversaw the day-to-day operations of the business, including its safety program. This experience supports the Board as it oversees and develops short- and long-term business strategies and oversees the Company’s safety program.

Experience
•
President and Chief Executive Officer (2024 – Present) of CenterPoint Energy, Inc.

•
President and Chief Operating Officer (2023 – 2024) of CenterPoint Energy, Inc.

•
President, Chief Operating Officer and Chief Financial Officer (2023) of CenterPoint Energy, Inc.

•
Executive Vice President and Chief Financial Officer (2020 – 2022) of CenterPoint Energy, Inc.

•
Executive Vice President and Chief Financial Officer (2019 – 2020) of PG&E Corporation, a publicly traded electric utility holding company serving approximately 16 million customers through its subsidiary Pacific Gas and Electric Company. PG&E Corporation filed Chapter 11 bankruptcy on January 29, 2019 and successfully emerged from bankruptcy on July 1, 2020

•
Senior Vice President and Chief Financial Officer (2016 – 2019) at PG&E Corporation

•
Vice President, Business Finance (2013 – 2016) at Pacific Gas and Electric Company

Other Boards (For Profit and Non-Profit Entities)
•
M.D. Anderson Cancer Center, Board of Visitors (2022 – Present)

•
Kinder Rice Institute for Urban Development Advisory Board (2021 – Present)

•
Central Houston, Inc. (2022 – Present)

•
Executive Committee and Board, Greater Houston Partnership (2023 – Present)

•
Bauer College Board of the C.T. Bauer College of Business at the University of Houston (2022 – 2024)

Education and Credentials
•
B.A., University of Florida

•
M.A., University of Florida

•
Licensed CPA (inactive)

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.
20	CenterPoint Energy, Inc. 2025 Proxy Statement

Director Nomination Process
In assessing the qualifications of candidates for nomination as a director, in addition to qualifications set forth in our Fourth Amended and Restated Bylaws, adopted effective February 16, 2024 (the Bylaws), the Governance Committee and the Board consider the following:

•
The nominee’s personal and professional integrity, sound judgment, experience, and skills;

•
The nominee’s ability and willingness to devote the time and effort necessary to be an effective board member;

•
The nominee’s commitment to act in the best interests of CenterPoint Energy and its shareholders;

•
The requirements under the listing standards of the New York Stock Exchange (NYSE) for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations; and

•
The Board’s desire that the directors possess a broad range of business experience, diversity of perspective, professional skills, geographic representation, and other qualities it considers important in light of our business plan.

At least annually, the Governance Committee reviews the overall composition of the Board, including the skills represented by incumbent directors, and the need for Board refreshment or expansion. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that (i) can effectively work together using its range of experience, skills, perspectives, and backgrounds to see that the Company is well-managed with a focus on achieving the Company’s near- and long-term business strategy and (ii) represents the interests of the Company and its shareholders.
In seeking new director candidates, the Governance Committee and the Board consider the skills, expertise, and qualities that will be required to effectively oversee management of the business and affairs of the Company. The Governance Committee and the Board also consider the diversity of the Board in terms of the perspectives, business experience, professional skills, geographic representation, and other qualities the Board considers important in light of the Company’s business plan. The Board believes that such a diverse membership enhances the Board’s deliberations and promotes inclusiveness. The Governance Committee is committed to continuing to seek out Board candidates who possess skills, experience, and qualities that will help advance the near- and long-term strategic goals of the Company.
Director Nominations
Suggestions for potential nominees for director can come to the Governance Committee from a number of sources, including incumbent directors, officers, executive search firms, and others. If an executive search firm is engaged for this purpose, the Governance Committee has sole authority with respect to the engagement. The Governance Committee will consider recommendations of potential director candidates from shareholders based on the same criteria as a candidate identified by the Governance Committee. The extent to which the Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Governance Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Governance Committee’s discretion. The Governance Committee and the Board evaluate the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members, the benefit that results from increasing insight and experience developed over a period of time, and the skills needed to achieve the Company’s near- and long-term business strategy.
In connection with the Board’s ongoing refreshment process, Ms. Fitch, Mr. Miranda, and Mr. Seavers were each identified and vetted as a potential director candidate by a third-party executive search firm retained by the Governance Committee for the purpose of identifying potential director candidates. In 2024, the Governance Committee evaluated Mr. Seavers and recommended Mr. Seavers’s appointment to the Board. The Board appointed Mr. Seavers to the Board effective December 31, 2024. Additionally, in 2025, the Governance Committee evaluated Ms. Fitch and Mr. Miranda, among other candidates, and recommended that Ms. Fitch and Mr. Miranda be nominated to the Board. The Board approved the nominations of Ms. Fitch and Mr. Miranda.
Bylaw Requirements for Director Nominations
Our Bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to our Corporate Secretary, which must be received at our principal executive offices no earlier than the close of business on October 18, 2025, and not later than the close of business on January 16, 2026, for the 2026 annual meeting. However, if the 2026 annual meeting is held before March 17, 2026 or after June 15, 2026, such written notice must be received by our Corporate Secretary at our principal executive office no earlier than the close of business on the 180th day prior to such annual meeting and not later than the last to
CenterPoint Energy, Inc. 2025 Proxy Statement	21

occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which the Company first makes public announcement of the date of such meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws. Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rules under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the Exchange Act), under the advance notice requirements of our Bylaws must also comply with the additional content requirements of Rule 14a-19. You may obtain a copy of our Bylaws describing the requirements for the nomination of director candidates by shareholders on our website at https://investors.centerpointenergy.com/governance.
Proxy Access Requirements for Director Nominations
Our Bylaws also allow eligible shareholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our Bylaws, which permits a nominating group of up to 20 shareholders owning three percent or more of our common stock continuously for at least three years to nominate director candidates constituting up to the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of our Board or (ii) two, provided that the shareholder (or group) and each nominee satisfy the requirements specified in our Bylaws. An eligible shareholder wishing to nominate a candidate for election to the Board at the 2026 annual meeting of our shareholders in accordance with the “proxy access” provisions in our Bylaws must deliver such notice to, and such notice must be received by, our Corporate Secretary at our principal executive office no earlier than November 17, 2025 and not later than December 17, 2025. However, if the 2026 annual meeting is held before March 17, 2026 or after June 15, 2026, such written notice must be received by our Corporate Secretary not earlier than 150 days prior to such annual meeting and not later than the last to occur of the close of business on (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which we first make public announcement of the date of such meeting. Any such notice and accompanying nomination materials must meet the requirements set forth in our Bylaws, which are publicly available at https://investors.centerpointenergy.com/governance.
Waiver of Mandatory Retirement Age
The Board believes it is important to balance refreshment with the need to retain directors who have developed, over a period of time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our shareholders. Since 2020, there have been 12 new directors appointed to the Board, and the Board’s aggregate average tenure is approximately three years, well below the average tenure of approximately eight years for S&P 500 companies.
Mr. Phillip R. Smith, an independent director and the Independent Chair of the Board, turned 73 years old in December 2024. Under the Company’s Bylaws, there is a mandatory retirement age policy for non-employee directors that provides that no person shall serve as a director subsequent to the annual meeting of shareholders occurring during the year of such person’s 73rd birthday unless the Board waives the mandatory retirement age based on its determination that the director has special skills, experiences, or distinction having value to the Company that is not readily available or transferable.
After appropriate consideration and discussion, and upon the recommendation of the disinterested members of the Governance Committee, the disinterested members of our Board determined in 2024 that it is in the best interest of the Company and its shareholders to waive the mandatory retirement age for Mr. Phillip R. Smith for a period of two years.
In support of this waiver, the Board carefully considered the following: Mr. Smith’s extensive knowledge of the Company, particularly considering the Board’s ongoing refreshment and average director tenure of approximately four years at the time of such consideration; his ability to support the recent Chief Executive Officer transition; his leadership as the former Chair of the Audit Committee of the Board and commitment to supporting his successor in the role to promote a smooth transition for the Audit Committee.
Annual Board Assessment and Director Evaluation
The Governance Committee annually recommends, and the Board annually performs, an assessment of the Board’s performance and effectiveness, as well as an assessment of the Board’s four standing committees. The purpose of the assessment is to track progress from year to year and to identify ways to enhance the Board’s and its committees’ effectiveness. Further, the Board, as part of its assessment, evaluates management’s preparation for Board and committee meetings and the content presented at such meetings. As part of the assessment in most years, each director completes a written questionnaire developed by the Governance Committee to provide feedback on the effectiveness of the Board and its committees, and each director completes an individual evaluation for each of the other directors. The collective ratings and comments of the directors are then compiled and presented by the Independent Chair of the Board, or by the Chair of the Governance Committee, with respect to the Independent Chair of the Board’s evaluation, to the Governance Committee and the full Board for discussion and action in connection with the director nomination process. Each individual director is also provided with any detailed individual feedback. In 2024, the Governance Committee recommended, and the Board retained, a third-party facilitator to conduct the assessment of the Board, its standing committees, and individual directors.
22	CenterPoint Energy, Inc. 2025 Proxy Statement

Director Independence
Under the NYSE listing standards and our Corporate Governance Guidelines, a majority of our directors must meet the NYSE criteria for independence. The NYSE listing standards relating to general independence require an affirmative determination by the Board that the director has no material relationship with the listed company and contain a listing of several specific relationships that preclude independence. The Board determined that Messrs. Cummings*, Franklin, Malik, Miranda, Nesbitt**, Pound, Raven*, Seavers, Smith, and Smitherman*** and Mses. Cloonan, Duganier, Fitch, and Lewis are independent within the meaning of the listing standards for general independence of the NYSE.
The Board has also adopted categorical standards to assist in making determinations of independence. The categorical standards cover two types of relationships. The first type involves relationships of the kind addressed in either:
•
the rules of the SEC requiring proxy statement disclosure of certain relationships and transactions; or

•
the NYSE listing standards specifying relationships that preclude a determination of independence.

For those relationships, the categorical standards are met if the relationship neither requires certain disclosure nor precludes a determination of independence under either set of rules.
The second type of relationship is one involving charitable contributions by CenterPoint Energy to an organization in which a director is an executive officer. In that situation, the categorical standards are met if the contributions do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.
In making its subjective determination regarding the independence of Messrs. Cummings*, Franklin, Malik, Miranda, Nesbitt**, Pound, Raven*, Seavers, Smith, and Smitherman*** and Mses. Cloonan, Duganier, Fitch, and Lewis, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they related to the Company and Company management, including the previous consulting relationship between a consulting firm owned by Mr. Miranda and CenterPoint Energy Houston Electric, LLC, a subsidiary of the Company. The Board considered the transactions in the context of the NYSE’s objective listing standards and the categorical standards noted above.
We have a standing Audit Committee, Human Capital and Compensation Committee, Governance Committee, and Safety and Operations Committee. The Board has determined that all committee members are independent within the meaning of the NYSE listing standards and categorical standards noted above. The Board has additionally determined that each member of the Audit Committee and each member of the Human Capital and Compensation Committee also satisfies the heightened independence standards established by applicable SEC rules and NYSE listing standards regarding independence of audit committee members and compensation committee members.
Insider Trading Policy
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, we have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and employees, as well as by the Company itself. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our annual report on Form 10-K for the year ended December 31, 2024.
Code of Ethics and Ethics and Compliance Code
We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which group consists of our Chief Financial Officer, Chief Accounting Officer, Treasurer, Controller, and other senior financial officers. We will post information regarding any amendments to, or waivers of, the provisions of this code applicable to these officers at the website location referred to below under “Website Availability of Documents.”
We also have an Ethics and Compliance Code applicable to all directors, officers, and employees. This code addresses, among other things, issues required to be addressed by a code of business conduct and ethics under NYSE listing standards. Any waivers of this code for executive officers or directors may be made only by the Board or a committee of the Board and must be promptly disclosed to shareholders. In 2024, no waivers of our Code of Ethics or our Ethics and Compliance Code were granted to executive officers or directors.
*
Messrs. Cummings and Raven will not stand for re-election as directors on the Board, and their current terms will expire at the Annual Meeting.

**
Mr. Nesbitt served on the Board until the 2024 annual meeting of shareholders (2024 Annual Meeting).

***
Mr. Smitherman served on the Board until December 31, 2024.

CenterPoint Energy, Inc. 2025 Proxy Statement	23

Conflicts of Interest and Related-Party Transactions
The Governance Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors, or other “related persons” under the applicable disclosure rules of the SEC.
Our Ethics and Compliance Code provides that all employees must avoid even the appearance of a conflict of interest, and our Code of Ethics for our Chief Executive Officer and Senior Financial Officers similarly obligates the employees covered by that Code of Ethics (our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Controller, and other senior financial officers) to avoid taking actions that would create actual or apparent conflicts of interest. Employees are advised to seek guidance or prior written approval from the Company to help avoid certain conflicts of interest, and to contact the Ethics & Compliance Department for assistance in resolving potential or actual conflict of interests.
We have a written policy regarding related-party transactions. Pursuant to our Corporate Governance Guidelines, the Governance Committee Charter, and our Related-Party Transaction Approval Policy, the Board has delegated to the Governance Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving executive officers or directors of the Company or other related persons under the applicable rules of the SEC. The Company’s Corporate Governance Guidelines require that (i) each director shall promptly disclose to the Chair of the Board and the Chair of the Governance Committee any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters and (ii) the Chair of the Governance Committee shall promptly advise the other members of the Governance Committee of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.
The Office of the Corporate Secretary periodically gathers information from directors and executive officers regarding matters involving potential conflicts of interest or related-party transactions and provides that information to the Governance Committee for review. Directors and executive officers are also required to inform the Company immediately of any changes in the information provided concerning related-party transactions in which the director or executive officer or other related person was, or is proposed to be, a participant. In accordance with our Related-Party Transaction Approval Policy, the standard applied in approving the transaction is whether the transaction is in the best interests of the Company and its shareholders.
There were no related-party transactions in 2024 that were required to be reported pursuant to the applicable disclosure rules of the SEC.
Majority Voting in Director Elections
Our Bylaws include a majority voting standard in uncontested director elections under which directors are elected by a majority of the votes cast by the shareholders entitled to vote in the election of directors at a shareholder meeting at which a quorum is present. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. This standard applies to the election of directors at this meeting. In contested elections, our Bylaws include a plurality voting standard under which directors are elected by a plurality of votes cast by the shareholders entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.
Our Corporate Governance Guidelines include director nominee resignation procedures. In brief, these procedures provide that:

•
As a condition to being nominated to continue to serve as a director, each incumbent director nominee must submit an irrevocable resignation to the Board that would become effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next annual meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

• As a condition to being nominated, each director nominee who is not an incumbent director must agree to submit an irrevocable resignation upon election or appointment as a director;
• Upon the failure of any director nominee to receive the required vote, the Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation;

•
The Board must take action with respect to the resignation and publicly disclose its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

•
The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our Bylaws and our Corporate Governance Guidelines can be found on our website at https://investors.centerpointenergy.com/governance.
24	CenterPoint Energy, Inc. 2025 Proxy Statement

Board Leadership
Separation of Chair of the Board and Chief Executive Officer Roles
The Board believes that it is in the best interests of the Company and its shareholders for the Board to have the flexibility to make the determination from time to time as to whether the role of Chair of the Board and Chief Executive Officer should be separate or combined. The offices of Chair of the Board and Chief Executive Officer are currently separate. The Board believes that the separation of the two roles continues to provide, at present, the best balance of these important responsibilities with the Chair of the Board directing Board operations, and the Chief Executive Officer focusing on developing and implementing the Company’s Board-approved strategic vision and managing its day-to-day business. The Board will continue to periodically evaluate the appropriateness of this leadership structure to help ensure our leadership structure continues to be in the best interests of the Company and its shareholders.
Independent Chair Governance Structure
The Independent Chair is designated by the independent members of the Board. In addition to other roles that may arise from time to time, the Independent Chair has, among others, the following duties and responsibilities:
•
preside at all meetings of the Board, including executive sessions of the independent directors;

•
preside at annual and special meetings of shareholders;

•
in consultation with the Chief Executive Officer, develop and communicate the agenda for and schedule meetings of the Board;

•
serve as a liaison between the Chief Executive Officer and the independent directors;

•
call meetings of the directors;

•
establish parameters for the quality, amount, and timeliness of the information flow to the Board;

•
work to ensure that the Board is provided with adequate time for effective study and preparation prior to any discussion of business under consideration by the Board;

•
set and monitor the ethical tone of the Board, monitor how the Board functions, and seek to ensure that the directors work together effectively; and

•
monitor performance of the Chief Executive Officer and provide input to the Human Capital and Compensation Committee concerning the compensation arrangements for the Chief Executive Office.

As part of the Board’s annual consideration of the slate of nominees for election to the Board, the Board evaluates whether a change in the non-management director serving as Independent Chair of the Board is advisable. Effective February 2024, the Board appointed Phillip R. Smith as the new Independent Chair of the Board. In support of this transition, the Board considered, among other things: Mr. Smith’s extensive knowledge of the Company, particularly considering the Board’s ongoing refreshment and average director tenure of approximately four years at the time of such consideration; his ability to support the recent Chief Executive Officer transition; his leadership as the former Chair of the Audit Committee of the Board and commitment to supporting his successor in the role to promote a smooth transition for the Audit Committee; and his skills and availability to continue to serve the Company in executing its strategy.
The Board’s Role in Risk Oversight
CenterPoint Energy is a public utility holding company that, through its subsidiaries, owns and operates electric transmission, distribution, and generation facilities and natural gas distribution systems. Risks are inherent in these businesses and investments, including, among other risks, regulatory and compliance risks, safety and operational risks, financial risks, environmental and climate risks, and cybersecurity risks. The Board has responsibility for, and is actively involved in, the oversight of risks that could impact the Company. Accordingly, a new standing committee of the Board, the Safety and Operations Committee, was formed in April 2024 and provides oversight of, among other things, the Company’s safety risk management processes, as well as the Company’s utility operations risk management processes and emergency preparedness and response practices. Our Corporate Governance Guidelines specify that the Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.
Management is responsible for developing and implementing the Company’s program of enterprise risk management. The Company’s enterprise risk management function further supports executive management’s, operational management’s, and functional management’s execution of the Company’s strategic business objectives by conducting ongoing risk assessments and assisting with risk mitigation planning.
CenterPoint Energy, Inc. 2025 Proxy Statement	25

Throughout the year, the Board reviews with management the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. Board reviews include the following areas, among others:
Safety	Regulatory and legislative developments
Business strategy and policy, including industry and economic developments	Cybersecurity, data privacy, and artificial intelligence
Operations and system integrity	Human capital management
Litigation and other legal matters	Financial risk and annual budget, including capital investment plan
Supply chain	Net zero and greenhouse gas emissions reduction goals and generation transition
To help the Board carry out its responsibility for risk oversight, the Board’s standing committees focus on the following specific key areas of risk:
Committee	Risk Oversight Responsibilities
Audit	Accounting and financial matters, including compliance with legal and regulatory requirements, financial reporting and internal controls systems, review of the Company’s enterprise risk management process, review of major financial risk exposures and significant risks relating to artificial intelligence, and cybersecurity matters
Human Capital and Compensation	Compensation policies and practices, human capital management, and succession planning, including in the event of an emergency or retirement of the Chief Executive Officer
Governance	Corporate governance, including Board structure, environmental matters, including those related to compliance with applicable regulations, climate change and significant environmental hazards, and sustainability, including the Company’s programs, practices, initiatives, and reporting relating to such matters, such as our net zero and greenhouse gas emissions reduction goals
Safety and Operations	Safety matters, including risk management and any significant safety incidents or events, as well as our utility operations, including risk management, emergency preparedness and response, compliance with regulations and standards, and significant inquiries and major inspections by regulatory agencies and oversight groups
The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing the Company’s compensation program, the Human Capital and Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.
Executive Succession Planning and Leadership Development
The Human Capital and Compensation Committee, along with the full Board led by the Independent Chair, oversee management succession planning and talent development with continued focus on designing a succession planning program to support the execution of the Company’s long-term growth strategy.
In response to shareholder feedback and for the implementation of good governance practices, the Human Capital and Compensation Committee and the Board have been regularly and actively engaged in robust succession planning. As part of its succession planning strategy, the Board and the Human Capital and Compensation Committee regularly discuss with the Chief Executive Officer and the Chief Human Resources Officer the Company’s existing leadership and the Company’s process for identifying and developing potential internal candidates as successors to current leadership. During 2024, the Board discussed succession planning at the majority of its regularly scheduled Board meetings. The Human Capital and Compensation Committee and the Board particularly emphasize the importance of developing a deep leadership pipeline that also prioritizes the objective that leadership be representative of the communities in which the Company operates. Further, the Board interacts with potential future leaders of the Company through formal presentations at Board meetings and informal events. As part of its robust succession planning, the Board utilizes third-party advisors in addition to internal pipelines and resources.
The Human Capital and Compensation Committee and the Board’s succession planning has resulted in refreshment of the senior management team, including the streamlined organizational leadership structure announced in January 2023, the appointment of Jason P. Wells as President and Chief Executive Officer, effective January 5, 2024, the recent creation of Senior
26	CenterPoint Energy, Inc. 2025 Proxy Statement

Vice President roles to support the Company’s long-term strategic plan, and the appointment of a new Chief Human Resources Officer, effective January 1, 2025, following the retirement of Lynne Harkel-Rumford from her position as Executive Vice President and Chief Human Resources Officer.
Director Attendance
Last year, the Board met 13 times, and the standing committees met a total of 26 times. Each incumbent director attended more than 75% of the meetings of the Board and each of the committees on which he or she served during 2024.
Directors are expected to attend annual meetings of shareholders. All then-current directors who were standing for reelection and director nominees attended the 2024 Annual Meeting.
Board Organization and Committees
The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. The Governance Committee annually reviews and makes recommendations to the Board regarding the membership of each standing committee, including committee chairs, and upon consideration of such recommendations, the Board elects the members of each standing committee. Messrs. Wells and Smith do not currently serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this Proxy Statement, as well as the number of meetings each committee held during 2024. Committee membership reflecting the addition of the two new director nominees, Ms. Fitch and Mr. Miranda, if they are elected by our shareholders, will be published on our website soon after the Annual Meeting.
Director	Audit Committee	Human Capital and Compensation Committee	Governance Committee	Safety and Operations Committee
Wendy Montoya Cloonan		✓	Chair*
Earl M. Cummings	✓			✓
Barbara J. Duganier	Chair; Financial Expert**		✓
Christopher H. Franklin	✓		✓	Chair*
Raquelle W. Lewis	✓	✓
Thaddeus J. Malik		✓	✓	✓
Theodore F. Pound		Chair	✓
Ricky A. Raven	✓			✓
Dean L. Seavers***			✓	✓
Number of Meetings Held in 2024	8	4	11	3

 *
Effective March 1, 2024, Ms. Cloonan was appointed to serve as the Chair of the Governance Committee. Mr. Cummings served as Chair of the Governance Committee from Sept. 2021 to March 1, 2024.

**
Effective as of April 26, 2024, Ms. Duganier was appointed to serve as Chair of the Audit Committee. Mr. Smith served as Chair of the Audit Committee from April 24, 2014 to April 26, 2024.

***
Mr. Seavers was appointed to the Board of Directors on December 31, 2024.

CenterPoint Energy, Inc. 2025 Proxy Statement	27

Audit Committee
The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:
•
the integrity of our financial statements;

•
the qualifications, independence and performance of our independent registered public accounting firm;

•
the performance of our internal audit function;

•
compliance with legal and regulatory requirements;

•
our systems of disclosure controls and internal controls;

•
our enterprise risk management process as well as reviewing the Company’s major financial risk exposures and significant risks relating to compliance and artificial intelligence;

•
reviewing legislative and regulatory developments affecting sustainability disclosures within the financial reporting framework;

•
our cybersecurity program; and

•
political contributions made by the Company’s political action committees.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent registered public accounting firm and to approve all audit engagement fees and terms. Please refer to “Report of the Audit Committee” for further details.
The Board has determined that Ms. Duganier, the Chair of our Audit Committee, is an audit committee financial expert within the meaning of the regulations of the SEC.

Human Capital and Compensation Committee
The primary responsibilities of the Human Capital and Compensation Committee are to:
•
oversee compensation for our named executive officers and certain other officers, including salary and short-term and long-term incentive awards;

•
administer incentive compensation plans;

•
oversee the Company’s recovery and recoupment (clawback) policies;

•
evaluate our Chief Executive Officer’s performance;

•
review management succession planning and development, including planning in the event of an emergency or retirement of the Chief Executive Officer;

•
review and monitor the Company’s human capital management practices; and

•
select, retain, and oversee the work of a compensation consultant.

For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Human Capital and Compensation Committee and its report concerning the Compensation Discussion and Analysis, see “Compensation Discussion and Analysis” and “Report of the Human Capital and Compensation Committee,” respectively.

28	CenterPoint Energy, Inc. 2025 Proxy Statement

Governance Committee
The primary responsibilities of the Governance Committee are to:
•
identify, evaluate, and recommend, for the approval of the entire Board, potential nominees for election to the Board;

•
recommend membership on standing committees of the Board;

•
address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons”;

•
review the independence of each Board member and director nominee and make recommendations to the Board regarding director independence;

•
oversee annual evaluations of the Board and its standing committees, including individual director evaluations;

•
review, in coordination with other committees of the Board as necessary or appropriate, any shareholder proposals submitted for inclusion in our proxy statement and make recommendations to the Board regarding the Company’s response;

•
review and recommend fee levels and other elements of compensation for non-employee directors;

•
evaluate whether to accept a conditional resignation of an incumbent director who does not receive a majority vote in favor of election in an uncontested election;

•
review the Company’s programs, practices, initiatives, reporting, and strategies relating to environmental and sustainability matters, including matters related to climate change and significant environmental hazards; and

•
establish, periodically review, and recommend to the Board any changes to our Corporate Governance Guidelines.

For information concerning policies and procedures relating to the consideration and determination of compensation of our directors, including the role of the Governance Committee, see “Compensation of Directors.”

CenterPoint Energy, Inc. 2025 Proxy Statement	29

Safety and Operations Committee
The primary responsibilities of the Safety and Operations Committee are to:
•
review our overall safety performance, strategy, risks and processes;

•
•
review and monitor our emergency preparedness and response practices and performance;

•
oversee our utility operations;

•
oversee our compliance with laws, regulations and standards related to the Company’s facilities and operations;

•
review significant inquiries from and results of major inspections and evaluations by regulatory agencies and oversight groups;

•
review the physical security of Company facilities and periodically visit and observe key operating facilities;

•
review the Company’s customer service programs;

•
review the Company’s generation transition plans and progress related thereto; and

•
visit and observe key operating facilities and communicate with facility personnel.

Executive Sessions of the Board
Our Corporate Governance Guidelines provide that the members of the Board who are not officers of CenterPoint Energy will hold regular executive sessions without management participation. If at any time the non-management directors include one or more directors who do not meet the listing standards of the NYSE for general independence, the Board must hold an executive session at least once each year including only the non-management directors who are also independent. An executive session of independent directors is currently scheduled in conjunction with each regular meeting of the Board. Currently, the Independent Chair of the Board (Mr. Smith) presides at these sessions.
Shareholder Engagement
The Company believes that good governance practices include maintaining a consistent and transparent dialogue throughout the year with our shareholders and that understanding the perspectives and interests of our shareholders helps contribute to the Company’s long-term success. Each year, we engage in shareholder outreach through various engagement channels and solicit feedback on a number of topics. The Board and its committees, as appropriate, receive periodic reports regarding the feedback received as part of the Company’s engagement efforts. Based on the feedback received, the Board and its committees, as appropriate, review the Company’s policies and programs. The below chart outlines our annual engagement program and highlights recent shareholder engagement efforts.
30	CenterPoint Energy, Inc. 2025 Proxy Statement

CenterPoint Energy Annual Engagement Program

Engagement Objectives
•
Use multiple engagement channels throughout the year:

•
Conduct direct meetings with shareholders

•
Engage with proxy governance teams of institutional investors

•
Attend analyst conferences and road shows

•
Host investor days from time to time

•
Attend industry specific conferences

Company Participants
•
Team of individuals who may meet with shareholders, including representatives from:

•
Senior Leadership (executive officers and future leaders of the Company)

•
Investor Relations

•
Corporate Governance

•
Human Resources/Compensation

•
Board of Directors (including its standing committees)

Topics Discussed
•
In addition to any topics raised by a shareholder, we solicit feedback on a range of topics, including:

•
Executive compensation program and practices

•
Corporate governance matters, including succession planning and Board refreshment

•
Environmental matters, including our greenhouse gas emissions reduction disclosures and goals

Recent Shareholder Engagements

Engagement Objectives
•
As part of our annual meeting engagement process, we contacted shareholders representing 65% of our outstanding shares of common stock and engaged with shareholders representing approximately 29% of our outstanding shares in 2024

Company Participants
•
Shareholders met with key members of our executive leadership representing Human Resources, Investor Relations, and Corporate Governance

•
For our 2024 engagement, the Chair of the Human Capital and Compensation Committee was available upon the request of the shareholder. Only one shareholder requested a meeting with the Chair of the Human Capital and Compensation Committee, who met with that shareholder.

Topics Discussed
•
In addition to any topics raised by a shareholder, we solicited feedback on a range of topics, including:

•
Long-term strategic planning and risk evaluation;

•
CEO transition and management succession planning;

•
Executive compensation program;

•
Board succession planning; and

•
Our generation transition and net zero and greenhouse gas emissions reduction goals

Feedback Received

•
Shareholders were generally supportive of the Company’s executive compensation structure

•
At the 2024 Annual Meeting, approximately 93.4% of shareholders voted for the Company’s executive compensation

•
Shareholders were generally supportive of the Company’s sustainability efforts

•
Shareholders were pleased with the communication regarding the Company’s executive succession planning, noting that the Company’s organizational changes were effectively communicated through press releases

Communications with Directors
Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at 1111 Louisiana, Houston, TX 77002 or for deliveries by U.S. Postal Service, P.O. Box 4567, Houston, TX 77210-4567. Shareholders may also communicate with the entire Board or any individual director by submitting a written communication addressed to the “Board of Directors” or such individual director, as applicable, in care of our Corporate Secretary at the same address. Our Corporate Secretary will review communications directed to any of our directors and will forward all communications determined to bear substantively on the business, management, or governance of the Company to the addressee(s).
Website Availability of Documents
CenterPoint Energy’s Annual Report on Form 10-K, Corporate Governance Guidelines, the charters of the Audit Committee, Human Capital and Compensation Committee, Governance Committee, and the Safety and Operations Committee, the Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the Ethics and Compliance Code can be found on its website at https://investors.centerpointenergy.com/governance. Unless specifically stated herein, documents and information on CenterPoint Energy’s websites are not incorporated by reference in this Proxy Statement.
CenterPoint Energy, Inc. 2025 Proxy Statement	31

Compensation of Directors
The Governance Committee of the Board oversees fee levels and other elements of compensation for CenterPoint Energy’s non-employee directors. The Governance Committee evaluates on an annual basis the non-employee director compensation program with a view to approximate CenterPoint Energy’s peer group median and align non-employee director compensation with our shareholders’ interests. This evaluation considers the significant time expended and background, experience, and skill levels required to fulfill the duties of a non-employee director. The Governance Committee’s independent compensation consultant annually benchmarks and evaluates the competitiveness of CenterPoint Energy’s non-employee director compensation program, including a comparison of the compensation components to that of peer companies. Based on the Governance Committee’s recommendations, the Board then determines the final compensation for all non-employee directors each year.
Directors receive a cash retainer and are eligible to receive annual grants of our common stock under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended. Directors do not receive meeting fees.
Stock ownership guidelines for non-employee directors were originally adopted in February 2011. Under the current guidelines, each non-employee director is required to own shares of CenterPoint Energy common stock with a value equal to at least five times the director’s regular annual cash retainer. New directors are required to attain the specified level of ownership within five years of joining the Board.
Retainer Fees
Retainers are paid to our non-employee directors on a quarterly basis in arrears. Our non-employee directors receive an annual retainer of $125,000. The Chairs of the Audit, Compensation, and Governance Committees each receive a supplemental annual retainer for service as committee chair. In addition to the annual retainer, our Independent Chair of the Board receives a supplemental retainer for his services to the Board. Our current non-employee annual and supplemental retainer fees are as follows:
Type of Retainer Fee	Current Retainer Fee
Annual Cash Retainer for Non-Employee Directors	$125,000
Annual Standing Committee Chair Supplemental Retainers
Audit Committee Chair	$20,000
Human Capital and Compensation Committee Chair	$20,000
Governance Committee Chair	$15,000
Safety and Operations Committee Chair	$15,000
Annual Independent Chair of the Board Supplemental Retainer	$185,000
Fees earned or paid in 2024 are set forth in the Fees Earned or Paid in Cash column of the Director Compensation Table.
Independent Chair Retainer
The Board believes that, given the important role of the Independent Chair as the leader of the Board, a retainer for the Independent Chair continues to be warranted and is generally consistent with the practice at other large public companies who have an Independent Chair. For example, the Independent Chair serves as a trusted advisor to the Chief Executive Officer, and a qualified and experienced Independent Chair supports the Company’s performance as it continues to execute on its near- and long-term strategic plan. In addition, the Independent Chair takes on additional responsibilities as discussed above in “Board Leadership.”
Stock Plan for Outside Directors
Each non-employee director serving as of May 1, 2024 was granted an annual stock award under our Stock Plan for Outside Directors in 2024. The cash value of these awards, as of the grant date, is set annually by the Board. The number of shares awarded is then determined by dividing the cash value by the fair market value of the common stock on the grant date. In 2024, for each non-employee director serving as of May 1, 2024, the Board determined a cash value for the stock award, as of the grant date, of $170,000, resulting in a stock award to each non-employee director of 5,798 shares of common stock. The annual stock awards granted under our Stock Plan for Outside Directors are immediately fully vested upon grant.
In addition to the annual grant, our Stock Plan for Outside Directors provides that a non-employee director may receive a one-time, initial grant of shares of common stock upon first commencing service as a director, based on a cash value, as of the date of the grant, set by the Board. Any such awards granted are immediately fully vested. No such one-time, initial grants were made under the Stock Plan for Outside Directors in 2024. However, in connection with Mr. Seavers’s appointment as a member of the Board, which was effective December 31, 2024, the Board made a one-time initial grant under this provision to Mr. Seavers on January 2, 2025, with a cash value of $56,357, resulting in a stock award to Mr. Seavers of 1,790 shares of common stock.
32	CenterPoint Energy, Inc. 2025 Proxy Statement

Deferred Compensation Plan
We maintain a deferred compensation plan that, prior to 2023, permitted directors to elect each year to defer all or part of their annual retainer and any supplemental annual retainer for committee chairpersonship or independent chairpersonship. The plan was frozen as of January 1, 2023 such that no further compensation may be deferred under the plan after that date. However, interest continues to accrue on prior deferrals at a rate, adjusted annually, equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.
Directors who participated in this plan prior to 2023 could elect at the time of their deferral election to receive distributions of their deferred compensation and interest in three ways:

•
An early distribution of either 50% or 100% of their deferrals for the year in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 70);

•
A lump sum distribution payable in the year after the year in which they reach their normal retirement date or leave the Board, whichever is later; or

•
In 15 annual installments beginning on the first of the month coincident with or next following their normal retirement date or upon leaving the Board, whichever is later.

The deferred compensation plan is a nonqualified, unfunded plan, and the directors are general, unsecured creditors of CenterPoint Energy with respect to their plan benefits. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Refer to “Rabbi Trust” under “Executive Compensation Tables—Potential Payments upon Change in Control or Termination” for funding of the deferred compensation plan upon a change in control.
Other Compensation
Each director may participate in CenterPoint Energy Foundation, Inc.’s Easy Match Program (the Easy Match Program). The Easy Match Program matches dollar-for-dollar contributions made by directors and employees of CenterPoint Energy to qualified charitable contributions up to a certain amount each year. Directors may have their qualifying charitable contributions up to $50,000 per year matched under the Easy Match Program.
CenterPoint Energy, Inc. 2025 Proxy Statement	33

Director Compensation Table
The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2024, as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Compensation of Directors” discussion immediately preceding this table.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Other Compensation(4) ($)	Total ($)
Wendy Montoya Cloonan	137,527	170,000	—	11,750	319,277
Earl M. Cummings(5)	173,723	170,000	—	25,000	368,723
Barbara J. Duganier(6)	98,791	170,000	—	25,000	293,791
Christopher H. Franklin	135,220	170,000	—	50,000	355,220
Raquelle W. Lewis	125,000	170,000	2,450	15,300	312,750
Thaddeus J. Malik	125,000	170,000	—	38,279	333,279
Martin H. Nesbitt(7)	39,835	—	—	—	39,835
Theodore F. Pound	145,000	170,000	—	—	315,000
Ricky A. Raven	125,000	170,000	—	20,000	315,000
Dean L. Seavers(8)	—	—	—	—	—
Phillip R. Smith(9)	286,896	170,000	—	1,000	457,896
Barry T. Smitherman(10)	125,000	170,000	—	35,125	330,125

(1)
Includes annual retainer and committee chair retainers for each director as more fully explained under “—Compensation of Directors—Retainer Fees.”

(2)
Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718: Compensation—Stock Compensation (FASB ASC Topic 718).

Each non-employee director then in office as of May 1, 2024 received an annual value-based stock award under our Stock Plan for Outside Directors in 2024. Upon the recommendation of the Governance Committee, the Board determined a cash value for each award, as of the grant date, of $170,000, resulting in a stock award of 5,798 shares of common stock for each non-employee director then in office as of May 1, 2024, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date of $29.32 per share. No stock awards under our Stock Plan for Outside Directors were outstanding at December 31, 2024.
(3)
In 2024, Ms. Lewis accrued above-market earnings on her deferred compensation account balance of $2,450.

(4)
Other Compensation represents matching contributions made under the Easy Match Program. See “—Compensation of Directors—Other Compensation.”

(5)
Mr. Cummings served as Independent Chair of the Board until February 2024. The fees earned or paid in cash reflect a partial year of service as Independent Chair of the Board.

(6)
Ms. Duganier was elected to the Board effective April 26, 2024. The fees earned or paid in cash reflect a partial year of service.

(7)
Mr. Nesbitt served on the Board until the 2024 Annual Meeting. The fees earned or paid in cash reflect a partial year of service.

(8)
Mr. Seavers was appointed to the Board effective December 31, 2024. In connection with his appointment as a member of the Board, the Board made a one-time initial grant under our Stock Plan for Outside Directors to Mr. Seavers on January 2, 2025, with a cash value of $56,357, resulting in a stock award to Mr. Seavers of 1,790 shares of common stock.

(9)
Mr. Smith was appointed Independent Chair of the Board effective February 2024. The fees earned or paid in cash reflect a partial year of service as Independent Chair of the Board.

(10)
Mr. Smitherman served on the Board until December 31, 2024.

34	CenterPoint Energy, Inc. 2025 Proxy Statement

STOCK OWNERSHIP
Security Ownership of More Than Five Percent Shareholders
The following table contains information with respect to the ownership of CenterPoint Energy common stock as of February 28, 2025 by each person known to the Company who is the beneficial owner of more than five percent of the outstanding common stock.
Name	Shares of Common Stock Owned Beneficially	Percent of Common Stock Owned Beneficially(6)
Capital International Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	84,810,750(1)	12.99%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	76,442,771(2)	11.71%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	49,577,998(3)	7.6%
Capital Research Global Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	45,573,115(4)	6.98%
T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore, Maryland 21201	44,731,705(5)	6.85%

(1)
This information is based on a Schedule 13G filed with the SEC on February 9, 2024 by Capital International Investors. The Schedule 13G reports sole voting power for 84,719,174 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 84,810,750 shares of common stock and no shared dispositive power for shares of common stock.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. The Schedule 13G/A reports no sole voting power for shares of common stock, shared voting power for 1,085,664 shares of common stock, sole dispositive power for 73,446,347 shares of common stock and shared dispositive power for 2,996,424 shares of common stock.

(3)
This information is based on a Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc. The Schedule 13G/A reports sole voting power for 45,573,798 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 49,577,998 shares of common stock and no shared dispositive power for shares of common stock.

(4)
This information is based on a Schedule 13G filed with the SEC on February 13, 2025 by Capital Research Global Investors. The Schedule 13G reports sole voting power for 45,566,474 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 45,573,115 shares of common stock and no shared dispositive power for shares of common stock.

(5)
This information is based on a Schedule 13G filed with the SEC on November 14, 2024 by T. Rowe Price Investment Management, Inc. The Schedule 13G reports sole voting power for 41,748,886 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 44,731,705 shares of common stock and no shared dispositive power for shares of common stock.

(6)
Based on 652,726,754 shares of common stock outstanding on February 28, 2025.

CenterPoint Energy, Inc. 2025 Proxy Statement	35

Security Ownership of Directors and Management
The following table sets forth certain information known to the Company with respect to beneficial ownership of CenterPoint Energy common stock as of February 28, 2025, for (i) each director and nominee for director of the Company, (ii) each named executive officer as named in the Summary Compensation Table below, and (iii) all current executive officers, directors, and nominees for director as a group.
Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent Owned(2)
Wendy Montoya Cloonan	22,815	*
Earl M. Cummings	30,802	*
Barbara J. Duganier	5,798	*
Laurie L. Fitch	—	*
Christopher A. Foster	47,995	*
Christopher H. Franklin	16,468	*
Lynne Harkel-Rumford	103,367	*
Monica Karuturi	133,752	*
David J. Lesar	1,641,323(3)	*
Raquelle W. Lewis	20,087	*
Thaddeus J. Malik	9,584	*
Manuel B. Miranda	—	*
Theodore F. Pound	52,906	*
Ricky A. Raven	9,584	*
Jason M. Ryan	136,106(4)	*
Dean L. Seavers	1,790	*
Phillip R. Smith	67,243	*
Jason P. Wells	297,182(5)	*
Lynnae K. Wilson	—	*
All current executive officers, directors, and nominees for director as a group (16 persons)	941,086(4)(6)	*

*
Less than one percent.

(1)
The address of all persons listed in “Security Ownership of Directors and Management” table is c/o CenterPoint Energy, Inc., 1111 Louisiana Street, Houston, Texas 77002.

(2)
For each individual and group included in the above table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 652,726,754 shares of common stock outstanding on February 28, 2025, and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of February 28, 2025.

(3)
Includes 687,244 shares of CenterPoint Energy common stock held indirectly by Mr. Lesar’s spouse.

(4)
Includes shares of CenterPoint Energy common stock held under CenterPoint Energy’s savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan’s trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

(5)
Includes 55,560 shares of CenterPoint Energy common stock held indirectly in a trust.

(6)
Does not include Mr. Lesar (who retired from the Company on January 5, 2024), Ms. Wilson (who departed from the Company on July 26, 2024), Mr. Smitherman (who departed from the Board on December 31, 2024), or Ms. Harkel-Rumford (who retired from the Company on February 3, 2025).

36	CenterPoint Energy, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis
The Human Capital and Compensation Committee has developed a compensation program to align executive compensation with short-term and long-term performance against financial, operational, and strategic goals that are key to our long-term success for the benefit of our stakeholders and delivering long-term value for our shareholders. This Compensation Discussion and Analysis (CD&A) describes our executive compensation program, including the objectives and elements of compensation, as well as recommendations and determinations made by the Human Capital and Compensation Committee regarding the compensation of our named executive officers.
Executive Summary
Our named executive officers for 2024 include the individuals listed below:
 *
Mr. Wells was appointed President and Chief Executive Officer of the Company, effective January 5, 2024, upon the retirement of Mr. David J. Lesar.

Our named executive officers for 2024 also include the following individuals who have departed from the Company:
•
David J. Lesar, our former Chief Executive Officer and Director (who retired on January 5, 2024).

•
Lynne Harkel-Rumford, our former Executive Vice President and Chief Human Resources Officer (who retired on February 3, 2025).

•
Lynnae K. Wilson, our former Senior Vice President, Electric Business (who departed the Company on July 26, 2024).

For information regarding payments to Mr. Lesar and Mses. Harkel-Rumford and Wilson in connection with their respective departures, see “—Retirements and Severance Arrangements” below.
In this Proxy Statement, we refer to our “executive officers,” who are the individuals identified by the Company as “executive officers” under Rule 3b-7 of the Exchange Act and include Jason P. Wells, Christopher A. Foster, Monica Karuturi, Jason M. Ryan, and, prior to their respective departures, David J. Lesar (January 5, 2024 departure), Lynne Harkel-Rumford (February 3, 2025, departure), and Lynnae K. Wilson (July 26, 2024 departure). Our “non-executives” are employees who are not executive officers.
2024 Business Performance
During 2024, we continued to execute on our long-term corporate strategy and premium value proposition by, among other things:
•
Continuing to make significant progress toward our goal of becoming the most resilient coastal grid in the country, including launching our Greater Houston Resiliency Initiative (GHRI) and completing the first phase of this initiative, which included a series of core resiliency actions.

•
Meeting our non-GAAP Adjusted EPS (as defined below) growth rate plan goal for 2024.

•
Making beneficial regulatory progress on five rate cases in four states, including obtaining final orders for two rate cases.

2024 and 2025 Compensation Highlights
•
We met our non-GAAP Adjusted EPS growth rate goal under the 2024 short-term incentive plan, representing industry top quartile growth and resulting in achievement for the executive officers of 125% of their target awards despite increased spending by the Company in the second half of 2024 to enhance system resiliency for future inclement weather for the benefit of customers.

CenterPoint Energy, Inc. 2025 Proxy Statement	37

•
2022 performance shares vested at 149% of target as a result of the Company ranking in 10th place of the peer group for total shareholder return (TSR) for the three years ended December 31, 2024, exceeding our cumulative non-GAAP Adjusted EPS targets, achieving above target for our cumulative carbon emissions reduction goal for Scope 1 and 2 carbon emissions, and exceeding our cumulative carbon emissions reduction goal for Scope 3 carbon emissions.

•
Following the 2024 say-on-pay vote results of approximately 93.4% that indicated strong shareholder support, the Human Capital and Compensation Committee generally maintained the overall structure of our executive compensation programs for 2024.

•
Effective for the 2025 plan year, the Human Capital and Compensation Committee approved certain modifications to our short-term incentive plan to (i) incorporate for executive officers weighted non-financial performance metrics relating to safety, operational excellence, and customer satisfaction (in addition to the non-GAAP Adjusted EPS metric) in recognition of the importance of safe, reliable operations and customer service to our long-term success as an organization and in response to feedback from shareholders and other stakeholders and (ii) consolidate the short-term incentive plan objectives and metrics for non-executive employees and executive officers to strengthen alignment for all Company employees.

Continued Execution of Succession Planning
The Company’s succession planning has been, and continues to be, a top priority for the Board and the Company’s shareholders. Effective as of the retirement of Mr. Lesar from his position as Chief Executive Officer and as a member of the Board on January 5, 2024, the Board appointed Mr. Wells, who most recently served as our President and Chief Operating Officer, as President and Chief Executive Officer and as a member of the Board. Additionally, in December 2024, the Company announced the retirement of Lynne Harkel-Rumford from her position as Executive Vice President and Chief Human Resources Officer and the promotion of the Company’s Senior Vice President of Human Resources to Chief Human Resources Officer, effective January 1, 2025.
As a result of the Board’s continued execution of its executive succession planning, the Company implemented a more streamlined organizational structure that promoted smooth transitions of leadership for the Company’s Chief Executive Officer and Chief Human Resources Officer positions, while allowing the Company and its leadership team to continue to execute on the Company’s ten-year capital plan.
Executive Compensation Program Overview
Our Compensation Objectives
Our executive compensation program is designed to achieve the objectives as set forth below:
Recruit and Retain Talent
A key objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent. While the Company’s executive compensation program is market-based, the Human Capital and Compensation Committee considers other factors as appropriate or necessary to recruit and retain key executives.

Pay for Performance
We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Accordingly, while compensation targets will to a large extent reflect the market, actual compensation realized will reflect our attainment of (or failure to attain) specified financial and operational performance objectives.

Align Interests of Executives with Shareholders
We believe compensation programs can drive our employees’ behavior. We seek to design our executive compensation program to align compensation with current and desired corporate performance and shareholder interests by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership.

38	CenterPoint Energy, Inc. 2025 Proxy Statement

Compensation Program Key Features and Best Practices
The following are key features of our executive compensation program, which we believe are governance best practices and align the interests of management with those of our shareholders.
KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Strong Pay for Performance. A substantial portion of the compensation for our named executive officers is at-risk and performance-based, meaning that actual compensation realized in a given year will vary primarily depending on Company financial and stock price performance and individual performance.

No Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed cash severance payments upon a termination of employment except pursuant to our change in control plan.

“Double Trigger” Provisions for Change in Control Plan and Equity Awards. Our change in control plan and equity award agreements include a “double trigger,” whereby the executive is eligible for change in control benefits only if employment is terminated under certain circumstances within a set period before or after a change in control.

Executive Severance Guidelines. The Human Capital and Compensation Committee has adopted executive severance guidelines to set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive officer to a severance payment.

No Excise Tax Gross Up Payments. Our change in control plan does not provide for excise tax gross up payments.

Stock Ownership Guidelines. We have established executive stock ownership guidelines applicable to all of our officers to appropriately align the interests of our officers with our shareholders’ interests.

Benchmark Pay to Market. We benchmark each major element of target compensation against the middle of the market (25th – 75th percentiles) because we believe the middle of the market is a generally accepted benchmark of external competitiveness.

Recovery and Recoupment (Clawback) Policies. We have implemented an Executive Officer Recovery Policy in compliance with the NYSE listing standards issued in accordance with the Dodd Frank Act of 2010 that provides for the recovery of incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with any financial reporting requirement, regardless of the executive officer’s culpability. In addition, we maintain a broader recoupment policy that applies in certain other situations, including to all employees with respect to any compensation, including time-based long-term incentive awards, if the employee is found to have engaged in wrongdoing in connection with corporate criminal misconduct.

Anti-Hedging and Anti-Pledging Policy. As part of our Insider Trading Policy, we have a policy prohibiting all of our employees and directors from hedging the risk of stock ownership by purchasing, selling, or writing options on CenterPoint Energy securities or engaging in transactions in other third-party derivative securities with respect to CenterPoint Energy securities. Additionally, our Insider Trading Policy prohibits our employees and directors from pledging CenterPoint Energy securities as collateral for a loan.

100% Independent Human Capital and Compensation Committee. The Human Capital and Compensation Committee consists entirely of independent directors.
Independent Compensation Consultant. The Human Capital and Compensation Committee retains an independent consultant to provide advice on executive compensation matters.
Design of Executive Compensation Program
Key Compensation Components and Purpose
We strive to provide compensation that is competitive, both in total and in individual components, with the companies we view as our peers and likely competitors for executive talent.
We also motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with our overall success. Actual compensation in a given year will vary based on our performance, and to a lesser extent, on qualitative appraisals of individual performance. We expect our named executive officers to have a higher percentage of their total compensation at risk to align each of our named executive officers with the short-term and long-term performance objectives of CenterPoint Energy and with the interests of our shareholders and other stakeholders.
CenterPoint Energy, Inc. 2025 Proxy Statement	39

The key components of our 2024 compensation programs and their purpose in advancing our strategic objectives are outlined below.
	ELEMENT	FORM OF AWARD	PERIOD	PURPOSE
Fixed	Base Salary	Cash	One year	✓ Fixed, competitive level of compensation based on scope and complexity of role, individual experience, and performance to attract and retain top talent
At Risk	Short-Term Incentive	Cash	One year
✓
Rewards delivery of near-term objectives aligned with the Company’s long-term business strategy

✓
Considers individual performance and contributions to Company performance

✓
Short-term incentive funding for our named executive officers is based on achieving a non-GAAP Adjusted EPS goal

✓
Potential payout also subject to discretion of Human Capital and Compensation Committee, including downward modification for alignment with achievement of Company non-financial metrics applicable to non-executive short-term incentive awards (including safety, operational excellence, and customer satisfaction metrics)

✓
Potential payout subject to diversity and inclusion negative-only modifier

	Long-Term Incentives	Performance Share Units (PSUs) 75%	Three-year cliff vesting, subject to cumulative Adjusted EPS performance	✓ Rewards creation of long-term value through cumulative Adjusted EPS ✓ Aligns with shareholder interests ✓ PSUs based on cumulative Adjusted EPS represent 35% of total award value
Three-year cliff vesting, subject to relative stock performance
✓
Incentivizes Company outperformance relative to peer companies

✓
Aligns with shareholder interests

✓
TSR target and maximum performance based on a percentile achievement based on position relative to peer group

✓
Price-to-earnings (P/E) modifier provides for a minimum payout level if the P/E ratio ranks in the top quartile of our peer group

✓
PSUs based on TSR represent 35% of total award value

			Three-year cliff vesting, subject to carbon emissions reduction goals	✓ Aligns with the Company’s long-term net zero and greenhouse gas emissions reduction goals ✓ PSUs based on carbon emissions reduction goals account for 5% of the total award
		Restricted Stock Units (RSUs) 25%	Three-year graded vesting, subject to continued employment and positive operating income
✓
Promotes retention, facilitates stock ownership, and supports succession planning

✓
Aligns with long-term shareholder interests

✓
RSUs represent 25% of total award value and will vest only if CenterPoint Energy achieves positive operating income for the last full calendar year preceding the applicable vesting date

40	CenterPoint Energy, Inc. 2025 Proxy Statement

Pay For Performance
The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. Our program provides upside and downside potential, depending on actual results, as compared to predetermined measures of success.
A significant portion of our named executive officers’ total direct compensation, which includes base salary in addition to the short-term and long-term incentive components, as applicable, is conditioned upon achieving results that are key to our long-term success for the benefit of our stakeholders and increasing shareholder value.
The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.
TARGET COMPENSATION MIX AS OF DECEMBER 31, 2024
(consisting of base salary, short-term incentives and long-term incentives)
*
The graphic represents the average size of each component as a percentage of each named executive officer’s total target direct compensation opportunities (other than the Chief Executive Officer’s and Ms. Wilson’s) as of December 31, 2024, approved by the Human Capital and Compensation Committee in 2024.

CenterPoint Energy, Inc. 2025 Proxy Statement	41

2024 Executive Compensation Program
2024 Target Compensation Opportunities for Named Executive Officers
The overall objectives and structure of our ongoing executive compensation program for our named executive officers remained largely unchanged in 2024 as compared to 2023. In connection with Mr. Wells’ appointment as President and Chief Executive Officer, the Human Capital and Compensation Committee and the other independent directors of the Board approved, effective January 5, 2024, the following compensation arrangements for Mr. Wells: (i) an annual base salary of $1,150,000 and (ii) short-term and long-term incentive plan target award levels of 125% and 500%, respectively, of his base salary. Additionally, in February 2024, the Human Capital and Compensation Committee reviewed the base salary and short-term and long-term incentive targets for each of our other named executive officers and determined their respective levels to provide each officer a competitive total direct target compensation opportunity as shown below.
Name(1)	2024 Base Salary	2024 Short-term Incentive Target (% of Salary)	2024 Short-term Target Opportunity	2024 Long-term Incentive Target (% of Salary)	2024 Long-term Target Opportunity	2024 Total Direct Target Compensation
Jason P. Wells	$1,150,000	125%	$1,437,500	500%	$5,750,000	$8,337,500
Christopher A. Foster	$725,000	80%	$580,000	260%	$1,885,000	$3,190,000
Monica Karuturi	$725,000	80%	$580,000	260%	$1,885,000	$3,190,000
Jason M. Ryan	$525,000	70%	$367,500	200%	$1,050,000	$1,942,500
Lynne Harkel-Rumford	$475,000	70%	$332,500	200%	$950,000	$1,757,500
Lynnae K. Wilson(2)	$465,000	65%	$302,250	160%	$744,000	$1,511,250

(1)
Mr. Lesar retired from his role of Chief Executive Officer on January 5, 2024, prior to the Human Capital and Compensation Committee reviewing and approving executive officer compensation for 2024.

(2)
Ms. Wilson departed the Company on July 26, 2024.

Base Salary
Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.
Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. The typical date for making these adjustments is on or about April 1 of each year; however, adjustments may occur at other times during the year to recognize new responsibilities or new data regarding the market value of the job being performed.
In February 2024, the Human Capital and Compensation Committee reviewed the base salary for each of our named executive officers and determined their respective base salaries in recognition of the scope of their respective roles and to align their base salaries with market benchmarks.
NAME(1)	2024 BASE SALARY
Jason P. Wells	$1,150,000 (increase of 17% from 2023)(2)
Christopher A. Foster	$725,000 (increase of 4% from 2023)
Monica Karuturi	$725,000 (increase of 4% from 2023)
Jason M. Ryan	$525,000 (increase of 3% from 2023)
Lynne Harkel-Rumford	$475,000 (increase of 3% from 2023)
Lynnae K. Wilson(3)	$465,000

(1)
Mr. Lesar retired from his role of Chief Executive Officer on January 5, 2024, prior to the Human Capital and Compensation Committee reviewing and approving executive officer compensation for 2024.

42	CenterPoint Energy, Inc. 2025 Proxy Statement

(2)
This increase reflects Mr. Well’s appointment to the role of President and Chief Executive Officer on January 5, 2024 as a result of the Board’s continued execution of its executive succession planning.

(3)
Ms. Wilson departed the Company on July 26, 2024.

Short-Term Incentive Plan
Our short-term incentive plan provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for CenterPoint Energy as well as to recognize the employee’s performance during the year. The target award for each employee is expressed as a percentage of annual base salary.
The Human Capital and Compensation Committee generally determines each named executive officer’s short-term incentive target based on the competitive market data developed by its independent compensation consultant and recommendations from the Chief Executive Officer for officers other than himself.
Each year, the Human Capital and Compensation Committee seeks to identify incentive plan metrics that align with our strategy and with the interests of, and our commitments to, our shareholders and other stakeholders. The Human Capital and Compensation Committee establishes and approves the specific performance objectives under the short-term incentive plan based on financial and operational factors determined to be critical to achieving our desired business plans and designed to reflect goals and objectives to be accomplished over a 12-month measurement period. After the end of the year, the Human Capital and Compensation Committee compares the actual results to the pre-established performance objectives and certifies the extent to which the objectives are achieved under the plan. For the 2024 year, consistent with 2023 and in line with the 2024 say-on-pay vote results of approximately 93.4% that indicated strong shareholder support, the Human Capital and Compensation Committee established that the short-term incentive plan for our named executive officers would be based on achieving a non-GAAP EPS target, “Adjusted EPS”, with a negative-only modifier for a diversity and inclusion target.
The entirety of each individual award is subject to the Human Capital and Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance. In determining whether to exercise its discretion, the Human Capital and Compensation Committee may assess an individual executive’s contribution to the achievement of the performance objectives and any special circumstances and may also consider the input of our Chief Executive Officer on the amount to be awarded to each of the other named executive officers. Further, when evaluating overall Company performance, the Human Capital and Compensation Committee may determine to exercise its discretion to reduce the short-term incentive payout to named executive officers to align with the non-executive short-term incentive payouts, which reflect non-financial performance such as safety, operational excellence, and customer satisfaction metrics in addition to a financial target relating to the non-GAAP Adjusted EPS metric. The structure for the 2024 STI Plan is illustrated below.
*
Potential payout subject to the discretion of the Human Capital and Compensation Committee, including downward modification for alignment with achievement of Company non-financial metrics applicable to non-executive short-term incentive awards, and a diversity and inclusion negative-only modifier.

CenterPoint Energy, Inc. 2025 Proxy Statement	43

The short-term incentive plan metrics for the 2024 performance year, along with the description of each metric and its critical linkage to our strategy for value creation, are provided in the table below.
PERFORMANCE OBJECTIVES	WEIGHTING	DESCRIPTION	STRATEGY ALIGNMENT
Adjusted EPS	100%	Adjusted EPS is a non-GAAP metric which includes net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance.*	An EPS measure aligns with our commitment to return value to investors through earnings and dividends paid. This measure is focused on Adjusted EPS, which excludes activities not considered a principal driver of overall long-term financial performance.*
Discretion of Human Capital and Compensation Committee and Negative Modifier	Modifiers	Potential payout is subject to the Human Capital and Compensation Committee’s discretion and a negative-only modifier focused on a diversity of applicants goal that can only reduce the potential payout by a total of 5% (it cannot increase the short-term incentive plan awards). The Human Capital and Compensation Committee, with the support of management, is committed to exercising its discretion to reduce the payout for executive officers, as applicable, to align with the achievement of non-financial metrics applicable to the short-term incentive payout for non-executives (including safety, operational excellence, and customer satisfaction metrics).	The Human Capital and Compensation Committee’s ability to exercise its discretion aligns with our commitment to motivating employees, including executive officers, to meet these important non-financial metrics while also recognizing the importance of EPS performance to our shareholders and encouraging our executive officers to continue to advance and support the Company’s position as a premium utility. The negative modifier aligns with our commitment to recruit and retain a qualified workforce that is reflective of the communities we serve.

*
Adjustments are detailed as part of the “Executive Compensation Tables—Non-Equity Incentive Plan Awards” disclosure and a reconciliation to the nearest GAAP metric can be found in Appendix A.

Establishing Performance Measures and Target Ranges
The Human Capital and Compensation Committee aims to establish annual performance measures that align with our business strategy and contribute to our long-term shareholder value proposition. The Human Capital and Compensation Committee establishes performance measures and the scaling of the levels necessary to achieve threshold, target, and maximum performance, based on strategic priorities for the organization and an assessment of expected business performance during the measurement period. The 2024 Adjusted EPS target level is based on achieving 8% growth relative to 2023 actual performance, which is in the top quartile for the utility sector.
2024 Executive Officer Short-Term Incentive Plan Results
CenterPoint Energy’s 2024 performance against the pre-established short-term incentive plan measures is described below. Despite increased spending by the Company in the second half of 2024 to enhance system resiliency for the benefit of our customers in the event of future inclement weather, in 2024, we met the non-GAAP Adjusted EPS target under the short-term incentive plan.
Performance Objectives	Threshold (75%)	Target (125%)	Maximum (200%)	Actual Results	Actual Achievement
Adjusted EPS	$1.61	$1.62	$1.63	$1.62	125%

*
Adjustments are detailed as part of the “Executive Compensation Tables—Non-Equity Incentive Plan Awards” disclosure and a reconciliation to the nearest GAAP metric can be found in Appendix A.

The diversity and inclusion metric acts as a negative-only modifier of up to a total of 5%. Based on the Company’s achievement of the target with respect to this performance objective, the negative modifier was not applied for 2024.
44	CenterPoint Energy, Inc. 2025 Proxy Statement

Individual Short-Term Incentive Plan Awards for 2024 Performance
Based on the approved levels of achievement of the 2024 performance objectives under the short-term incentive plan and an assessment of each individual’s performance by the Human Capital and Compensation Committee, the 2024 short-term incentive awards for our named executive officers, expressed as a percentage of their individual target awards, were as follows:
Name(1)	2024 Short-Term Incentive Achievement (as a Percentage of Target Award)
Jason P. Wells	125%
Christopher A. Foster	125%
Monica Karuturi	125%
Jason M. Ryan	125%
Lynne Harkel-Rumford	125%

(1)
Mr. Lesar and Ms. Wilson departed the Company on January 5, 2024 and July 26, 2024, respectively, and were not eligible for, and did not receive payment of, any award under the short-term incentive plan for 2024. Ms. Harkel-Rumford departed from the company on February 3, 2025, prior to payment of the short-term incentive awards for 2024, but was “retirement eligible” and, accordingly, was eligible to receive her award under the short-term incentive plan for 2024 in accordance with the terms of the plan.

Long-Term Incentive Plan
We provide a long-term incentive plan in which each of our named executive officers and certain other management-level employees participate. Our long-term incentive plan is designed to align the interests of participants with those of our shareholders and reward participants for sustained improvements in our financial performance and increases in the value of our common stock and dividends over an extended period.
Our long-term incentive plan awards vest over three years to incentivize participants to deliver sustainable business results in service of our long-term strategy, reward longer-term Company performance and encourage retention. In accordance with the terms of our long-term incentive plan, our practice is to price annual grants of equity awards at the closing market price for our common stock on the NYSE on the grant date, which is the date the Human Capital and Compensation Committee approves the grants.
2024 Long-Term Incentive Plan Design
The total long-term incentive opportunity for each executive officer is determined on an annual and individual basis, considering the executive’s position and performance and the long-term compensation provided to similar roles in the peer group. Each year, the Human Capital and Compensation Committee also reviews the allocation of the long-term incentive opportunity between performance share units and restricted stock unit awards. The Human Capital and Compensation Committee approved for our executive officers an allocation between performance share units and restricted stock unit awards of 75% and 25%, respectively, for 2024.
Performance Share Unit (PSU) Awards (75% of Award Value)
Our 2024 PSU awards were made in three separate grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total TSR over the three-year performance cycle as compared to that of the other 18 companies included in our peer group. Thirty-five percent of long-term incentive compensation is based on the TSR metric. Thirty-five percent is based on achieving a specified non-GAAP Adjusted EPS goal over the three-year performance cycle. The remaining 5% is based on achieving a specified carbon emissions reduction goal over the three-year performance cycle. Based on our shareholder engagement and our internal strategy, these three metrics were identified as important indicators of our Company’s performance.
If actual achievement for the performance objective under an award does not meet at least the threshold level, the Human Capital and Compensation Committee will not approve a distribution for the award, except in the case of an award based on the
CenterPoint Energy, Inc. 2025 Proxy Statement	45

TSR metric when the price-to-earnings (P/E) modifier is triggered as described below. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the TSR performance objective and 50% of target for the applicable Adjusted EPS performance and carbon emissions reduction objectives, and the maximum payout opportunity is 200% of target for all three performance metrics. In the case of awards based on the TSR performance objective, however, if the Company’s P/E ratio ranks in the top quartile of our peer group, a P/E modifier will apply that provides for a minimum 75% payout level for the award regardless of the level of TSR performance achieved. The P/E modifier was introduced to incentivize achievement of a peer leading P/E ratio, reflective of the Company’s position as a premium utility.
   *
Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. The metric is adjusted for certain factors to reflect what we consider to be our fundamental business performance.

  **
Adjusted EPS goal at each level represents 8.5% annual growth in 2024 and 8% annual growth in 2025 and 2026, based on 2023 (Maximum), 8% annual growth in 2024 and 6% annual growth in 2025 and 2026, based on 2023 (Target) and 7% annual growth in 2024 and 5.5% annual growth in 2025 and 2026, based on 2023 (Threshold).

 ***
Linear interpolation between award levels. No payout is earned below Threshold performance except in the case of awards based on the TSR performance objective when the P/E modifier applies as described.

****
Results will represent an average of 20 TSR calculation periods, beginning the first 20 of the last 30 trading days preceding the performance period and ending the first 20 of the last 30 trading days of the performance period.

Relative TSR (35% of Award Value)
Maximum achievement (200% of target) requires CenterPoint Energy to rank at the 85th percentile or higher in our TSR Peer Group, and no shares would vest if the Company ranks below the 25th percentile in that comparison (threshold level). For this performance objective, the number of PSUs granted will vest using linear interpolation between the threshold, target, and maximum achievement levels. Notwithstanding the above, if the Company’s P/E ratio ranks in the top quartile of our peer group, a P/E modifier is triggered, which provides for a minimum 75% payout level for the award regardless of the level of TSR performance achieved.
The 18 companies utilized for measuring TSR are the same companies represented in our Peer Group disclosure below. We believe the peer group is a reasonable proxy for the universe of companies engaged in businesses similar to ours and is appropriate for measuring relative TSR.
Cumulative Adjusted EPS (35% of Award Value)
The Human Capital and Compensation Committee established a cumulative Adjusted EPS target as a performance objective for long-term incentive awards made in 2024. Cumulative Adjusted EPS is calculated by aggregating three years of Adjusted EPS as reported by the Company. Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. This metric is also adjusted for certain factors to reflect what we consider to be our fundamental business performance. For a detailed description of the calculation of Adjusted EPS, see “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”
46	CenterPoint Energy, Inc. 2025 Proxy Statement

Carbon Emissions Reduction (5% of Award Value)
The Human Capital and Compensation Committee established a carbon emissions reduction target as the third performance objective for the long-term incentive awards, beginning in 2022. The carbon emissions reduction objective consists of a 3-year cumulative carbon emissions reduction goal for Scope 1 and 2 carbon emissions (4% award value) and a 3-year cumulative carbon emissions reduction goal for Scope 3 carbon emissions (1% award value). Cumulative carbon emissions reduction is calculated from 2021 levels.
For 3-year cumulative carbon emissions reduction under our Scope 1 and 2 carbon emissions objective, maximum achievement (200% of target) requires CenterPoint Energy to achieve at least a 65% reduction in Scope 1 and 2 combined carbon emissions compared to 2021 levels, and no shares would vest if the Company achieves reduction of less than 10% of combined Scope 1 and 2 carbon emissions compared to 2021 levels.
For 3-year cumulative carbon emissions reduction under our Scope 3 carbon emissions objective, maximum achievement (200% of target) requires CenterPoint Energy to achieve at least a 6% reduction in Scope 3 carbon emissions compared to 2021 levels, and no shares would vest if the Company achieves reductions in Scope 3 carbon emissions of less than 3.5% compared to 2021 levels.
For information regarding how we define Scope 1, 2 and 3 carbon emissions, see “Equity Incentive Plan Awards—Additional Information” below.
Restricted Stock Unit Awards (25% of Award Value)
The restricted stock units (RSUs or stock awards) are intended to retain executive officers and reward them for absolute long-term stock appreciation while providing some value to the recipient even if the stock price declines. In this way, the RSUs help balance against the variable, at-risk nature of the performance share unit awards and promote retention. Our 2024 RSUs (excluding any sign-on awards) are subject to a three-year graded vesting schedule with one-third of the underlying units vesting on each of the first three anniversaries of the grant date, subject to continued employment and CenterPoint Energy achieving positive operating income for the last full calendar year preceding the applicable vesting date.*
2024 Long-Term Incentive Awards for Named Executive Officers
On February 15, 2024, the Human Capital and Compensation Committee authorized awards as shown in the table below. The individual long-term incentive targets were authorized by the Human Capital and Compensation Committee following the Human Capital and Compensation Committee’s review of market data provided by its independent compensation consultant. Vesting and payout of the PSUs requires continuous service through the performance period and will be determined based on the level of achievement of each performance objective over the three-year cycle of 2024 through 2026. Vesting of stock awards is subject to a three-year graded vesting schedule with one-third of the underlying units vesting on each of the first three anniversaries of the grant date and requires continuous service through the applicable vesting date and achievement of positive operating income for the last full calendar year preceding the applicable vesting date.
Description	Wells	Foster	Karuturi	Ryan	Harkel-Rumford	Wilson
Base Salary	$1,150,000	$725,000	$725,000	$525,000	$475,000	$465,000
Long-term incentive target	500%	260%	260%	200%	200%	160%
Long-term incentive compensation at target	$5,750,000	$1,885,000	$1,885,000	$1,050,000	$950,000	$744,000
Performance share unit portion (75%)	$4,312,500	$1,413,750	$1,413,750	$787,500	$712,500	$558,000
Stock award portion (25%)	$1,437,500	$471,250	$471,250	$262,500	$237,500	$186,000
Mr. Lesar retired from the Company on January 5, 2024, and, therefore, was not eligible for, and did not receive a grant of, any award under the long-term incentive plan for 2024. Ms. Wilson’s 2024 awards, along with the rest of her outstanding long-term incentive awards, were forfeited upon her departure from the Company in accordance with their terms.
Both the PSUs and the RSUs accrue dividend equivalents over the performance cycle or vesting period, respectively, until they are delivered, at the same level as dividends earned by shareholders on shares of our common stock outstanding. Dividend equivalents on the shares that are vested are paid in cash when the shares are delivered. Dividend equivalents are not paid with respect to unearned and unvested shares.
*
RSUs granted prior to 2024 (excluding any sign-on or buy-out awards) vested under a three-year cliff vesting schedule, subject to continued employment and CenterPoint Energy achieving positive operating income for the last full calendar year of the vesting period.

CenterPoint Energy, Inc. 2025 Proxy Statement	47

2022 – 2024 PSU Award Vesting
The calculated payout for the 2022 – 2024 PSU awards was 149% of target based on the Company’s three-year relative TSR performance, three-year cumulative non-GAAP Adjusted EPS and three-year cumulative carbon emissions reduction performance. The Company exceeded the target for cumulative non-GAAP Adjusted EPS, as well as cumulative carbon emissions reduction under Scopes 1, 2 and 3, and met the target for relative TSR during the performance period.
2022 – 2024 PSU AWARD GOALS	AWARD DETERMINATION ($ in millions)			WEIGHTING	ACHIEVEMENT
TSR Performance	Threshold (33%) 14th Position	Target (100%) 10th Position	Maximum (200%) 3rdrd Position	35%	10th Position	100%
Cumulative non-GAAP Adjusted EPS	Threshold (50%) $4.37	Target (100%) $4.45	Maximum (200%) $4.49	35%	$4.50	200%
Cumulative Carbon Reduction Scope 1 & 2	Threshold (50%) 10% Scope 1 and 2 carbon emissions reduction vs. 2021	Target (100%) 46% Scope 1 and 2 carbon emissions reduction vs. 2021	Maximum (200%) 65% Scope 1 and 2 carbon emissions reduction vs. 2021	4%	50%	121%
Cumulative Carbon Reduction Scope 3	Threshold (50%) 3.5% Scope 3 carbon emissions reduction vs. 2021	Target (100%) 4% Scope 3 carbon emissions reduction vs. 2021	Maximum (200%) 6% Scope 3 carbon emissions reduction vs. 2021	1%	15%	200%
For a detailed description of the calculation of cumulative non-GAAP Adjusted EPS, see “Executive Compensation Tables—Equity Incentive Plan Awards—Additional Information” and a reconciliation to the nearest GAAP metric can be found in Appendix A.
2024 Supplemental Awards
In addition to our standard annual long-term and short-term incentive plan awards, we may from time to time in extraordinary circumstances award bonus incentives, including cash bonuses, to executive officers. Based on shareholder feedback, the Human Capital and Compensation Committee has committed to not make one-time equity awards to its executive officers absent extraordinary circumstances, except in connection with new hires or promotions. In the event the Human Capital and Compensation Committee determines that a one-time equity award is necessary and appropriate, such special award will have, except in the case of new hires or promotions, at least a three-year vesting period and will be primarily performance-based. In 2024, the Board approved a cash bonus of $100,000 to Ms. Karuturi for leading the successful negotiation and execution of a sales agreement for the Company’s Louisiana and Mississippi gas LDC businesses.
Actions Taken Regarding 2025 Executive Compensation Program
Short-Term Incentive Plan
The Human Capital and Compensation Committee approved certain modifications to the short-term incentive plan for our named executive officers for 2025. To strengthen alignment for all Company employees, including executive officers, towards the Company’s performance and success, the Human Capital and Compensation Committee approved the consolidation of the non-executive employee and executive officer short-term incentive plan objectives and metrics starting with the 2025 performance year. Additionally, in recognition of the importance of safe, reliable operations and customer service to our long-term success as an organization and in response to feedback from shareholders and other stakeholders regarding the link between executive pay and the Company’s operational performance and customer service, our 2025 short-term incentive plan performance goals incorporate weighted non-financial metrics in addition to the non-GAAP Adjusted EPS metric. Non-GAAP Adjusted EPS represents 70% of our 2025 short-term incentive metrics and non-financial metrics relating to safety, operational excellence, and customer satisfaction represent the remaining 30%. The entirety of each individual award remains subject to the Human Capital and Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance. In determining whether to exercise its discretion, the Human Capital and Compensation Committee may assess an individual executive’s contribution to the achievement of the performance objectives and any special circumstances and may also consider the input of our Chief Executive Officer on the amount to be awarded to each of the other named executive officers. The Committee believes that the
48	CenterPoint Energy, Inc. 2025 Proxy Statement

updated 2025 short-term incentive program will continue to drive appropriate behaviors for our management team and lead to the long-term success of the organization. The structure of the 2025 short-term incentive plan metrics is illustrated below.
The short-term incentive plan metrics for the 2025 performance year, along with the description of each metric and its critical linkage to our strategy and value creation, are provided in the table below.
PERFORMANCE OBJECTIVES	WEIGHTING	DESCRIPTION	STRATEGY ALIGNMENT
Safety Composite	10%	This objective is focused on meeting certain safety goals, including in relation to identifying high-energy sources at worksites, as well as identifying and implementing certain safety action items.	The Safety Composite objective aligns with our commitment to maintaining a safe work environment and delivering electricity and natural gas safely to the communities that we serve.
Operational Excellence Composite	10%	This objective is focused on meeting certain operational goals, including in relation to our response to emergency events and driving electric system reliability.	The Operational Excellence Composite objective aligns with our commitment to providing resilient and reliable energy for the benefit of our customers and other stakeholders.
Customer Satisfaction	10%	This objective is focused on customer satisfaction across various categories, including in relation to our communications and safety/power quality and reliability.	The Customer Satisfaction objective aligns with our commitment to exceeding customer expectations and promptly resolving customer issues.
Adjusted EPS	70%	Adjusted EPS is a non-GAAP metric which includes net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance.*	An EPS measure aligns with our commitment to return value to investors through earnings and dividends paid. This measure is focused on Adjusted EPS, which excludes activities not considered a principal driver of overall long-term financial performance.*
Discretion of Human Capital and Compensation Committee	Modifier	Potential payout is subject to the Human Capital and Compensation Committee’s discretion.	The Human Capital and Compensation Committee’s ability to exercise its discretion aligns with our philosophy to pay for performance.

*
Adjustments are detailed as part of the “Executive Compensation Tables—Non-Equity Incentive Plan Awards” disclosure and a reconciliation to the nearest GAAP metric can be found in Appendix A.

The Human Capital and Compensation Committee believes that these modifications to the short-term incentive plan will help further our strategy and align with the interests of, and our commitments to, our shareholders, customers, and other stakeholders.
CenterPoint Energy, Inc. 2025 Proxy Statement	49

Long-Term Incentive Plan Awards
For 2025, the Human Capital and Compensation Committee approved an allocation between performance share units and restricted stock unit awards of 70% and 30%, respectively, for our named executive officers, which aligns with common practices in our peer group.
Additionally, for 2025, the Human Capital and Compensation Committee approved certain modifications to the long-term performance goals under our PSU awards. Our 2025 PSU awards will be made in two separate grants, with the payout opportunity for each grant based on a different performance objective. Like our 2024 PSU awards, the first is based on total TSR over the three-year performance cycle as compared to that of the other 18 companies included in our peer group. Thirty-five percent of long-term incentive compensation is based on the TSR metric. Thirty-five percent is based on achieving a specified cumulative non-GAAP Adjusted EPS goal over the three-year performance cycle. Based on our shareholder engagement and our internal strategy, these two metrics were identified as important indicators of our Company’s performance.
Like our 2024 PSU awards, if actual achievement for the performance objective under an award does not meet at least the threshold level, the Human Capital and Compensation Committee will not approve a distribution for the award, except in the case of an award based on the TSR metric when the price-to-earnings (P/E) modifier is triggered as described below. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the TSR performance objective and 50% of target for the Adjusted EPS performance objective, and the maximum payout opportunity is 200% of target for both performance metrics. In the case of awards based on the TSR performance objective, however, if the Company’s P/E ratio ranks in the top quartile of our peer group, a P/E modifier will apply that provides for a minimum 75% payout level for the award regardless of the level of TSR performance achieved. The P/E modifier is used to incentivize achievement of a peer leading P/E ratio, reflective of the Company’s position as a premium utility.

2025 PSU Awards	Relative TSR 35%	Percentile Rank	Payout Scale***	Cumulative Adjusted EPS* 35%	Adjusted EPS Growth**	Payout Scale***
Payout Range 0% - 200%	Measures average share price performance over a three-year performance period, relative to Peer Group**** **P/E Modifier:** If CNP P/E is in the 1st quartile of TSR peer group, minimum award for TSR becomes 75%	**85th** percentile or higher	Maximum (200%)	Measures Adjusted EPS performance over a three-year performance period	**$5.71**	Maximum (200%)
		50th percentile	Target (100%)		**$5.58**	Target (100%)
		25th percentile	Threshold (33%)		**$5.52**	Threshold (50%)

   *
Adjusted EPS is a non-GAAP metric which includes consolidated net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. The metric is adjusted for certain factors to reflect what we consider to be our fundamental business performance.

50	CenterPoint Energy, Inc. 2025 Proxy Statement

  **
Adjusted EPS goal at each level represents 8.5% annual growth in 2025 and 8% annual growth in 2026 and 2027, based on 2024 (Maximum), 8% annual growth in 2025 and 6% annual growth in 2026 and 2027, based on 2024 (Target) and 7% annual growth in 2025 and 5.5% annual growth in 2026 and 2027, based on 2024 (Threshold).

 ***
Linear interpolation between award levels. No payout is earned below Threshold performance except in the case of awards based on the TSR performance objective when the P/E modifier applies as described.

****
Results will represent an average of 20 TSR calculation periods, beginning the first 20 of the last 30 trading days preceding the performance period and ending the first 20 of the last 30 trading days of the performance period.

Our Executive Compensation Decision-Making Process
The Human Capital and Compensation Committee of the Board of Directors oversees compensation for our named executive officers and other senior executives, including base salary and short-term and long-term incentive awards, as applicable. The Human Capital and Compensation Committee also administers incentive compensation plans, evaluates our Chief Executive Officer’s performance, and reviews management succession planning and development. The Board of Directors has determined that the members of the Human Capital and Compensation Committee meet the applicable requirements for independence under the standards of the SEC and the NYSE discussed under “Item 1. Election of Directors—Director Independence.” The following graphic and narrative depict the Human Capital and Compensation Committee’s decision-making process.
Role of Human Capital and Compensation Committee
The Human Capital and Compensation Committee reviews each element of compensation annually to confirm or improve alignment with stated compensation objectives. As a result of its review, the Human Capital and Compensation Committee may, together with the other independent directors of the Board with respect to the compensation of the Chief Executive Officer, approve adjustments to base salary and short-term and long-term incentive target compensation levels for the named executive officers to better align compensation with our market-based pay philosophy. In its review, the Human Capital and Compensation Committee also takes into consideration whether any incentive compensation target or performance objective could lead to a decision by an executive to take an inappropriate level of risk for the Company. In establishing individual incentive targets and awards, the Human Capital and Compensation Committee considers the data provided by its independent compensation consultant, the level and nature of the executive’s responsibility, the executive’s experience, and the Human Capital and Compensation Committee’s own qualitative assessment of the executive’s performance and contribution to the execution of the Company’s strategy. In making these determinations, the Human Capital and Compensation Committee also takes into account our Chief Executive Officer’s performance evaluations of and recommendations regarding his direct reports.
Annually, the Human Capital and Compensation Committee directs its independent compensation consultant to review the base salary and short-term and long-term incentive levels of our named executive officers. To ensure that our compensation programs are market-based, the independent compensation consultant analyzes and matches the position and responsibilities of each named executive officer to proxy statement data from a peer group of utility companies and to published compensation surveys covering both the utility industry and general industry. We do not consider geographical differences to be a relevant factor since we recruit on a national basis.
Role of Management
The Chief Executive Officer, the Chief Financial Officer, and the Chief Human Resources Officer have a role in determining executive compensation policies and programs. Our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer work with business unit and functional leaders along with our internal compensation staff to provide information to the Human Capital and Compensation Committee in conjunction with the independent compensation consultant to help ensure that all elements of compensation support our business strategy and goals.
Our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer also periodically review and recommend specific Company performance metrics to be used in short-term and long-term incentive plans. The listed officers work with the various business units and functional departments to develop these metrics, which are then presented to the Human Capital and Compensation Committee for its consideration and approval.
CenterPoint Energy, Inc. 2025 Proxy Statement	51

Additionally, our Chief Executive Officer reviews and recommends changes to the peer companies used for compensation purposes using internal analyses of revenue, market capitalization, and comparable business mix (e.g., natural gas versus electric; regulated versus unregulated; generation versus transmission and distribution). These recommendations are reviewed by the Human Capital and Compensation Committee’s independent consultant and then presented to the Committee for its consideration and approval.
Within the parameters of the compensation policies established by the Human Capital and Compensation Committee, our Chief Executive Officer also makes preliminary recommendations for base salary adjustments and short-term and long-term incentive levels for the other named executive officers. Our Chief Executive Officer also recommends payment amounts for the other executive officers’ short-term incentive plan awards. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to CenterPoint Energy, improvement in organizational and employee development, and accomplishment of strategic priorities. Our executive officers do not determine or approve any element or component of their own compensation, nor are they present during the Human Capital and Compensation Committee’s discussions regarding their own compensation. This includes base salary, short-term or long-term incentive targets, and all other aspects of compensation.
Role of Independent Compensation Consultant
To assist in carrying out its responsibilities, the Human Capital and Compensation Committee retains an independent compensation consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Human Capital and Compensation Committee. The Human Capital and Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant due in large part to its competitive market intelligence for executive pay and governance in the utility and energy services industries. The independent compensation consultant reports directly to the Human Capital and Compensation Committee, which preapproves the scope of work and the fees charged. The Human Capital and Compensation Committee or the Governance Committee may direct the independent compensation consultant to perform additional analyses or research related to compensation issues.
The Human Capital and Compensation Committee reviews and assesses the independence and performance of its compensation consultant in accordance with applicable SEC and NYSE rules on an annual basis to confirm that the consultant is independent and meets all applicable regulatory requirements. In making this determination, the Human Capital and Compensation Committee reviewed information provided by its independent compensation consultant including the following factors:
•
the provision of other services to CenterPoint Energy by the compensation consultant;

•
the amount of fees received from CenterPoint Energy by the compensation consultant as a percentage of total revenue of the compensation consultant;

•
the policies and procedures of the compensation consultant that are designed to prevent conflicts of interest;

•
any business or personal relationship of the Human Capital and Compensation Committee’s advisor (i.e., the employees of the compensation consultant that work on the CenterPoint Energy team) with a member of the Human Capital and Compensation Committee;

•
any stock of CenterPoint Energy owned by the Human Capital and Compensation Committee’s advisor or the advisor’s immediate family members; and

•
any business or personal relationship of the Human Capital and Compensation Committee’s advisor or any other employee of the compensation consultant with an executive officer at CenterPoint Energy.

In particular, except for certain services provided to the Governance Committee of the type detailed above, with respect to director compensation, the Human Capital and Compensation Committee noted that Meridian provided no other services to CenterPoint Energy.
Our 2024 Peer Group
In making decisions about executive pay programs and levels, the Human Capital and Compensation Committee references compensation data from our peer group. Selection criteria considered in establishing the peer group include companies within comparable Global Industry Classification Standard sectors, comparable business mix and complexity, companies who list CenterPoint Energy as a peer in their proxies, the peers that the current peer group list as comparable, companies listed in shareholder advisor reports regarding CenterPoint Energy, and companies within a reasonable range of CenterPoint Energy relative to 12-month trailing revenue, total assets, enterprise value and current market capitalization. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.
Our peer group stayed relatively the same from 2023 to 2024. Upon Meridian’s recommendation, the Human Capital and Compensation Committee approved the replacement of Pinnacle West Capital Corporation with PPL Corporation based on key
52	CenterPoint Energy, Inc. 2025 Proxy Statement

financial metrics and size. This group of companies was identical to the group of companies used for measuring our relative total shareholder return under our 2024 long-term incentive compensation awards.
For 2024, the peer group for proxy statement data consisted of the following 18 publicly traded utility companies:
Alliant Energy Corporation	Entergy Corporation
Ameren Corporation	Evergy, Inc.
American Electric Power Company, Inc.	Eversource Energy
Atmos Energy Corporation	NiSource Inc.
Avangrid, Inc.	PPL Corp.
CMS Energy Corporation	Public Service Enterprise Group Incorporated
Consolidated Edison, Inc.	Sempra Energy
DTE Energy Company	WEC Energy Group, Inc.
Edison International	Xcel Energy Inc.
This peer group had median revenues and assets comparable to CenterPoint Energy in September 2023 when the Human Capital and Compensation Committee approved the 2024 peer group.
	TOTAL REVENUE	TOTAL ASSETS
	(in millions, except for percentages)
CenterPoint Energy, Inc.	$9,225	$39,001
Relative Percentile Rank Position	44%	33%
Data is presented as of September 30, 2023 and sourced from FactSet Revenue represents trailing twelve months ended September 30, 2023
Meridian reviewed the peer group in 2024 and recommended removing Avangrid, Inc. following its acquisition and adding OGE Energy Corp. based on the selection criteria described above for the Company’s 2025 peer group. The Human Capital and Compensation Committee evaluated and approved this peer group change.
Review of Tally Sheets
At least annually, the Human Capital and Compensation Committee reviews tally sheets for each of our then-current named executive officers that reflect all components of compensation, including base salary, short-term and long-term incentive compensation, other perquisites, imputed income, death benefits, and benefits or payments that would be payable in connection with a change in control or termination of employment. Tally sheets are provided to the Human Capital and Compensation Committee to show how various compensation and benefits amounts are interrelated and how changes in one component of compensation impact other components and to enable Human Capital and Compensation Committee members to quantify amounts payable upon various termination scenarios.
Other Compensation Programs and Practices
Benefits
We have maintained a defined benefit plan for eligible employees since 1953 to help employees provide for retirement and to retain employees. This plan is closed to all employees hired or rehired on or after January 1, 2020 (or January 1, 2021 with respect to certain union employees). We also acquired, and continue to maintain, a defined benefit plan in connection with the merger with Vectren Corporation (Vectren) in 2019. This plan was frozen as of January 1, 2020 for participants accruing benefits solely under a cash balance formula and as of January 1, 2021 for all other participants such that no further benefits, except interest credits, accrue under the plan after the applicable date. In addition, we maintain benefit restoration plans as nonqualified supplemental retirement plans to generally provide for benefits in excess of those available under the retirement plans due to annual limits imposed by the Internal Revenue Code. Changes in base salary and/or short-term incentive compensation affect benefits payable under the retirement plans and the benefit restoration plans to the extent benefits are accruing under those plans. See “Executive Compensation Tables—Pension Benefits” for a description of the retirement plans and benefit restoration plans. The present value of the accumulated benefits under the plans for each named executive officer is set forth in the Pension Benefits table.
We maintain a savings plan, which includes employer contributions, designed to encourage all employees to help provide for their own retirement and to attract and retain employees. We also have a nonqualified savings restoration plan that provides for
CenterPoint Energy, Inc. 2025 Proxy Statement	53

employer contributions not available under the savings plan due to Internal Revenue Code limits. Base salary and short-term incentive compensation are included as eligible plan compensation under the provisions of the savings plan and the savings restoration plan. See “Executive Compensation Tables—Savings Plan and Savings Restoration Plans” for further information. Employer contributions to the plans for the named executive officers are included in the footnote to the All Other Compensation column of the Summary Compensation Table.
Prior to January 1, 2023, our named executive officers could defer salary and short-term incentive compensation under our deferred compensation plan. The plan was frozen as of January 1, 2023 such that no further compensation may be deferred under the plan after that date. We also acquired, and continue to maintain, a deferred compensation plan in connection with the Vectren merger. Prior to 2020, Ms. Wilson was eligible to participate in this plan. Beginning with 2020, none of our named executive officers are eligible to participate in, or defer further compensation under, the Vectren plan. For further information and a description of the plans, see “Executive Compensation Tables—Deferred Compensation Plans.” The above-market portion of the 2024 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.
We also provide executives with the same health and welfare benefits provided to all other similarly situated employees and at the same cost charged to all other eligible employees. Executives are also entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.
Termination Benefits
As described later in the section titled “Executive Compensation Tables—Potential Payments upon Change in Control or Termination,” CenterPoint Energy has a change in control plan that is intended to help ensure that our officers, including our named executive officers, continue to give their full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the plan. The plan includes a “double trigger,” whereby to be eligible for benefits under the plan, the executive’s employment must be terminated within a set period before or after a change in control. The plan does not provide for any excise tax gross-up payments.
We do not maintain individual employee agreements or a separate non-change-in-control severance plan for executives. However, in response to shareholder feedback, the Human Capital and Compensation Committee has adopted executive severance guidelines to set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive to severance benefits upon termination. The Human Capital and Compensation Committee continues to have discretion to determine a named executive officer’s eligibility for severance benefits, and the amounts of any benefits, and has committed to applying the limitations set forth in the guidelines in its determination. For a more detailed discussion, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”
Perquisites
We do not consider perquisites to be a material component of our executive compensation. In 2024, certain of our named executive officers received certain perquisites and limited personal benefits that we view as having a sound value to our business.
•
Security-related Services. Upon Mr. Lesar’s appointment as President and Chief Executive Officer, the Company obtained a comprehensive security risk assessment related to Mr. Lesar conducted by an independent security consultant. As a result of such security consultant’s recommendations, the Company determined that Mr. Lesar should receive certain security-related services until his retirement in 2024, most notably the use of a car and security driver and security personnel as accompaniment on business-related travel. Following Mr. Wells’ appointment as President and Chief Executive Officer, the Company also obtained a comprehensive security risk assessment related to Mr. Wells conducted by an independent security consultant. Mr. Wells received certain security-related services in 2024 in accordance with the security consultant’s recommendations, most notably the occasional use of a car and security driver and security personnel accompaniment on business-related travel. Further, in response to certain heightened security threats, Mr. Wells and certain other executive officers, including Messrs. Foster and Ryan and Mses. Karuturi and Harkel-Rumford, were provided with temporary security personnel at their personal residences in 2024. The Company believes the provision of these security-related services mitigates risk to the Company by supporting the safety, health, and well-being of our President and Chief Executive Officer and other executive officers.

•
Aircraft Usage. Mr. Wells occasionally utilized for personal travel purposes the company aircraft maintained for executive business travel. The Company also contracted with a third-party aircraft charter company to provide executive travel services, which were utilized by Messrs. Wells, Foster, and Lesar for personal travel purposes. Use of company aircraft as well as the third-party aircraft charter company for personal trips was intended for efficiency, security, and personal safety. On occasion, family members and guests of named executive officers travel on non-commercial aircraft, including when the aircraft is already going to a specific destination for a business purpose.

•
Financial Planning Services. Our executives are eligible to receive certain financial planning services.

We do not provide tax gross-ups on perquisites, except on certain relocation-related benefits that are generally available to all employees.
54	CenterPoint Energy, Inc. 2025 Proxy Statement

Risk Assessment
The Human Capital and Compensation Committee, together with Meridian, conducts a compensation risk assessment, including review of performance metrics, pay mix, pay leverage, checks and balances, external market references and goal setting, and no areas of concern were identified in the assessment. The Human Capital and Compensation Committee considers the results of this assessment in developing and evaluating compensation program design.
Anti-Hedging and Anti-Pledging Policy
As part of our Insider Trading Policy, our officers, employees, and directors are prohibited from hedging the risk of ownership of our common stock by purchasing, selling, or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Additionally, our Insider Trading Policy prohibits our employees and directors from pledging CenterPoint Energy securities as collateral for a loan.
Recoupment of Compensation
The Board has implemented an Executive Officer Recovery Policy in compliance with the NYSE listing standards issued in accordance with the Dodd Frank Act of 2010 that provides for the recovery of incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, regardless of the executive officer’s culpability. The incentive-based compensation subject to this policy includes any compensation that was granted, earned, or vested based upon the attainment of a financial reporting measure and that was received by an executive officer after the policy effective date of October 2, 2023 and during a three-year lookback period.
We also maintain a separate policy for the recoupment of incentive compensation from any officer, regardless of culpability, in the event of an accounting restatement where the restatement would have resulted in a lower amount of incentive compensation and for the recoupment of any compensation, including time-based restricted awards, from any employee who is found to have engaged in wrongdoing in connection with corporate criminal misconduct. This second policy applies in situations not covered by the Executive Officer Recovery Policy or the listing standards issued under the Dodd Frank Act and applies to non-executives as well as to executive officers.
Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Human Capital and Compensation Committee has historically granted such awards on a predetermined annual schedule. In 2024, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our named executive officers.
Executive Stock Ownership Guidelines
We believe that our Executive Stock Ownership Guidelines align the interests of our officers, including our named executive officers, with the interests of shareholders. The guidelines provide that our executives maintain common stock ownership as follows:
EXECUTIVE		GUIDELINES FOR OWNERSHIP OF COMMON STOCK
President and Chief Executive Officer	5X	Market value of five times base salary
Executive Vice Presidents	3X	Market value of three times base salary
Senior Vice Presidents	2X	Market value of two times base salary
In addition to shares of our common stock owned outright, equivalent shares held in our savings plan, unvested stock awards, and shares held in trust are counted towards the guidelines. Unvested performance share unit awards do not count towards the guidelines for our officers. Until the designated ownership level is reached, the officer is expected to retain at least 50% of the after-tax shares delivered through the long-term incentive plan. Certain exclusions apply to the retention expectation, such as estate planning, gifts to charity, education, and the purchase of a primary residence. Newly hired or recently promoted officers are given a reasonable period of time to comply with these guidelines. The Human Capital and Compensation Committee reviews our officers’ stock holdings annually to monitor compliance with these guidelines. Pursuant to our Insider Trading Policy, we also prohibit our employees and directors from holding CenterPoint Energy securities in margin accounts or pledging CenterPoint Energy securities as collateral for a loan.
Although we do not conduct formal benchmarking studies of ownership guidelines, the ownership guidelines and the administration of the program are reviewed annually by the Human Capital and Compensation Committee with advice from the Human Capital and Compensation Committee’s independent compensation consultant.
CenterPoint Energy, Inc. 2025 Proxy Statement	55

Tax Considerations
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1 million for any covered employee. The covered employees subject to this limitation include any individual who serves as our chief executive officer, chief financial officer, or one of our other three most highly compensated executive officers in 2017 or any subsequent calendar year, and, except for certain grandfathered arrangements, there is no exception for qualified performance-based compensation. The Human Capital and Compensation Committee believes that, in establishing the compensation program for our executives, the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration. The Human Capital and Compensation Committee believes it is important to maintain flexibility in structuring compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Internal Revenue Code.
Our change in control plan described above for our named executive officers does not provide a gross-up payment to cover any excise tax an executive is determined to owe on an “excess parachute payment.” For additional discussion about our change in control plan, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”
56	CenterPoint Energy, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES
The following tables show compensation information: (i) for the periods ended December 31, 2024, 2023, and 2022, for (a) Jason P. Wells, our President and Chief Executive Officer who previously served as President and Chief Operating Officer during 2023 and 2024 as well as Chief Financial Officer until his replacement was appointed in May 2023, (b) Monica Karuturi, our Executive Vice President and General Counsel, and (c) David J. Lesar, who served as Chief Executive Officer until January 5, 2024; (ii) for the period ended December 31, 2024 and 2023, (x) Christopher A. Foster, who was appointed in May 2023 as our Executive Vice President and Chief Financial Officer, (y) Lynne Harkel-Rumford, our former Executive Vice President and Chief Human Resources Officer, and (z) Jason M. Ryan, our Executive Vice President, Regulatory Services and Government Affairs; and (iii) for the period ended December 31, 2024, Lynnae K. Wilson, our former Senior Vice President, Electric Business.
Summary Compensation Table for Fiscal Year 2024
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Jason P. Wells President and Chief Executive Officer	2024	1,140,846	—	5,749,999	—	1,796,875	—	543,446	9,231,166
	2023	969,039	—	3,919,966	—	1,972,250	—	220,210	7,081,465
	2022	667,463	—	1,737,497	—	860,063	—	193,847	3,458,870
Christopher A. Foster Executive Vice President and Chief Financial Officer	2024	718,269	—	1,884,987	—	725,000	—	245,915	3,574,172
	2023	433,461	—	5,720,028	—	980,000	—	690,273	7,823,763
Monica Karuturi Executive Vice President and General Counsel	2024	718,270	100,000	1,884,987	—	725,000	42,968	189,449	3,660,674
	2023	695,385	—	1,819,984	—	980,000	64,802	91,667	3,651,838
	2022	552,462	100,000	1,102,006	—	669,900	9,454	71,527	2,505,350
Jason M. Ryan Executive Vice President, Regulatory Services & Government Affairs	2024	520,962	—	1,050,002	—	459,375	37,755	172,881	2,240,975
	2023	505,962	200,000	1,570,014	—	624,750	58,652	99,211	3,058,589
Lynne Harkel-Rumford Former Executive Vice President and Chief Human Resources Officer	2024	470,962	—	949,977	—	415,625	27,460	195,664	2,059,688
	2023	455,961	—	920,013	—	563,500	91,185	80,993	2,111,652
David J. Lesar Former Chief Executive Officer	2024	230,768	—	—	—	—	—	130,030	360,798
	2023	1,493,269	—	9,900,034	—	4,068,750	—	742,421	16,204,475
	2022	1,423,241	—	8,481,240	—	3,407,250	—	632,243	13,943,974
Lynnae K. Wilson(7) Former Senior Vice President, Electric Business	2024	326,827	—	743,990	—	—	(3,354)	1,030,800	2,098,263

(1)
For 2022, amounts for Ms. Karuturi include a cash bonus of $100,000. For 2023, amounts for Mr. Ryan include a cash bonus of $200,000. For 2024, amounts for Ms. Karuturi include a cash bonus of $100,000.

(2)
Reported amounts for our named executive officers represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 based on the probable achievement level of the underlying performance conditions as of the grant date. Assumptions, where applicable, are the same assumptions disclosed in “Stock-Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2024. For purposes of the tables above and below, the effects of estimated forfeitures are excluded. Please also refer to the Grants of Plan-Based Awards for Fiscal Year 2024 table and the accompanying footnotes.

CenterPoint Energy, Inc. 2025 Proxy Statement	57

The maximum value at the grant date of stock awards for each of our named executive officers assuming the highest level of performance conditions is achieved is as follows:
Name	Year	Maximum Value of Stock Awards ($)
Wells	2024	10,062,491
	2023	6,859,940
	2022	3,040,614
Foster	2024	3,298,721
	2023	7,085,065
Karuturi	2024	3,298,721
	2023	3,184,958
	2022	1,928,524
Ryan	2024	1,837,497
	2023	2,747,511
Harkel-Rumford	2024	1,662,446
	2023	1,610,015
Lesar	2024	—
	2023	17,325,068
	2022	14,842,178
Wilson(a)	2024	1,301,975

(a)
Ms. Wilson’s stock awards granted in 2024 were forfeited upon her departure from the Company.

(3)
CenterPoint Energy has not granted stock options since 2004.

(4)
Non-Equity Incentive Plan Compensation represents short-term incentive awards earned with respect to performance in the designated year and paid in the following year. For more information on the 2024 short-term incentive awards, refer to the Grants of Plan-Based Awards for Fiscal Year 2024 table and the accompanying footnotes. Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies certain retirement vesting provisions under the plan, and if the individual terminates employment during the plan year, he or she is eligible for a pro rata payment at the target level of achievement.

(5)
The two components of the 2024 Change in Pension Value and Nonqualified Deferred Compensation Earnings are as follows:

Name	Change in Pension Value(a) ($)	Above Market Earnings on Nonqualified Deferred Compensation(b) ($)	Total ($)
Wells	—	—	—
Foster	—	—	—
Karuturi	42,968	—	42,968
Ryan	37,467	288	37,755
Harkel-Rumford	27,460	—	27,460
Lesar	—	—	—
Wilson	(3,608)	254	(3,354)

(a)
The Change in Pension Value is the increase or decrease in the present value of accumulated benefits under our retirement plans and the related benefit restoration plans from December 31, 2023 to December 31, 2024. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. The present value as of December 31, 2024 assumed a discount rate of 5.60% and lump sum conversion interest rate of 5.60% for benefits paid in all future years. The present value as of December 31, 2023 assumed a discount rate of 4.95% and lump sum conversion interest rate of 4.95% for benefits paid in all future years. Refer to the narrative accompanying the Pension Benefits table for a more detailed discussion of the present value calculation.

(b)
Above Market Earnings consist of the amounts that exceed 120% of the applicable federal long-term rate at the time the interest rate was set.

58	CenterPoint Energy, Inc. 2025 Proxy Statement

(6)
The following table sets forth the elements of All Other Compensation for 2024:

Name	Perquisites and Other Personal Benefits(a) ($)	Tax Reimbursements ($)(b)	Contributions to Vested and Unvested Defined Contribution Plans (qualified)(c) ($)	Contributions to Vested and Unvested Defined Contribution Plans (nonqualified)(d) ($)	Insurance Premiums ($)	Other(e) ($)	Charitable Contributions(f) ($)	Total All Other Compensation ($)
Wells	213,267	—	31,050	249,129	—	—	50,000	543,446
Foster	93,063	8	31,050	121,794	—	—	—	245,915
Karuturi	68,553	—	20,700	87,196	—	—	13,000	189,449
Ryan	62,608	—	20,700	48,043	—	—	41,530	172,881
Harkel-Rumford	74,502	—	20,700	41,368	—	—	59,095	195,664
Lesar	59,261	—	20,769	—	—	—	50,000	130,030
Wilson	—	—	31,050	—	—	999,750	—	1,030,800

(a)
For Messrs. Wells and Lesar, this amount includes the incremental cost to the Company attributable to security-related services provided to Messrs. Wells and Lesar during 2024, in accordance with security risk assessments conducted by independent security consultants, including the use of a car and security personnel, such as a security driver. Additionally, for Messrs. Wells, Foster, and Ryan and Mses. Karuturi and Harkel-Rumford, this amount includes incremental cost to the Company attributable to providing temporary security personnel at their personal residences in response to certain heightened security threats. These security-related services were provided to mitigate risk to the Company by supporting the safety, health, and well-being of our Chief Executive Officer and other named executive officers. The Company considers costs for security-related services to be business expenses rather than personal benefits to our named executive officers; however, disclosure regulations require certain security expenses to be reported as personal benefits. The incremental cost for the use of the car is based on the annualized cost of the car over its useful life, including annual depreciation, as well as maintenance, insurance and fuel expense. The incremental cost of providing certain security personnel, including a security driver but excluding temporary security personnel provided at personal residences, includes the actual incremental cost of expenses incurred by such security personnel, but does not include the fixed costs associated with such personnel. The incremental cost of providing temporary security personnel at personal residences includes the amounts invoiced to CenterPoint Energy for the hourly rate of the security personnel for Mr. Wells of $76,032 and for each of Messrs. Foster and Ryan and Mses. Karuturi and Harkel-Rumford of $62,208.

For Mr. Wells, due, in part, to efficiency and personal safety considerations as well as security risk considerations identified in a security risk assessment related to Mr. Wells conducted by an independent security consultant, this amount includes the incremental cost to the Company for personal travel on aircraft owned by the Company. The incremental cost for personal travel on aircraft owned by the Company includes variable operating costs such as landing, parking, hanger and dead-head costs, crew travel expenses, supplies and catering, fuel costs, and passenger ground transportation, and does not include an allocable share of fixed costs associated with the Company’s ownership of the aircraft. No amounts were included where spouses or family members accompanied the executives on Company aircraft flights because there was no incremental cost to the Company. For Messrs. Wells, Foster, and Lesar, due, in part, to efficiency and personal safety considerations as well as security risk considerations, this amount includes incremental costs to the Company for personal travel on aircraft provided by a third-party aircraft charter company. The incremental cost to the Company for personal travel on aircraft provided by a third-party aircraft charter company includes the amount invoiced to CenterPoint Energy for the hourly rate and operating costs of flights for Messrs. Wells, Foster, and Lesar of $111,891, $14,440, and $42,594, respectively. Amounts include incremental costs to the Company for spouses or family members accompanying executives provided by a third-party charter company.
Additionally, for Messrs. Lesar, Wells, Foster, and Ms. Harkel-Rumford, the amount includes financial planning services of $15,000, $16,000, $16,000, and $10,406, respectively. Ms. Wilson did not receive perquisites valued in excess of $10,000 during 2024.
(b)
For Mr. Foster, this amount reflects cash compensation provided to offset estimated taxes on the value of reward points received through participation in the Company’s volunteer rewards program that is generally available to all employees.

(c)
These amounts represent CenterPoint Energy’s contributions to the savings plan, which is described under “Savings Plan and Savings Restoration Plans.”

(d)
These amounts represent benefits accrued under the savings restoration plan, which is described under “Savings Plan and Savings Restoration Plans.”

(e)
In connection with the Company’s termination of Ms. Wilson’s employment on July 26, 2024, Ms. Wilson entered into a separation and release agreement with the Company under which she received a lump sum cash payment of $999,750.

(f)
These amounts represent CenterPoint Energy Foundation, Inc.’s charitable contribution to non-profit organizations to match personal qualified contributions under the Easy Match Program. The program provides for matching on a dollar-for-dollar basis up to an annual maximum match of $25,000 ($50,000 for Messrs. Lesar & Wells), and in 2024, as part of the Company’s celebration of Giving Tuesday, the program additionally provided for matching from December 2 to December 6 on a two-to-one dollar basis that did not count against the annual maximum match.

(7)
All of Ms. Wilson’s non-equity and equity incentive plan awards granted during 2024 were forfeited upon her departure from the Company in accordance with their terms.

CenterPoint Energy, Inc. 2025 Proxy Statement	59

Grants of Plan-Based Awards for Fiscal Year 2024
The following table presents the non-equity and equity incentive plan-based awards granted during 2024. The grant date fair value of equity awards is based on the probable achievement level of the underlying performance conditions as of the grant date at the closing price on the grant date, which was $27.87 for the February 15, 2024 grants.
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)	All Other Stock Awards: # of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)
Jason P. Wells		1,078,125	1,796,875	2,875,000
	2/15/2024							51,579	1,437,507
	2/15/2024				23,830	72,210	144,420		2,012,493
	2/15/2024				36,105	72,210	144,420		2,012,493
	2/15/2024				5,158	10,316	20,632		287,507
Christopher A. Foster		435,000	725,000	1,160,000
	2/15/2024							16,909	471,254
	2/15/2024				7,812	23,672	47,344		659,739
	2/15/2024				11,836	23,672	47,344		659,739
	2/15/2024				1,691	3,382	6,764		94,256
Monica Karuturi		435,000	725,000	1,160,000
	2/15/2024							16,909	471,254
	2/15/2024				7,812	23,672	47,344		659,739
	2/15/2024				11,836	23,672	47,344		659,739
	2/15/2024				1,691	3,382	6,764		94,256
Jason M. Ryan		275,625	459,375	735,000
	2/15/2024							9,419	262,508
	2/15/2024				4,352	13,186	26,372		367,494
	2/15/2024				6,593	13,186	26,372		367,494
	2/15/2024				942	1,884	3,768		52,507
Lynne Harkel-Rumford		249,375	415,625	665,000
	2/15/2024							8,522	237,508
	2/15/2024				3,937	11,930	23,860		332,489
	2/15/2024				5,965	11,930	23,860		332,489
	2/15/2024				852	1,704	3,408		47,490
Lynnae K. Wilson(3)		226,688	377,813	604,500
	2/15/2024							6,674	186,004
	2/15/2024				3,084	9,343	18,686		260,389
	2/15/2024				4,672	9,343	18,686		260,389
	2/15/2024				668	1,335	2,670		37,206
60	CenterPoint Energy, Inc. 2025 Proxy Statement

There were no other equity awards granted to the named executive officers during the year. Mr. Lesar departed from the Company on January 5, 2024 and did not receive any grants of non-equity or equity incentive plan awards during 2024.
(1)
The estimated payouts under non-equity incentive plan awards are based on the terms of our 2024 short-term incentive plan. Based on the goals adopted in 2024, the maximum payout amount (as shown in the Maximum column) is 200% of target for our named executive officers. Actual amounts paid in 2025 for 2024 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Any amount awarded by the Human Capital and Compensation Committee to an individual executive officer in excess of the actual performance level of the underlying performance objectives is reflected in the Summary Compensation Table in the Bonus column.

(2)
The annual grants of equity incentive plan awards consist of two types of awards for each named executive officer: a restricted stock unit award covering a number of shares listed in the All Other Stock Awards column, and three performance share unit awards, for which threshold, target and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards. All of the restricted stock unit awards and the performance share unit awards accrue dividend equivalents over the vesting period or performance cycle, respectively, until they are delivered at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the vested shares will be paid in cash. These awards are granted under our long-term incentive plan. Refer to the footnotes to the Outstanding Equity Awards at Fiscal Year-End 2024 table for the vesting date of each of these awards.

(3)
All of Ms. Wilson’s non-equity and equity incentive plan awards granted during 2024 were forfeited upon her departure from the Company in accordance with their terms.

Non-Equity Incentive Plan Awards
For our named executive officers, awards under the short-term incentive plan for 2024 are solely based on achieving a non-GAAP EPS goal, “Adjusted EPS”, subject to a negative-only modifier focused on diversity and inclusion.
Adjusted EPS is a non-GAAP metric which includes net income from electric and natural gas segments, as well as after-tax corporate and other operating income and corporate overhead. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance.
For 2024, Adjusted EPS excluded:
•
earnings or losses from the change in value of the Company’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENS) and related securities, and

•
gain and impact, including related expenses, associated with mergers and divestitures, such as the divestiture of Energy Systems Group, LLC and the Louisiana and Mississippi gas LDC sales.

For a reconciliation of our Adjusted EPS to the nearest GAAP metric, please see Appendix A hereto.
Equity Incentive Plan Awards—Additional Information
Three-Year Cumulative Adjusted EPS
For awards granted in February 2022, the performance share unit award vests based on our achievement of a three-year cumulative Adjusted EPS goal. For the three-year performance cycle ending on December 31, 2024, the cumulative net income performance goal reflects Adjusted EPS target from our approved ten-year capital plan.
Reported consolidated diluted earnings per share pursuant to GAAP is adjusted for the following:
•
earnings or losses from the change in value of ZENS and related securities, and

•
gain and impact, including related expenses, associated with mergers and divestitures, such as the divestiture of Energy Systems Group, LLC and the Louisiana and Mississippi gas LDC sales.

Cumulative Adjusted EPS is calculated by aggregating three years of Adjusted EPS as reported by the Company. For a reconciliation of our Adjusted EPS to the nearest GAAP metric for each of the years in the performance cycle noted above, please see Appendix A hereto.
Definitions of Scope 1, 2 and 3 Carbon Emissions
•
Our Scope 1 carbon emissions estimates are calculated from greenhouse gas emissions that directly come from our operations.

•
Our Scope 2 carbon emissions estimates are calculated from greenhouse gas emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 carbon emissions estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude greenhouse emissions related to purchased power between 2024E-2026E.

•
Our Scope 3 carbon emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the greenhouse gas emissions of transport customers and greenhouse gas emissions related to upstream extraction.

CenterPoint Energy, Inc. 2025 Proxy Statement	61

Additional Information Regarding Our Equity Incentive Plan Awards
For outstanding performance share unit awards and stock awards granted prior to February 2024 (other than any sign-on or buy-out awards), “retirement eligible” participants (age 55 or greater with at least five years of service or, for Mr. Lesar, at least three years of service) who terminate employment for any reason (other than by the Company for cause or due to death or disability) will receive a payment under the award, if any, based on the actual achievement of the applicable performance objective at the end of the performance or vesting period with any such amount pro-rated for the period of their employment during the performance or vesting period, as applicable. Upon termination for cause, no benefits are payable under the award agreements.
Subject to Human Capital and Compensation Committee approval, a named executive officer who is “retirement eligible” will also vest in amounts that would otherwise be forfeited upon retirement due to the proration described above (“Enhanced Retirement”), if:
•
the award was granted prior to the year of termination of employment;

•
the sum of the retirement eligible executive’s service and age is 65 or greater;

•
the retirement eligible executive provides reasonable advanced written notice of his or her retirement, as determined by the Human Capital and Compensation Committee; and

•
the retirement eligible executive submits a transition plan.

Any such Enhanced Retirement vesting for our named executive officers will be at the sole discretion of the Human Capital and Compensation Committee. Moreover, the Human Capital and Compensation Committee may elect to approve such vesting for any named executive officer who does not otherwise meet one or more of the requirements described above if it is determined to be in the best interests of the Company.
For awards granted beginning February 2024, the Human Capital and Compensation Committee simplified the above retirement provisions. For such awards (other than any sign-on or buy-out awards), a named executive officer is eligible for the retirement provisions under the awards if the executive terminates employment for any reason (other than by the Company for cause or due to death or disability) and:
•
the executive is at least age 55 and the sum of the participant’s service and age is 65 or greater;

•
the executive provides reasonable advanced written notice of his or her retirement, as determined by the Human Capital and Compensation Committee;

•
the executive submits a transition plan accepted and approved by the Company; and

•
the Human Capital and Compensation Committee approves, in its sole discretion, the executive’s retirement under the award.

A named executive officer who satisfies these requirements will receive full payment of the awards based on the actual achievement of the applicable performance objective at the end of the performance period, provided, however, that if the award was granted during the year of the executive’s termination of employment, payment of the award is subject to proration based on the period of the executive’s employment during the performance or vesting period, as applicable. Moreover, the Human Capital and Compensation Committee may elect to approve such retirement vesting for any named executive officer who does not otherwise meet one or more of the requirements described above if it is determined to be in the best interests of the Company. The Human Capital and Compensation Committee modified the retirement provisions to reinforce the Company’s overall compensation philosophy by further supporting its strategic workforce planning, increasing employee engagement, and encouraging the development of robust succession and transition plans to effect a smooth transition and retirement from the organization while continuing to provide an opportunity for executives to become eligible for compensation that was previously awarded and was designated as total compensation but would otherwise forfeit upon retirement.
All outstanding awards also include restrictive covenants that are beneficial to the Company by requiring forfeiture of unpaid awards and return of paid awards upon breach of confidentiality, non-solicitation and non-competition obligations. The awards (other than sign-on awards) also provide for full vesting upon the participant’s death or termination of employment due to disability (as defined under our long-term disability plan). For performance share units, such vesting is at the target level of achievement.
Finally, all outstanding awards (other than buy-out awards) also provide for pro-rata vesting upon the “sale of a subsidiary,” defined as a change in the ownership of a subsidiary, or a substantial portion of the assets of a subsidiary, of the Company, if the participant is performing services for the subsidiary at the time and ceases employment with the Company upon and in connection with the sale. Such pro-rata vesting is based on the number of days employed in the performance cycle and the target level of achievement for performance share units and on the number of days employed in the vesting period for stock awards.
62	CenterPoint Energy, Inc. 2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2024
The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2024. The closing price of our common stock on the NYSE on December 31, 2024 was $31.73.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Wells	—	—	—	—	—	101,375	3,216,629	326,591	10,362,732
Foster	—	—	—	—	—	95,709	3,036,847	124,136	3,938,835
Karuturi	—	—	—	—	—	42,774	1,357,219	127,263	4,038,055
Ryan	—	—	—	—	—	30,668	973,096	91,675	2,908,848
Harkel-Rumford	—	—	—	—	—	22,624	717,860	64,242	2,038,399
Lesar	—	—	—	—	—	163,815	5,197,850	373,843	11,862,038
Wilson(3)	—	—	—	—	—	—	—	—	—

(1)
Outstanding stock awards vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Wells	Foster	Karuturi	Ryan	Harkel-Rumford	Lesar
2/15/2022	Stock Award	2/15/2025	16,154	—	10,245	7,824	6,206	78,851
2/15/2023	Stock Award	2/15/2026	33,642	—	15,620	8,754	7,896	84,964
5/05/2023	Stock Award	5/05/2025	—	63,892	—	—	—	—
5/05/2023	Stock Award	5/05/2026	—	14,908	—	—	—	—
7/18/2023	Stock Award	2/15/2026	—	—	—	4,671	—	—
2/15/2024	Stock Award	2/15/2025	17,193	5,637	5,637	3,140	2,841	—
2/15/2024	Stock Award	2/15/2026	17,193	5,636	5,636	3,140	2,841	—
2/15/2024	Stock Award	2/15/2027	17,193	5,636	5,636	3,139	2,840	—
Total			101,375	95,709	42,774	30,668	22,624	163,815

(2)
Outstanding performance share unit awards will vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Wells	Foster	Karuturi	Ryan	Harkel- Rumford	Lesar
2/15/2023	Performance Share Units(a)	12/31/2025	148,025	—	68,725	38,516	34,741	373,843
5/05/2023	Performance Share Units(a)	12/31/2025	—	65,598	—	—	—	—
7/18/2023	Performance Share Units(a)	12/31/2025	—	—	—	20,551	—	—
2/15/2024	Performance Share Units(b)	12/31/2026	178,566	58,538	58,538	32,608	29,501	—
Total			326,591	124,136	127,263	91,675	64,242	373,843

(a)
Based on 2024 results, the provided amounts reflect target achievement for the total shareholder return, maximum achievement for the three-year cumulative Adjusted EPS awards and target achievement for the carbon emissions reduction awards.

(b)
Based on 2024 results, the provided amounts reflect threshold achievement for the total shareholder return, maximum achievement for the three-year cumulative Adjusted EPS awards and target achievement for the carbon emissions reduction awards.

CenterPoint Energy, Inc. 2025 Proxy Statement	63

(3)
All of Ms. Wilson’s outstanding long-term incentive awards were forfeited upon her departure from the Company in accordance with their terms.

Option Exercises and Stock Vested for Fiscal Year 2024
The following table indicates the number and value of stock options exercised and stock and performance share unit awards vested during 2024.
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wells	—	—	91,481	3,036,354
Foster	—	—	63,893	1,931,485
Karuturi	—	—	56,987	1,894,655
Ryan	—	—	44,362	1,472,255
Harkel-Rumford	—	—	34,669	1,152,167
Lesar	—	—	445,900	14,801,895
Wilson	—	—	2,893	87,108

(1)
For each of the named executive officers, the stock awards and performance share unit awards consist of the following:

	Performance Share Unit Awards for the 2022 – 2024 Performance Cycle(a)		Stock Awards Granted February 18, 2021 That Vested February 18, 2024		Stock Awards Granted May 5, 2023 That Vested May 5, 2024
Name	Number of Shares (#)	Value Realized on Vesting(b) ($)	Number of Shares (#)	Value Realized on Vesting(c) ($)	Number of Shares (#)	Value Realized on Vesting(d) ($)
Wells	72,272	2,457,971	19,209	578,383	—	—
Foster	—	—	—	—	63,893	1,931,485
Karuturi	45,840	1,559,018	11,147	335,636	—	—
Ryan	35,004	1,190,486	9,358	281,769	—	—
Harkel-Rumford	27,765	944,288	6,904	207,879	—	—
Lesar	352,781	11,998,082	93,119	2,803,813	—	—
Wilson	—	—	2,893	87,108	—	—

(a)
A participant is vested in the right to receive performance share units under the award agreements as of December 31, 2024 (the end of the performance cycle). However, pursuant to the terms of the awards, the actual number of shares to be awarded to the participant is not known until the Human Capital and Compensation Committee determines the applicable achievement levels of the underlying goals within 60 days after the end of the performance cycle. Accordingly, the awards are valued for compensation purposes after the Human Capital and Compensation Committee completes its determination and the procedures to verify the financial information used in determining the applicable achievement levels have been completed. After completion of this process, the actual transfer of the stock is made to participants.

(b)
Value Realized on Vesting for the performance share unit awards was determined using the closing market price of our common stock $31.73 on the NYSE on December 31, 2024, together with a dividend equivalent amount equal to the dividends accrued during the performance period $2.28 per share on our shares of common stock. The number of performance share units vested was determined based on an overall achievement level of 149%.

(c)
Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock $27.79 on the NYSE on February 20, 2024, together with dividend equivalents per share during the vesting period of $2.32.

(d)
Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock $29.45 on the NYSE on May 3, 2024, together with dividend equivalents per share during the vesting period of $0.78.

Pension Benefits
Our named executive officers hired or rehired before January 1, 2020 (Mr. Ryan and Mses. Karuturi and Harkel-Rumford) are eligible for pension benefits under a tax-qualified defined benefit pension plan—the CenterPoint Energy Retirement Plan (CNP Retirement Plan). In addition, our named executive officers who are eligible to accrue benefits under the CenterPoint Energy Retirement Plan are also eligible to accrue benefits under a benefit restoration plan, which is also a defined benefit plan. Participants
64	CenterPoint Energy, Inc. 2025 Proxy Statement

are fully vested in both plans after three years of service. Participants hired on or after January 1, 1999 but prior to January 1, 2009 (including Ms. Harkel-Rumford) accumulated a retirement benefit based upon a cash balance formula of four percent of base salary and short-term incentive compensation through December 31, 2008. For periods after December 31, 2008, the retirement benefit is based on a cash balance formula of five percent of base salary and short-term incentive compensation.
In connection with the Vectren merger, we also acquired, and continue to maintain, a tax-qualified defined benefit pension plan that provides pension benefits for certain eligible employees who were employed by Vectren and its affiliates at the time of the merger (including Ms. Wilson)—the Vectren Corporation Combined Non-Bargaining Retirement Plan (Vectren Retirement Plan). Prior to January 1, 2020, Ms. Wilson accrued a retirement benefit under the plan based on a cash balance formula of 2.5 percent of base salary and short-term incentive compensation, plus an additional $310 annual credit. The plan was frozen as of January 1, 2020 for participants accruing benefits solely under a cash balance formula (including Ms. Wilson) such that no further benefits, except interest credits, accrue after that date.
All of our named executive officers who are eligible for benefits under our tax-qualified retirement plans are also eligible for benefits under a benefits restoration plan. Benefits that may not be provided under the retirement plans because of Internal Revenue Code annual limits on benefits and compensation are made in a bookkeeping account under a benefit restoration plan. The excess benefit amounts are determined based on the benefit formula under the applicable retirement plan. To comply with the requirements under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Benefit Restoration Plan (CNP Benefit Restoration Plan) for excess benefits related to the CenterPoint Energy Retirement Plan that accrued or vested after 2004. We also acquired, and continue to maintain, the Vectren Corporation Nonqualified Defined Benefit Restoration Plan (the Vectren Restoration Plan) in connection with the Vectren merger, under which Ms. Wilson accrued excess benefits related to the Vectren Retirement Plan.
The restoration plans are subject to Section 409A of the Internal Revenue Code. Our named executive officers who are eligible for the plans will generally receive payments in a lump sum form under the applicable plan following separation from service. Benefit payments for our named executive officers and other key employees will be delayed for six months to comply with Section 409A of the Internal Revenue Code. The restoration plans do not provide any past service credits or accelerated service benefits.
The table below provides information regarding our named executive officers’ accumulated benefits under our retirement and benefit restoration plans.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during 2024 ($)
Cash Balance Formula(1)
Karuturi	CNP Retirement Plan	10.4	106,892	—
	CNP Benefit Restoration Plan	10.4	150,617	—
Ryan	CNP Retirement Plan	15.1	165,760	—
	CNP Benefit Restoration Plan	15.1	141,761	—
Harkel-Rumford	CNP Retirement Plan	25.5	430,494	—
	CNP Benefit Restoration Plan	25.5	165,471	—
Wilson	Vectren Retirement Plan	21.6	78,714	—
	Vectren Restoration Plan	21.6	5,305	—

(1)
The benefits for Mses. Karuturi and Harkel-Rumford and Mr. Ryan are based solely on the cash balance formula under the CNP Retirement Plan. Interest accrues in the current year at the average annual interest rate for 30-year Treasury Securities as reported daily during the previous November based upon the account balance as of the end of the previous year. The interest rate for the 2024 plan year was 4.66%.

Mses. Karuturi and Harkel-Rumford and Mr. Ryan accrued an excess benefit amount under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply.
The present values for Mses. Karuturi and Harkel-Rumford and Mr. Ryan were calculated based on benefits accrued through December 31, 2024 payable at age 65. Account balances are assumed to accumulate interest credits until age 65 at 3.00%. Since these are cash balance benefits, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming an interest rate of 5.60% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the PRI-2012 Mortality Table projected using Scale MP-2021, and the interest rate for discounting payments back to December 31, 2024 is 5.60%.
The benefit for Ms. Wilson is based solely on a cash balance formula under the Vectren Retirement Plan and was frozen, except with respect to interest credits, as of January 1, 2020. Interest accrues in the current year at a rate equal to the greater of (1) the average of the annual yields for 10-year United States Treasury Constant Maturities for the previous October and (2) 4.15%. The interest rate for the 2024 plan year was 4.80%.
Ms. Wilson accrued an excess benefit amount under the Vectren Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply.
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The present values for Ms. Wilson were calculated based on benefits accrued through December 31, 2024 payable at age 65. Account balances are assumed to accumulate interest credits until age 65 at 4.15%. Since this is a cash balance benefit, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming an interest rate of 5.60% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the PRI-2012 Mortality Table projected using Scale MP-2021, and the interest rate for discounting payments back to December 31, 2024 is 5.60%.
Savings Plan and Savings Restoration Plans
Under our savings plan, our named executive officers may contribute up to 50% of their plan-eligible compensation as pre-tax or Roth contributions. They may also contribute up to 16% of eligible pay as after-tax contributions. In addition, we make employer matching contributions of 100% of the first 6% of eligible pay our named executive officers contribute under the plan. For our named executive officers hired or rehired on or after January 1, 2020 (Messrs. Lesar, Wells, and Foster) or employed in connection with the Vectren merger (Ms. Wilson), in lieu of eligibility under the defined benefit pension plans, we also make employer nonelective contributions of 3% of eligible pay. Payment options under the savings plan include (i) a lump sum payment; (ii) annual, semi-annual, quarterly, or monthly installments over a period elected by the participant, not to exceed ten years; (iii) a partial cash distribution of the participant’s account balance; or (iv) a rollover of the account. Once the annual compensation limit under the Internal Revenue Code is reached in the savings plan, employer contributions are made in a bookkeeping account under the savings restoration plan. To comply with the provisions under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Savings Restoration Plan (CNP Savings Restoration Plan) for all benefits earned or vested from and after 2005, and this plan is subject to Section 409A of the Internal Revenue Code. Benefits under this plan are paid in a lump sum following the participant’s separation from service, and all of our named executive officers participate in this plan. Benefit payments for our named executive officers and other key employees will be delayed for six months following the separation from service to comply with Section 409A of the Internal Revenue Code unless the separation from service is due to death. Benefits earned and vested prior to 2005 are payable under the 1991 CenterPoint Energy Savings Restoration Plan (1991 Savings Restoration Plan), and no new benefits are provided from and after 2005 under this plan. The 1991 Savings Restoration Plan is not subject to Section 409A of the Internal Revenue Code, and benefits are paid under this plan at the same time and in the same form and manner as distributions payable from the savings plan. Earnings on both restoration plans are based on each participant’s annual rate of return on their account in the savings plan. Participants are not permitted to make voluntary deferrals into either savings restoration plan.
Deferred Compensation Plans
Prior to January 1, 2023, our deferred compensation plan permitted eligible key employees to elect voluntarily each year to defer a percentage of up to 90% of salary and/or short-term incentive compensation. The plan was frozen as of January 1, 2023 such that no further compensation may be deferred under the plan after that date. However, interest continues to accrue on prior deferrals at the rate described below.
To comply with the provisions of Section 409A of the Internal Revenue Code, we established the CenterPoint Energy 2005 Deferred Compensation Plan (CNP Deferred Compensation Plan) for deferrals after December 31, 2004, and this plan is subject to Section 409A of the Internal Revenue Code. Under the terms of our deferred compensation plan, interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.
Participants in the plan could elect at the time of their deferral election to receive distributions of their deferred compensation and interest in three ways:
•
an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 65);

•
a lump sum distribution upon termination of employment on or after age 55; or

•
15 annual installments commencing upon termination of employment on or after age 55.

If a participant terminates employment prior to age 55, a lump sum distribution of his or her deferral amount plus interest, calculated using the Moody’s rate and excluding the additional two percentage points, will be made regardless of his or her form of distribution election. If a participant terminates employment on or after age 55, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her termination or 15 annual installments commencing upon his or her separation from service. However, benefit payments for our named executive officers and other key employees will not be paid earlier than six months after separation from service (other than by reason of death) to comply with Section 409A of the Internal Revenue Code.
In connection with the Vectren merger, we also acquired, and continue to maintain, the Vectren Corporation Nonqualified Deferred Compensation Plan (Vectren Deferred Compensation Plan). Prior to 2020, Ms. Wilson was eligible to participate in this plan, which permitted deferrals of salaries, annual incentives, and long-term incentives. This plan also provided savings restoration credits to restore employer contributions limited under Vectren’s tax-qualified savings plan by the Internal Revenue Code. Beginning
66	CenterPoint Energy, Inc. 2025 Proxy Statement

with 2020, Ms. Wilson is no longer eligible to participate in this plan, and no further compensation deferrals or savings restoration credits were made under the plan for that or any future year. However, earnings continue to accrue on her outstanding account balance, based on deemed investment in one or more investment funds selected by Ms. Wilson.
Participants in the Vectren Deferred Compensation Plan could elect at the time of their deferral election to receive an early distribution of their deferred compensation on a preselected date at least three years after the initial deferral year or upon a change in control. However, distribution of a participant’s outstanding plan benefit occurs in any event upon retirement (on or after age 55 with at least 10 years of service) in a lump sum or, if properly elected, in annual installments over 5, 10, or 15 years; upon non-retirement termination in a lump sum or, if properly elected, in installments over 5 years; upon disability in a lump sum; or upon death in a lump sum. A participant may also request a distribution in the event of an unforeseeable emergency. Benefit payments to be made upon separation from service for our named executive officers and other key employees will be delayed for six months after the separation from service (other than by reason of death) to comply with Section 409A of the Internal Revenue Code.
Each of our deferred compensation plans discussed above is a nonqualified plan, and the participants are general, unsecured creditors of CenterPoint Energy. With respect to the CNP Deferred Compensation Plan, no fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” for information on funding of the plan upon a change in control. With respect to the Vectren Deferred Compensation Plan, in connection with the Vectren merger, we acquired, and continue to maintain, a rabbi trust with an independent trustee for the purpose of funding benefits under the plan. The trust is an irrevocable, grantor trust. The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries but remain subject to the claims of general creditors under applicable state and federal law.
Nonqualified Deferred Compensation Table
The following table provides information with respect to benefits under the deferred compensation plans and the savings restoration plans.
Name	Plan Name	Executive Contributions in 2024 ($)	Registrant Contributions in 2024(1) ($)	Aggregate Earnings in 2024(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2024 ($)
Wells	CNP Savings Restoration Plan	—	249,129	76,078	—	675,116
Foster	CNP Savings Restoration Plan	—	121,794	14,045	—	146,550
Karuturi	CNP Savings Restoration Plan	—	87,196	43,597	—	361,125
Ryan	CNP Deferred Compensation Plan	—	—	1,083	—	15,630
	CNP Savings Restoration Plan	—	48,043	56,361	—	353,781
Harkel-Rumford	CNP Savings Restoration Plan	—	41,368	16,840	—	214,265
	1991 Savings Restoration Plan	—	—	506	—	6,434
Lesar	CNP Savings Restoration Plan	—	—	—	(1,338,796)	—
Wilson	CNP Savings Restoration Plan	—	—	—	—	98,116
	Vectren Deferred Compensation Plan	—	—	254	—	9,113

(1)
The Registrant Contributions in 2024 column for the savings restoration plan include employer contributions that could not be made to the tax-qualified savings plan due to limitations under the Internal Revenue Code. Our contributions to the savings plan and savings restoration plan for the named executive officers are also included in the footnote to the All Other Compensation column of the Summary Compensation Table.

(2)
For the deferred compensation plans, Aggregate Earnings in 2024 consist of earnings on prior plan deferrals. For Mr. Ryan, the 2024 interest rate for the CNP Deferred Compensation Plan was 7.44% with interest compounded annually. For Ms. Wilson, 2024 earnings for the Vectren Deferred Compensation Plan include gains and losses calculated using the annualized rate of return for her account based on the investment funds she selected for the deemed investment of her account.

For the savings restoration plans, Aggregate Earnings in 2024 include gains and losses determined based on the participant’s balances as of January 1, 2024 plus any employer contributions credited for that year. The gains and losses are calculated using the annualized rate of return for the participant’s account in the plans based on the investment funds selected by the participant.
CenterPoint Energy, Inc. 2025 Proxy Statement	67

Potential Payments upon Change in Control or Termination
Our Board adopted a change in control plan to ensure consistency of officer benefits and to simplify administration, which was effective January 1, 2015, and was subsequently amended and restated, effective May 1, 2017 (the plan). All of our named executive officers are participants in the plan.
The change in control plan provides for payments and other benefits in the event a covered termination of employment occurs within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after the completion of a transaction that effects a change in control. A “change in control” will be deemed to occur under the plan if:
•
any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless these securities are acquired directly from CenterPoint Energy as part of a merger or consolidation and following the merger or consolidation the conditions for an exclusion from a merger or consolidation event described below are met;

•
the members of our Board on the effective date of the plan, and successors designated as provided in the agreement, cease to constitute a majority of the Board;

•
approval by the shareholders of (or if there is no such approval, consummation of) a merger or consolidation of, or involving, CenterPoint Energy unless:

•
more than 70% of the surviving corporation’s outstanding voting securities are owned by former shareholders of CenterPoint Energy,

•
if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of the business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

•
no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•
a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or

•
approval by the shareholders of (or if there is no such approval, consummation of) a sale or disposition of 70% or more of CenterPoint Energy’s assets unless:

•
individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity), and

•
a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity) were members of our Board immediately prior to the asset sale.

Under the plan, a covered termination occurs if the officer’s employment is terminated within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period under the plan. “Good reason” means any of the following: (a) a failure to maintain the officer in his or her position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a material reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits other than a reduction that applies generally to all covered employees; (e) a material reduction in the officer’s overall compensation opportunities under the short-term incentive plan, a long-term incentive plan or other equity plan; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors’ and officers’ liability insurance covering the officer.
The plan provides for payment to our named executive officers experiencing a covered termination of employment a lump sum amount equal to (i) three times, in the case of Messrs. Wells and Lesar (or two times for Mr. Wells prior to his appointment as Chief Executive Officer), and (ii) two times, in the case of Messrs. Foster and Ryan and Mses. Karuturi, Harkel-Rumford, and Wilson, the sum of the officer’s base salary plus short-term incentive award at target, if applicable.
For officers who are not age 55 or older with five years of service (which includes all our named executive officers except Ms. Harkel-Rumford), the plan also provides for a prorated short-term incentive lump sum payment based on the officer’s annualized base pay as of the date of termination multiplied by his or her short-term incentive target and is prorated based on the number of days he or she was employed during the performance year. In addition, Mr. Ryan and Mses. Karuturi and Harkel-Rumford will be entitled to a benefit equal to two additional years of pay credits under the cash balance formula under the retirement plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the benefit restoration plan is paid.
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The plan provides a similar benefit for officers who are not eligible to participate in the retirement plan. Messrs. Wells and Lesar will be entitled to a benefit equal to three additional years (or two additional years for Mr. Wells prior to his appointment as Chief Executive Officer), and Mr. Foster and Ms. Wilson will be entitled to a benefit equal to two additional years, of employer nonelective contributions under the savings plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the savings restoration plan is paid. In addition, the plan provides for welfare benefits for a period of two years, career transition placement services, and the reimbursement of legal fees incurred related to the severance. With respect to awards granted under the long-term incentive plan, such awards are not subject to the plan and are governed by the long-term incentive plan and applicable award agreements.
Due to Mr. Lesar and Mses. Harkel-Rumford’s and Wilson’s departures from the Company, they are no longer eligible to receive any payments upon a change in control under the plan.
Our plan does not include any excise tax gross-up payment provisions. Under our plan, the executive’s total change in control payment is automatically reduced to the minimum extent necessary to prevent triggering the excise tax, but only if the after-tax benefit of the reduced payment exceeds the after-tax benefit if the payment was not reduced. If the payment is not reduced, the officer will be liable for any excise tax due under Section 4999 of the Internal Revenue Code.
An officer must sign a waiver and release in connection with any claims relating to the executive’s employment with or separation from the Company prior to receiving any benefits under the plan. The plan provides that for one year following a covered termination, an officer is prohibited from hiring or soliciting any employees to leave our employment or solicit or attempt to solicit the business of any of our customers or acquisition prospects. In addition, for one year following a covered termination, an officer is prohibited, without prior written consent, from engaging in any business or accepting employment with or rendering services to a business that is in competition with us. These non-solicit and non-compete restrictions are limited to a 50-mile radius around any geographical area in which we engage (or have a definite plan to engage) in operations or marketing of products or services at the time of the officer’s covered termination.
Change in control provisions in awards under our current long-term incentive plan. Awards granted under the long-term incentive plan are not subject to the plan and are governed by the long-term incentive plan and the applicable award agreements. The different outstanding award types under the long-term incentive plan are treated as follows:
Stock Awards. For all outstanding stock awards (other than the buy-out award granted to Mr. Foster), “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or a covered termination of employment occurs. A covered termination of employment occurs for purposes of awards under the long-term incentive plan if the officer’s employment is terminated within two years after the completion of a transaction that effects a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined in the award agreement), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period set forth in the award agreement. “Good reason” for this purpose is defined in substantially the same manner as such term is defined in the change in control plan. The buy-out award granted to Mr. Foster does not provide for accelerated vesting upon a change in control but provides for accelerated vesting upon death, disability, or termination of employment without cause (as defined in the award agreement).
Performance Share Units. For all outstanding performance share units, “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or if a covered termination of employment occurs (as described above for stock awards).
Executive Severance Guidelines. We do not maintain individual employee agreements or a separate non-change-in-control severance plan for executives. However, in response to shareholder feedback, the Human Capital and Compensation Committee has adopted executive severance guidelines to set forth appropriate limits on any severance payments made to our named executive officers. The guidelines do not entitle any executive to severance benefits upon termination. The Human Capital and Compensation Committee continues to have discretion to determine the eligibility of a named executive officer for severance benefits and the amounts of any benefits. Under the guidelines, severance payments are to be made only upon a named executive officer’s involuntary termination without cause, and if a cash severance payment is determined to be appropriate, such payment may not exceed, absent compelling reasons, the sum of (i) one and one-half (1.5) times (or in the case of the Chief Executive Officer, two (2) times) annual base salary, with the actual multiplier determined based on relevant factors such as years of service, and (ii) the executive’s target short-term incentive award. An additional amount may also be paid to compensate for any short-term incentive award forfeited due to the executive’s termination. Additional amounts or benefits may also be provided as deemed appropriate to reasonably compensate the executive for the loss of active employee welfare benefits, financial services, or other benefits or for relocation expenses, and reasonable outplacement services may be provided. The guidelines do not apply
CenterPoint Energy, Inc. 2025 Proxy Statement	69

to payments or benefits payable under any separate benefit plan or agreement, such as awards under our long-term incentive plan. Further, in the event of a covered termination under the change in control plan, the guidelines will not apply, and the change in control plan will govern.
EXECUTIVE	BASE PAY MULTIPLIER	MAXIMUM CASH SEVERANCE PAYMENT UNDER EXECUTIVE SEVERANCE GUIDELINES(1)
Chief Executive Officer	2x	Two (2) times annual base salary plus target short- term incentive award
Non-CEO Named Executive Officer	1.5x	One and a half (1.5) times annual base salary plus target short-term incentive award

(1)
The executive severance guidelines also permit the payment of certain other compensation and benefits, as appropriate, in addition to the cash severance payment, as described above.

Retirement. Under the terms of our long-term incentive award agreements, our executive officers are eligible for pro-rata or full vesting of such awards, subject to achievement of any applicable performance goals, in connection with their retirements, if certain conditions are met, as discussed above in “Additional Information Regarding Our Equity Incentive Plan Awards” above. Further, under the terms of our short-term incentive plan, if an executive officer satisfies the retirement provisions under the plan and terminates employment during the plan year, he or she is eligible for a pro-rata payment at target level of achievement. None of our named executive officers who are currently employed by the Company have satisfied the applicable retirement eligibility requirements at this time.
Payments in the event of change in control. The table below presents amounts that would have been payable and the value of the benefits provided under the change in control plan assuming a covered termination of employment occurred on December 31, 2024 following a change of control. The numbers in the table have been rounded to the nearest one thousand dollars.
Type of Payment(1)	Wells	Foster	Karuturi	Ryan
Severance amount	$7,763,000	$2,610,000	$2,610,000	$1,785,000
Short-term Incentive Plan	$1,438,000	$580,000	$580,000	$368,000
Long-term Incentive Plan:(2)
Performance Share Units (Unvested)	$8,397,000	$3,140,000	$3,211,000	$2,261,000
Performance Share Units (Vested)(3)	$1,648,000	—	$1,045,000	$798,000
Stock awards (Unvested)	$3,348,000	$3,160,000	$1,419,000	$1,018,000
Stock awards (Vested)	—	—	—	—
Benefit restoration plan(4)	—	—	$409,000	$326,000
Savings restoration plan(5)	$280,000	$109,000	—	—
Health and welfare benefits	$30,000	$46,000	$46,000	$24,000
Outplacement	$8,000	$8,000	$8,000	$8,000
Total benefit and payment	$22,912,000	$9,653,000	$9,328,000	$6,588,000

(1)
Mr. Lesar and Mses. Wilson and Harkel-Rumford have been omitted from this table as they departed the Company on January 5, 2024, July 26, 2024, and February 3, 2025, respectively. For information regarding payments to Mr. Lesar and Mses. Wilson and Harkel-Rumford in connection with their respective departures, see “— Retirements and Severance Arrangements” below.

(2)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on December 31, 2024, which was $31.73. The payments are determined as described under “— Change in control provisions in awards under our current long-term incentive plan.” Amounts shown are calculated based on the target level of achievement of any applicable performance goals. Amounts shown for the long-term incentive plan in this table include amounts in the “Payments upon termination of employment” table below.

(3)
Amounts shown include PSUs granted in 2022 that vested on December 31, 2024, and were payable regardless of whether the officer terminated employment or whether a change in control occurred, as set forth in the award agreements.

(4)
Amounts shown consist of the increase in cash balance accounts that would result from crediting an additional two years of pay credits under the cash balance formula for Mr. Ryan and Ms. Karuturi.

(5)
Amounts shown consist of a benefit equal to an additional three years of employer nonelective contributions under the savings plan for Mr. Wells and two years for Mr. Foster.

Upon a change in control, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he or she is already entitled, if payable upon a change in control, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).
70	CenterPoint Energy, Inc. 2025 Proxy Statement

Payments upon termination of employment. Certain benefits are payable to a named executive officer upon his or her termination of employment other than in the event of a change in control as described above. The table below presents information on the value of short-term and long-term incentive benefits at the target level of achievement that would be provided if a named executive officer terminated employment as of December 31, 2024. The numbers in the table have been rounded to the nearest one thousand dollars.
Type of Payment(1)	Wells	Foster	Karuturi	Ryan
Short-term Incentive Plan	—	—	—	—
Long-term Incentive Plan:(2)
Performance Share Units (Unvested)	—	—	—	—
Performance Share Units (Vested)(3)	$1,648,000	—	$1,045,000	$798,000
Stock Awards (Unvested)	—	$2,116,000	—	—
Stock Awards (Vested)	—	—	—	—
Total	$1,648,000	$2,116,000	$1,045,000	$798,000

(1)
Mr. Lesar and Mses. Wilson and Harkel-Rumford have been omitted from this table as they departed the Company on January 5, 2024, July 26, 2024, and February 3, 2025, respectively. For information regarding payments to Mr. Lesar and Mses. Wilson and Harkel-Rumford in connection with their respective departures, see “— Retirements and Severance Arrangements” below.

(2)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on December 31, 2024, which was $31.73. All amounts shown have been calculated assuming the target level of achievement.

(3)
Amounts shown include PSUs granted in 2022 that vested on December 31, 2024, and were payable regardless of whether the officer terminated employment, as set forth in the award agreements.

Upon termination of employment, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he or she is already entitled, if payable upon termination of employment, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.
Payments upon termination due to death. The table below presents information on the value of the benefits payable if a named executive officer had died on December 31, 2024. The numbers in the table have been rounded to the nearest one thousand dollars. The beneficiaries would have been entitled to the following amounts:
Type of Payment(1)	Wells	Foster	Karuturi	Ryan
Short-term Incentive Plan(2)	$1,438,000	$580,000	$580,000	$368,000
Long-term Incentive Plan(3)
Performance Share Units (Unvested)	$8,397,000	$3,140,000	$3,211,000	$2,261,000
Performance Share Units (Vested)(4)	$1,648,000	—	$1,045,000	$798,000
Stock Awards (Unvested)	$3,348,000	$3,160,000	$1,419,000	$1,018,000
Stock Awards (Vested)	—	—	—	—
Executive life insurance plan	—	—	—	—
Basic life insurance(5)	$50,000	$50,000	$50,000	$50,000
Total	$14,881,000	$6,930,000	$6,305,000	$4,495,000

(1)
Mr. Lesar and Mses. Wilson and Harkel-Rumford have been omitted from this table as they departed the Company on January 5, 2024, July 26, 2024, and February 3, 2025, respectively. For information regarding payments to Mr. Lesar and Mses. Wilson and Harkel-Rumford in connection with their respective departures, see “— Retirements and Severance Arrangements” below.

(2)
Under the terms of our short-term incentive plan, a participant who dies during the plan year is eligible for a pro rata plan distribution at the target level of achievement.

(3)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on December 31, 2024, which was $31.73. Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who dies prior to vesting is eligible for a full distribution of the award, based on the target level of achievement of any applicable performance goals.

(4)
Amounts shown include PSUs granted in 2022 that vested on December 31, 2024, and were payable regardless of the officer’s death, as set forth in the award agreements.

(5)
Amounts payable by third party insurance providers.

Each named executive officer’s beneficiaries would also be entitled to receive payment for any fully vested benefits to which they are entitled under the terms of the applicable plan or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.
CenterPoint Energy, Inc. 2025 Proxy Statement	71

Payments upon disability. If a named executive officer becomes disabled as defined under our long-term disability plan on December 31, 2024, he or she would receive the payments stated in the table below. The numbers in the table have been rounded to the nearest one thousand dollars.
Type of Payment(1)	Wells	Foster	Karuturi	Ryan
Short-term Incentive Plan(2)	$1,438,000	$580,000	$580,000	$368,000
Long-term Incentive Plan(3)
Performance Share Units (Unvested)	$8,397,000	$3,140,000	$3,211,000	$2,261,000
Performance Share Units (Vested)(4)	$1,648,000	—	$1,045,000	$798,000
Stock Awards (Unvested)	$3,348,000	$3,160,000	$1,419,000	$1,018,000
Stock Awards (Vested)	—	—	—	—
Long-term Disability Per Month(5)	$20,000	$20,000	$20,000	$20,000
Total	$14,851,000	$6,900,000	$6,275,000	$4,465,000

(1)
Mr. Lesar and Mses. Wilson and Harkel-Rumford have been omitted from this table as they departed the Company on January 5, 2024, July 26, 2024, and February 3, 2025, respectively. For information regarding payments to Mr. Lesar and Mses. Wilson and Harkel-Rumford in connection with their respective departures, see “— Retirements and Severance Arrangements” below.

(2)
Under the terms of our short-term incentive plan, an individual who becomes disabled as defined under our long-term disability plan during the plan year is eligible for a pro rata plan distribution at the target level of achievement.

(3)
For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on December 31, 2024, which was $31.73. Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who separates from service due to disability prior to vesting is eligible for a full distribution of the award, based on the target level of achievement of any applicable performance goals.

(4)
Amounts shown include PSUs granted in 2022 that vested on December 31, 2024, which were payable regardless of the officer’s disability, as set forth in the award agreements.

(5)
Amounts payable by third party insurance providers.

Upon becoming disabled as defined under our long-term disability plan, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he or she is already entitled, if payable upon disability, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.
Retirements and Severance Arrangements
David J. Lesar
Mr. Lesar retired from his position as Chief Executive Officer and as a member of the Board on January 5, 2024. In connection with Mr. Lesar’s retirement, the Human Capital and Compensation Committee and the Board approved the following compensation arrangements: (i) in recognition of Mr. Lesar’s continued employment through the end of 2023, a lump sum cash payment in the amount of $4,068,750, which is the amount of Mr. Lesar’s short-term incentive award for the 2023 performance year determined at the approved achievement level for other executive officers and (ii) in accordance with the long-term incentive plan and past practice for other retirement-eligible employees, “enhanced retirement” benefits for Mr. Lesar’s outstanding 2021, 2022 and 2023 stock awards, valued at $7,512,750, and 2022 and 2023 performance share unit awards, valued at $14,369,910, in each case as set forth under the applicable award agreement. With respect to these long-term incentive plan awards, the amounts shown assume target level of achievement and have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on January 5, 2024, the date of Mr. Lesar’s retirement, which was $29.24. Per the terms of the applicable award agreements, the restricted stock unit awards and the performance share unit awards remain subject to achievement of the applicable performance goals before vesting.
Lynnae K. Wilson
In connection with the Company’s termination of Ms. Wilson’s employment on July 26, 2024, Ms. Wilson entered into a separation and release agreement with the Company. Under the separation and release agreement, Ms. Wilson received a lump sum cash payment of $999,750, representing 1.5 times Ms. Wilson’s base salary and 1 times her target short-term incentive plan award, and was eligible for up to 18 months of continued health coverage under COBRA at active employee rates and nine months of outplacement services, in exchange for execution of a release of claims against the Company and agreement to refrain from making any disparaging statements regarding the Company to clients, customers, or suppliers; to return and not use any proprietary or confidential business information of the Company; and for a period of one year following her departure, to not solicit any employee of the Company or use any confidential information to solicit any customer of the Company. All of Ms. Wilson’s
72	CenterPoint Energy, Inc. 2025 Proxy Statement

outstanding equity awards were forfeited upon her departure. The payments and benefits provided to Ms. Wilson in connection with her departure complied with the Company’s executive severance guidelines.
Lynne Harkel-Rumford
Ms. Harkel-Rumford, who served as Executive Vice President and Chief Human Resources Officer until January 1, 2025, retired from the Company on February 3, 2025. In accordance with the Company’s long-term incentive plans and past practice for other retirement eligible employees, the Human Capital and Compensation Committee and the Board approved for Ms. Harkel-Rumford (i) “enhanced retirement” benefits under her outstanding 2022 and 2023 restricted stock unit awards, valued at $458,456, and 2023 performance share unit awards, valued at $770,064, in each case as set forth under the applicable award agreement, and (ii) “retirement” benefits under her outstanding 2024 restricted stock unit award, valued at $277,050, and 2024 performance share unit awards, valued at $831,086, in each case as set forth under the applicable award agreement. With respect to these long-term incentive plan awards, the amounts shown assume target level of achievement and have been converted to dollars using the NYSE closing price for CenterPoint Energy common stock on February 3, 2025, the date of Ms. Harkel-Rumford’s retirement, which was $32.51. Per the terms of the applicable award agreements, the restricted stock unit awards and the performance share unit awards remain subject to achievement of the applicable performance goals before vesting. In addition, Ms. Harkel-Rumford satisfied the requirements for the retirement provisions under our short-term incentive plan and was entitled under the terms of the plan to a lump sum payment of her short-term incentive award for the 2024 performance year determined at the approved achievement level, and of a prorated portion of her target short-term incentive award for the 2025 performance year. These short-term incentive plan payments totaled $446,598.
Rabbi Trust
We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants under our deferred compensation plans, benefit restoration plans, savings restoration plans, long-term incentive plan agreements, in some instances, and change in control plan, in which our named executive officers participate (other than plans acquired in connection with the Vectren merger, in which Ms. Wilson is the only named executive officer who has participated). The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the covered plans or when required by our Benefits Committee, which consists of officers of the Company. If there is a change in control (defined in substantially the same manner as in the change in control plan described under “Potential Payments upon Change in Control or Termination”), the grantor trust must be fully funded, within 30 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries but remain subject to the claims of general creditors under applicable state and federal law. In addition, we acquired, and continue to maintain, in connection with the Vectren merger, a rabbi trust for the purpose of funding benefits under the Vectren Deferred Compensation Plan. Refer to “Executive Compensation Tables—Deferred Compensation Plans.”
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, as adopted pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing information about the relationship between compensation actually paid to our named executive officers and each of the following company performance measures, which, in the company’s assessment, are also the most important financial performance measures used for the most recently completed fiscal year to link compensation actually paid to our named executive officers to company performance:
Most Important Financial Performance Measures
Cumulative total shareholder return (TSR)	Net income	Adjusted EPS (company-selected financial performance measure)
CenterPoint Energy, Inc. 2025 Proxy Statement	73

Information for each of the last five completed fiscal years is shown in the table below for each principal executive officer (“PEO”) and for our non-PEO named executive officers (“Non-PEO NEOs”) as averages.
					PEO Pay(1)				Non-PEO NEOs Pay(2)		Value of Initial Fixed $100 Investment Based on:		Other Performance Measures
	Summary Compensation Table Total				Compensation “Actually Paid”(3)				Average Summary Compensation Table Total Compensation	Average Compensation “Actually Paid”(3)	Total Shareholder Return (TSR)(4)	“Peer Group” Total Shareholder Return (TSR)(4)	Net Income(5) ($ in millions)	Company- Selected Measure- Adjusted EPS(6)
Year	Wells	Lesar	Somerhalder	Prochazka	Wells	Lesar	Somerhalder	Prochazka
2024	$9,231,166	$360,798			$12,675,948	$3,481,293			$2,726,754	$3,209,399	$133.6	$114.0	$1,019	$1.62
2023		$16,204,475				$24,939,494			$4,304,023	$4,780,554	$117.0	$97.5	$867	$1.50
2022		$13,943,974				$29,628,764			$2,551,102	$4,418,767	$119.5	$111.2	$1,008	$1.38
2021		$37,809,810				$52,998,434			$8,318,875	$10,539,727	$108.7	$113.9	$1,391	$1.27
2020		$11,946,295	$3,075,656	$6,656,290		$13,546,218	$3,066,727	$5,704,640	$2,812,497	$2,201,357	$82.1	$99.4	$(949)	$1.17

(1)
Our PEOs during the last five completed fiscal years were Scott Prochazka, John Somerhalder II, David Lesar, and Jason Wells. Messrs. Prochazka, Somerhalder and Lesar were each PEOs in 2020. Mr. Lesar was the only PEO for years 2021, 2022, and 2023. Messrs. Lesar and Wells were each PEOs in 2024.

(2)
Our Non-PEO NEOs for the last five completed fiscal years are as follows:

For 2024, Christopher Foster, Monica Karuturi, Jason Ryan, Lynne Harkel-Rumford, and Lynnae K. Wilson;
For 2023, Jason Wells, Scott Doyle, Christopher Foster, Monica Karuturi, Jason Ryan, and Lynne Harkel-Rumford;
For 2022, Jason Wells, Scott Doyle, Monica Karuturi, and Gregory Knight;
For 2021, Jason Wells, Scott Doyle, Kenneth Mercado, Monica Karuturi, and Milton Carroll; and
For 2020, Jason Wells, Milton Carroll, Kristie Colvin, Scott Doyle, Gregory Knight, Xia Liu, and Joseph Vortherms.
(3)
The amounts for the non-PEO NEOs are provided as averages. For purposes of these adjustments, PSUs based on a TSR performance objective, whether vested, unvested, or forfeited, were valued using Monte Carlo simulation. PSUs based on a non-TSR performance objective, whether vested, unvested, or forfeited, were valued using the closing trading price for CenterPoint Energy common stock on the applicable valuation date and assuming projected achievement as of the end of the fiscal year. Compensation “actually paid” for each fiscal year is the total compensation reported in the Summary Compensation Table for that year adjusted by the following amounts:

Actually Paid Adjustments	2024
	PEO		Average Non-PEO NEOs
	Wells	Lesar
Summary Compensation Table (SCT) Total	$9,231,166	$360,798	$2,726,754
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(5,749,999)	—	$(1,302,789)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	—	$(20,966)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	—	$20,481
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$7,916,360	—	$1,588,780
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$416,564	$716,754	$126,985
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$45,162	$220,853	$24,605
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$816,696	$2,182,888	$291,710
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—	$(246,162)
Total Compensation Actually Paid	$12,675,948	$3,481,293	$3,209,399
Actually Paid Adjustments	2023
	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$16,204,475	$4,304,023
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(9,900,034)	$(2,325,001)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$(18,649)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$22,661
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$11,939,585	$2,604,465
74	CenterPoint Energy, Inc. 2025 Proxy Statement

Actually Paid Adjustments	2023
	PEO	Average Non-PEO NEOs
Increase for Fair Value of Awards Granted During Year that Vest During Year	$5,714,000	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$922,748	$129,270
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$(419,558)	$7,364
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$478,279	$56,420
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—
Total Compensation Actually Paid	$24,939,494	$4,780,554
Actually Paid Adjustments	2022
	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$13,943,974	$2,551,102
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(8,481,240)	$(1,336,621)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$31,373
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$15,906
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$12,542,520	$1,976,680
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$1,550,496	$127,670
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$5,034,164	$523,494
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$5,038,851	$529,165
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—
Total Compensation Actually Paid	$29,628,764	$4,418,767
	2021
Actually Paid Adjustments	PEO	Average Non-PEO NEOs
Summary Compensation Table (SCT) Total	$37,809,810	$8,318,875
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(33,359,999)	$(1,563,500)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$(31,811)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	$16,623
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$41,286,596	$2,575,657
Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$1,063,262	$143,224
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	$53,451	$173,972
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$6,145,315	$968,869
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	$(62,183)
Total Compensation Actually Paid	$52,998,434	$10,539,727
CenterPoint Energy, Inc. 2025 Proxy Statement	75

Actually Paid Adjustments	2020
	PEO			Average Non- PEO NEOs
	Lesar	Somerhalder	Prochazka
Summary Compensation Table (SCT) Total	$11,946,295	$3,075,656	$6,656,290	$2,812,497
Deduction for Amounts Reported under the Stock Awards and Options Awards columns in the SCT	$(8,169,996)	$(2,272,619)	—	$(1,608,708)
Deduction for Amounts Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the SCT	—	$(8,929)	$1,008,367	$(59,849)
Increase for Service Cost and Prior Service Cost for Pension Plans	—	—	$140,749	$14,403
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$9,382,862	—	—	$1,305,346
Increase for Fair Value of Awards Granted During Year that Vest During Year	$149,996	$2,272,619	—	$71,428
Increase for Dividends Paid on Unvested Shares/Share Units & Stock Options	$237,061	—	$528,003	$79,014
Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vest During Year	—	—	$(777,086)	$(82,302)
Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	—	—	$(1,283,285)	$(117,485)
Deduction of Fair Value of Prior Year Awards Forfeited During the Year	—	—	$(568,399)	$(212,986)
Total Compensation Actually Paid	$13,546,218	$3,066,727	$5,704,640	$2,201,357

(4)
Cumulative TSR is determined for the measurement period starting 12/31/2019 and ending on 12/31/2024, 12/31/2023, 12/31/2022, 12/31/2021, and 12/31/2020, respectively. Peer group TSR is weighted based on market capitalization as of 12/31/2019 and is based on PHLX Utility Sector Index (UTY) TSR sourced from FactSet.

(5)
Amounts shown are consolidated net income reported pursuant to GAAP in our annual report on Form 10-K.

(6)
The company-selected measure represents what the company believes is the most important financial performance measure (other than company TSR or net income) used to link company performance and the compensation actually paid to our named executive officers. The company-selected measure is Adjusted EPS. An EPS financial measure aligns with our commitment to return value to investors through earnings and dividends paid. Adjusted EPS is a non-GAAP metric which includes net income from electric and natural gas segments, as well as after tax corporate and other operating income and corporate overhead and adjusted for certain factors to reflect what we consider to be our fundamental business performance. Adjusted EPS excludes, among other items, earnings and losses from the change of value of ZENS and related securities, income and expenses related to ownership and disposal of certain midstream units, a corresponding amount of debt related to the units and allocation of associated corporate overhead, gain and impact including expenses associated with certain mergers and divestitures and other potential impact, such as changes in accounting standards, impairments or unusual items, which could have a material impact on GAAP reported results. For a full list of adjustments and reconciliation of Adjusted GAAP to consolidated income (loss) available to common shareholders and diluted EPS, the nearest GAAP metrics, please see Appendix A.

The following graphics show the relationships between executive compensation actually paid and cumulative TSR, net income, and Adjusted EPS for the last five completed fiscal years. Compensation actually paid to Non-PEO NEOs are shown as averages. The graphic that shows the relationship between executive compensation actually paid and cumulative TSR includes a comparison of cumulative TSR of the Company and cumulative TSR of the peer group over the same period.

Compensation Actually Paid versus Total Shareholder Return
Millions
$60
$50
$40
$30
$20
$10
$-
Total Shareholder Return
$140
$120
$100
$80
$60
$40
$20
$-
$22
$2
$53
$11
$30
$4
$25
$5
$16
$3
$99.4
$82.1
$113.9
$108.7
$119.5
$111.2
$117.0
$97.5
$133.6
$114.0
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid - Lesar
PEO Compensation Actually Paid - Prochazka
PEO Compensation Actually Paid - Somerhalder
Cumulative TSR
PEO Compensation Actually Paid - Wells
Non-PEO NEO Average Compensation Actually Paid
Peer Group TSR

76	CenterPoint Energy, Inc. 2025 Proxy Statement

Compensation Actually Paid versus Net Income
Millions
$60
$50
$40
$30
$20
$10
$-
$1,500
$1,000
$500
$-
$(500)
$(1,000)
Net Income
$22
$(949)
$2
$1,391
$53
$11
$30
$1,008
$4
$25
$867
$5
$16
$1,019
$3
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid - Lesar
PEO Compensation Actually Paid - Prochazka
PEO Compensation Actually Paid - Somerhalder
PEO Compensation Actually Paid - Wells
Non-PEO NEO Average Compensation Actually Paid
Net Income

Compensation Actually Paid versus Non-GAAP EPS
Millions
$60
$50
$40
$30
$20
$10
$-
$1.70
$1.65
$1.60
$1.55
$1.50
$1.45
$1.40
$1.35
$1.30
$1.25
$1.20
$1.15
$1.10
$1.05
$1.00
EPS
$22
$2
$1.17
$53
$11
$1.27
$30
$4
$1.38
$25
$5
$1.50
$16
$3
$1.62
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid - Lesar
PEO Compensation Actually Paid - Prochazka
PEO Compensation Actually Paid - Somerhalder
PEO Compensation Actually Paid - Wells
Non-PEO NEO Average Compensation Actually Paid
Non GAAP EPS

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer for 2024. The annual total compensation for our Chief Executive Officer for 2024 was determined by calculating the sum of the compensation provided to each of Mr. Lesar and Mr. Wells for the period during which each served as our Chief Executive Officer in 2024. Mr. Lesar served as our Chief Executive Officer until January 5, 2024, and Mr. Wells has served as our Chief Executive Officer since January 5, 2024.
For 2024, our last completed fiscal year:
•
the median of the annual total compensation of all employees of CenterPoint Energy, excluding the compensation for Messrs. Lesar and Wells for serving as our Chief Executive Officer in 2024, was $121,266 and

•
the annual total compensation of our Chief Executive Officer for 2024, determined by calculating the sum of the compensation provided to each of Mr. Lesar and Mr. Wells for the period during which each served as our Chief Executive Officer in 2024, as reported in the Summary Compensation Table, was $9,591,964.

CenterPoint Energy, Inc. 2025 Proxy Statement	77

Based on this information, for 2024, the ratio of our Chief Executive Officer’s annual total compensation to that of our median employee was approximately 79 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer for 2024, we took the following steps:
•
We selected November 1, 2022 as the date to identify our median employee, at which time our employee population consisted of approximately 9,100 individuals located in the United States. This population consisted of our full-time, part-time and temporary employees. The applicable SEC rules require us to identify a “median employee” only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Because there have been no changes in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure for 2024, we are using the same median employee for our 2024 pay ratio that we used for our 2022 pay ratio, although we have updated the calculation of the total compensation earned by that employee for 2024.

•
To identify the “median employee” from our employee population in 2022, we compared employees’ trailing twelve months total gross wages (consisting of base salary, short-term and long-term incentives, overtime and other compensation excluding imputed income) from our payroll records.

•
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. There has been no change in the median employee’s circumstances that we reasonably believe would result in a significant change in our pay ratio.

•
Using the median employee identified in 2022, we combined all of the elements of this employee’s compensation for 2024 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $121,266. With respect to the annual total compensation of our Chief Executive Officer for 2024, we used the sum of the compensation provided to each of Mr. Lesar and Mr. Wells for the period during which each served as our Chief Executive Officer in 2024.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
78	CenterPoint Energy, Inc. 2025 Proxy Statement

Equity Compensation Plan Information
The following table sets forth information about CenterPoint Energy’s common stock that may be issued under our existing equity compensation plans as of December 31, 2024.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	5,641,344(2)	$—	14,315,418(3)
Equity compensation plans not approved by security holders	—	—	—
Totals	5,641,344	$—	14,315,418

(1)
Plans approved by shareholders consist of the 2009 Long-Term Incentive Plan, the 2022 Long-Term Incentive Plan, and the CenterPoint Energy, Inc. Stock Plan for Outside Directors (excluding the additional securities that are subject to the proposed amendment described in Item 4 to this Proxy Statement). No future grants may be made under the 2009 Long-Term Incentive Plan.

(2)
Includes outstanding grants of 4,524,813 performance share units (which includes 1,127,039 shares at actual achievement for the 2022 performance cycle and assumes maximum performance is achieved for performance cycles commencing 2023 and later) and 1,116,531 shares issuable upon settlement of outstanding grants of stock awards.

(3)
The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance share units and performance stock. The shares remaining available for issuance generally may be used for any of these types of awards, except that the CenterPoint Energy, Inc. Stock Plan for Outside Directors provides only for awards of common stock.

CenterPoint Energy, Inc. 2025 Proxy Statement	79

Report of the Human Capital and Compensation Committee
The Human Capital and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Human Capital and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CenterPoint Energy’s proxy statement on Schedule 14A for its 2024 annual meeting, which is incorporated by reference in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, each as filed with the Securities and Exchange Commission.
Theodore F. Pound, Chair
Wendy Montoya Cloonan
Raquelle W. Lewis
Thaddeus J. Malik
80	CenterPoint Energy, Inc. 2025 Proxy Statement

Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CenterPoint Energy and is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit CenterPoint Energy’s financial statements. The Audit Committee is composed of five directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee Charter further describes the committee’s responsibilities and is available at https://investors.centerpointenergy.com/governance. During 2024, the Audit Committee met 8 times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Deloitte & Touche LLP, CenterPoint Energy’s independent registered public accounting firm (independent auditors), prior to public release.
In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and CenterPoint Energy that might reasonably be thought to bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board (PCAOB) requirements and (b) discussed with the independent auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees), and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
Management has the responsibility for the preparation of CenterPoint Energy’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2024, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report and the report and attestation of the independent auditors on internal control over financial reporting, based on the framework in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, in accordance with Section 404 of the Sarbanes-Oxley Act.
Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche LLP as CenterPoint Energy’s independent auditors for the fiscal year ending December 31, 2025.
Barbara J. Duganier, Chair
Earl M. Cummings
Christopher H. Franklin
Raquelle W. Lewis
Ricky A. Raven
CenterPoint Energy, Inc. 2025 Proxy Statement	81

Principal Accounting Firm Fees
Aggregate fees related to services provided to CenterPoint Energy as a consolidated entity for the fiscal years ended December 31, 2024 and 2023 by CenterPoint Energy’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.
	Year Ended December 31,
	2024	2023
Integrated audit of financial statements and internal control over financial reporting(1)	$6,105,000	$5,778,500
Audit-related fees(2)	2,602,145	1,634,000
Total audit and audit-related fees	8,707,145	7,412,500
Tax fees	—	—
All other fees(3)	2,051	2,051
Total fees	$8,709,196	$7,414,551

(1)
For 2024 and 2023, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements and internal control over financial reporting, statutory audits and regulatory filings.

(2)
For 2024 and 2023, amounts include fees for comfort letters, consents and various agreed-upon or expanded procedures related to accounting and/or billing records to comply with financial accounting or regulatory reporting matters.

(3)
Fees relate to a subscription-based service which provides the Company with access to benchmarking information and Deloitte research tools.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services
Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor. In addition to its approval of the audit engagement, the Audit Committee takes action at least annually to authorize the independent auditor’s performance of several specific types of services within the categories of audit-related services and tax services. Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor. Authorized tax services include compliance-related services such as services involving tax filings, as well as consulting services such as tax planning, transaction analysis and opinions. Services are subject to preapproval of the specific engagement if they are outside the specific types of services included in the periodic approvals covering service categories or if they are in excess of specified fee limitations. The Audit Committee may delegate preapproval authority to subcommittees.
During 2024, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.
82	CenterPoint Energy, Inc. 2025 Proxy Statement

ITEM 2:
Ratification of Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to conduct the annual audit of CenterPoint Energy’s accounts for the fiscal year ending December 31, 2025. Deloitte & Touche LLP (and their predecessors) have served as the independent registered public accounting firm (independent auditor) for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of the shares of our common stock entitled to vote and voted for or against the matter. Abstentions will not affect the outcome of the vote on this item. We do not expect any broker non-votes. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider the appointment.
Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.
To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Additionally, in conjunction with the mandated rotation of the lead engagement partner every five years, the Audit Committee, the independent registered public accounting firm and management discuss the timing and process for the rotation of the lead engagement partner. At the Audit Committee’s instruction, the independent registered public accounting firm identifies candidates for consideration for the lead engagement partner role based on desired skills and experience sought by management and the Audit Committee, who are then interviewed by management. Following these interviews, management makes a recommendation to the Audit Committee Chair regarding leading candidates for the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner candidates with the current lead engagement partner, the Audit Committee Chair and the other members of the Audit Committee, individually and/or as a group, interview the leading candidates. The Audit Committee then discusses and approves the appointment of the lead engagement partner. In preparation for the current lead engagement partner mandatory rotation, which takes effect in 2026, a new lead engagement partner has been selected by the Audit Committee. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

CenterPoint Energy, Inc. 2025 Proxy Statement	83

ITEM 3:
Advisory Vote on Executive Compensation
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers at the Annual Meeting. This item, commonly referred to as a “say-on-pay” vote, provides you, as a CenterPoint Energy shareholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this Proxy Statement.
The objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation and align the interests of our executives and shareholders. We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Highlights of our executive compensation program include the following:
•
Pay for Performance. The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the particular executive accomplish goals established by the Human Capital and Compensation Committee. While compensation targets will to a large extent reflect the market, actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance. The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

Target Compensation Mix as of December 31, 2024
(consisting of base salary, short-term incentives, and long-term incentives)
*
The graphic represents the average size of each component as a percentage of each named executive officer’s total target direct compensation opportunities (other than the Chief Executive Officer’s and Ms. Wilson’s) as of December 31, 2024, approved by the Human Capital and Compensation Committee in 2024.

84	CenterPoint Energy, Inc. 2025 Proxy Statement

•
Market-Based Compensation Targets. We generally target the middle of the market (25th – 75th percentiles) for each major element of compensation for our named executive officers. To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in our peer companies. In establishing individual incentive targets and awards, the Human Capital and Compensation Committee considers the data provided by its independent compensation consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Committee’s own qualitative assessment of the executive’s performance.

•
No Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed cash severance payments upon a termination of employment except pursuant to our change in control plan.

•
Change in Control Plan. Our Board of Directors approved a change in control plan, as amended and restated, effective May 1, 2017, which was further amended effective as of March 1, 2021 and January 1, 2022, that applies to all of our named executive officers. The plan contains a “double trigger,” whereby the executive is eligible for change in control benefits only if employment is terminated under certain circumstances within a set period before or after a change in control. Our change in control plan does not provide for excise tax gross up payments.

•
Executive Severance Guidelines. The Human Capital and Compensation Committee has adopted executive severance guidelines to set forth appropriate limits on any severance payments to our named executive officers. The guidelines do not entitle any executive officer to a severance payment.

•
Stock Ownership Guidelines. We maintain executive stock ownership guidelines applicable to certain of our officers, including our named executive officers, to appropriately align the interests of our officers with our shareholders’ interests for CenterPoint Energy common stock. Our guidelines provide that our President and Chief Executive Officer should own CenterPoint Energy common stock having a market value of five times base salary, our executive vice presidents should own CenterPoint Energy common stock having a market value of three times their respective base salaries and our senior vice presidents should own CenterPoint Energy common stock having a market value of two times their respective base salaries.

•
Anti-Hedging and Anti-Pledging Policy. As part of our Insider Trading Policy, our officers, employees, and directors are prohibited from hedging the risk of ownership of our common stock by purchasing, selling or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, our Insider Trading Policy prohibits our employees and directors from pledging CenterPoint Energy securities as collateral for a loan.

•
Recovery and Recoupment (Clawback) Policies. We have implemented an Executive Officer Recovery Policy in compliance with the NYSE listing standards issued in accordance with the Dodd Frank Act of 2010 that provides for the recovery of incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, regardless of the executive officer’s culpability. We also maintain a separate policy for the recoupment of incentive compensation from any officer, regardless of culpability, in the event of an accounting restatement where the restatement would have resulted in a lower amount of incentive compensation and for the recoupment of any compensation, including time-based restricted awards, from any employee who is found to have engaged in wrongdoing in connection with corporate criminal misconduct.

•
100% Independent Human Capital and Compensation Committee. The Human Capital and Compensation Committee consists entirely of independent directors.

•
Independent Compensation Consultant. The Human Capital and Compensation Committee retains an independent consultant to provide advice on executive compensation matters.

The discussion under “Compensation Discussion and Analysis” describes our executive compensation program and the related decisions made by the Human Capital and Compensation Committee in more detail. We encourage you to read this discussion, as well as the Summary Compensation Table and other related compensation tables and narrative discussion under “Executive Compensation Tables,” which provides detailed information regarding the compensation of our named executive officers.
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our shareholders entitled to vote on the matter to approve the following resolution regarding the compensation of our named executive officers:
RESOLVED, that the shareholders of CenterPoint Energy, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
Approval of the foregoing resolution requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Abstentions and broker non-votes will not affect the outcome of the vote on this item.
As an advisory vote, this proposal is not binding upon CenterPoint Energy or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains
CenterPoint Energy, Inc. 2025 Proxy Statement	85

with the Board of Directors and the Human Capital and Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Human Capital and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. The Company currently expects to hold the next shareholder advisory vote on executive compensation at the Company’s 2026 annual meeting of shareholders.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this Proxy Statement.
86	CenterPoint Energy, Inc. 2025 Proxy Statement

ITEM 4:
Approval of Amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors
Description of the Proposal
Our Board has approved, subject to approval by our shareholders, an amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors (as amended to date, the “Director Stock Plan”) to increase the number of shares of our common stock reserved for issuance under the Director Stock Plan by 350,000 shares.
The purpose of the Director Stock Plan is to provide a method of compensation for the members of our Board who are not employees of CenterPoint Energy or any of its subsidiaries that will strengthen the alignment of their financial interests with those of our shareholders. The Director Stock Plan is also intended to (i) enhance our ability to maintain a competitive position in attracting and retaining qualified outside directors who contribute, and are expected to contribute, materially to the long-term success of our company; (ii) provide a means of compensating outside directors whereby the compensation received will have a value dependent on the price of our common stock; and (iii) enhance the interest of the outside directors in our continued success and progress by further aligning each outside director’s interests with those of our shareholders. Stock awards under the Director Stock Plan are in addition to the annual retainer fee earned by outside directors. The number of non-employee director participants to whom the Director Stock Plan, as amended, initially would apply is ten, assuming all director nominees are elected at the Annual Meeting.
The Director Stock Plan was originally approved by the shareholders of our predecessor corporation in 1996, and most recently amended in 2020. The Board believes the Director Stock Plan is achieving its purpose and desires to have sufficient shares authorized for issuance under the plan to continue participation by our outside directors. The Director Stock Plan, as amended and restated effective April 26, 2018, authorized the issuance of a total of 700,000 shares of common stock under the plan and was amended effective April 24, 2020, as approved by the shareholders of the Company, to authorize the issuance of an additional 350,000 shares of common stock under the plan. There are currently 142,275 authorized shares remaining for issuance under the plan. Accordingly, we believe that the Director Stock Plan should be amended to increase the number of authorized shares to allow the Company to continue granting regular awards under the Director Stock Plan. If the amendment is approved, the aggregate number of shares of common stock that may be granted during the term of the Director Stock Plan will be increased by 350,000 shares, resulting in a total of 492,275 shares available for grant. If the amendment is approved, the aggregate number of shares of common stock that may be issued or delivered under the Director Stock Plan shall not exceed 1,400,000 shares, subject to adjustment as provided in the Director Stock Plan for certain events.
The following is a summary of the principal provisions of the Director Stock Plan. This summary does not purport to be a complete description of all of the provisions of the Director Stock Plan and is qualified in its entirety by express reference to the complete text of the Director Stock Plan. Copies of the Director Stock Plan (as amended and restated effective April 26, 2018), the first amendment thereto (effective April 24, 2020), and the proposed amendment are attached to this Proxy Statement as Appendix B, Appendix C, and Appendix D, respectively.
Description of the Director Stock Plan
Under the Director Stock Plan, each non-employee director of the Company may be granted an annual stock award consisting of the right to receive the number of shares of our common stock equal to (i) a dollar amount determined by the Board in its discretion divided by (ii) the fair market value of the common stock on the relevant award date, rounded down to the nearest whole share. The cash value of this award to non-employee directors is set by the Board annually. Grants made under the Director Stock Plan are immediately fully vested upon grant. In addition to the annual grant, a non-employee director may receive a one-time, initial grant of shares of common stock upon first commencing service as a director, based on a cash value, as of the grant date, set by the Board. Any such awards granted are immediately fully vested.
CenterPoint Energy, Inc. 2025 Proxy Statement	87

Grants under the Director Stock Plan may be made out of the authorized but unissued shares of common stock or by transfer of shares of common stock previously reacquired by CenterPoint Energy. The number of shares issuable in connection with any annual or initial grant and the aggregate number of shares remaining available for issuance under the Director Stock Plan will be proportionately adjusted to reflect any subdivision or combination of the outstanding shares of common stock or dividend payable in shares of common stock. On February 18, 2025, the last reported sales price of our common stock on the NYSE was $33.81 per share.
The Director Stock Plan will continue until the available number of shares authorized under the Director Stock plan is exhausted unless it is terminated prior to that time by action of the Board. The Board may from time to time amend, modify, or suspend the Director Stock Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that no amendment or alteration shall be effective prior to shareholder approval to the extent such approval is then required by applicable legal requirements or the listing standards of the NYSE. Except for the limitation based on legal requirements and listing standards, the Director Stock Plan does not restrict the nature of amendments that may be made without shareholder approval, including amendments that would increase the cost of the Director Stock Plan to CenterPoint Energy.
Vote Required and Board Recommendation
The approval of the amendment to the Director Stock Plan requires the affirmative vote of a majority of the shares of common stock entitled to vote on, and voted for or against, this item. Abstentions and broker non-votes will not affect the outcome of the vote on this item. If the amendment is not so approved, it will not become effective, and the Director Stock Plan will continue in effect in its current form.
The Board recommends a vote FOR the approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors.
88	CenterPoint Energy, Inc. 2025 Proxy Statement

General Information
Frequently Asked Questions About Voting
On what am I voting?
Item Description	More Information	Board Recommendation	Broker non-votes	Abstentions	Votes required for approval
Item 1: Election of directors	Page 6	FOR each nominee	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 2: Ratification of appointment of the independent registered public accounting firm	Page 83	FOR	None expected	Do not count	Majority of shares entitled to vote on, and voted for or against, the matter
Item 3: Advisory vote on executive compensation	Page 84	FOR	Do not count	Do not count	Majority of shares entitled to vote on, and voted for or against, the matter
Item 4: Approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors	Page 87	FOR	Do not count	Do not count	Majority of the shares entitled to vote on, and voted for or against, the matter
Who may vote?
Holders of our common stock recorded in our stock register at the close of business on February 18, 2025 may vote at the meeting. As of that date, there were 651,729,066 shares of our common stock outstanding.
How many votes do I have?
You have one vote for each share of our common stock you owned as of the record date for the meeting.
How do I vote?
Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of our common stock at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.
You may vote for or against each director nominee under Item 1 (election of directors) and the proposals under Item 2 (ratification of appointment of the independent registered public accounting firm), Item 3 (advisory vote on executive compensation), and Item 4 (approval of amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors), or you may abstain from voting on these items. If you give us your proxy but do not specify how to vote, we will vote your shares of our common stock in accordance with the Board’s recommendations.
What are the Board’s recommendations?
The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board and, with respect to the ratification of the appointment of the independent registered public accounting firm, the Audit Committee, recommends a vote as follows:
•
FOR the election of the eleven nominees named in this Proxy Statement as directors;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;

•
FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this Proxy Statement; and

•
FOR the approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors.

CenterPoint Energy, Inc. 2025 Proxy Statement	89

If any other matters properly come before the meeting, we will vote the shares of common stock for which we received a proxy in accordance with our best judgment and discretion.
What if I change my mind after I have voted?
You may revoke your proxy before it is voted by:
•
submitting a new proxy card with a later date;

•
voting in person at the meeting; or

•
giving written notice to Mr. Vincent A. Mercaldi, Corporate Secretary, at CenterPoint Energy’s address shown above.

Will my shares be voted if I do not provide my proxy?
It depends on whether you hold your shares of our common stock in your own name or in the name of a bank or brokerage firm. If you hold your shares of our common stock directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.
Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the NYSE. If your shares of our common stock are held in the name of a broker, bank or other nominee, such nominee can vote your shares for or against the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other items are considered “routine” and may not be voted on by your nominee without your instruction.
For all items other than ratification of the appointment of our independent registered public accounting firm, brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares because the NYSE precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner as to how to vote. Brokers cannot vote on Item 1 (election of directors), Item 3 (advisory vote on executive compensation), or Item 4 (approval of amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors) without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Item 1, Item 3, or Item 4, your broker will not vote for you with respect to those items.
Do I need a ticket to attend the meeting?
To be admitted to the meeting, you must provide proof of ownership of our common stock and proof of identification. If you plan to attend the meeting and your shares of common stock are held by banks, brokers, stock plans or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your broker or bank. All holders of our common stock will be required to present valid picture identification, such as a driver’s license, before being admitted to the meeting.
What constitutes a quorum?
To carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of our common stock entitled to vote must be represented at the meeting, either by proxy or in person. Shares of our common stock owned by CenterPoint Energy are not voted and do not count for this purpose.
Abstentions and proxies submitted by brokers that do not indicate a vote because such brokers do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.
Who conducts the proxy solicitation and how much will it cost?
We began mailing this Proxy Statement and the accompanying proxy card to shareholders on or about March 5, 2024. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs, including the fee of Innisfree M&A Incorporated, who will help us solicit proxies, of $17,500 plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact. Directors, officers and other employees will not receive additional compensation for these services.
Other Matters
The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.
90	CenterPoint Energy, Inc. 2025 Proxy Statement

Shareholder Proposals for the 2026 Annual Meeting
Pursuant to the various rules promulgated by the SEC, shareholders interested in submitting a proposal for inclusion in the Company’s proxy materials and for presentation at the 2026 annual meeting of shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Corporate Secretary by November 5, 2025. Our Bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2026 annual meeting of shareholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on October 18, 2025, and not later than the close of business on January 16, 2026. However, if the 2026 annual meeting is held before March 17, 2026 or after June 15, 2026, such written notice must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on the 180th day prior to such annual meeting and not later than the last to occur of the close of business on (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which the Company first makes public announcement of the date of such meeting. Any such notice must also comply with the timing, disclosure, procedural, and other requirements as set forth in our Bylaws. A copy of our Bylaws describing the requirements for notice of shareholder proposals may be obtained on our website at https://investors.centerpointenergy.com/governance.
Director Nominations for the 2026 Annual Meeting
For director nominations by eligible shareholders to be included in our proxy materials pursuant to the “proxy access” provisions of our Bylaws for the 2026 annual meeting of shareholders, see “Item 1—Election of Directors—Director Nomination Process (Proxy Access Requirements for Director Nominations)” for further information. Additionally, for any shareholders seeking to make director nominations for the 2026 annual meeting of shareholders (other than nominations pursuant to the “proxy access” provisions of our Bylaws), see “Item 1—Election of Directors—Director Nomination Process (Bylaw Requirements for Director Nominations)” for further information.
Householding of Annual Meeting Materials
In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (street-name shareholders) and share a single address, only one annual report to shareholders and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at (713) 207-3060 or (800) 231-6406. Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.
Annual Report to Shareholders
The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2024, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.
Cautionary Note Regarding Forward-Looking Information and Net Zero Disclaimer
This Proxy Statement, including the CD&A, contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding our net zero and greenhouse gas emissions reduction goals and our generation transition plan. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” and other similar words. These forward-looking statements are subject to various factors that could cause the Company’s actual results to differ materially from the results anticipated in these statements. These factors include, but are not limited to, those discussed in the “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Future Earnings” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as updated in subsequent reports we file with the SEC. Furthermore, the information regarding performance objectives and associated achievement levels described in the CD&A of this Proxy Statement were established at earlier dates and may not reflect subsequent developments. This information should not be interpreted as forecasts, projections, or guidance for future periods. The objectives may include adjustments from, or otherwise may not be comparable to, financial and operating measures that are publicly disclosed and may be considered of significance to investors. Some achievement levels, such as those relating to incentives for exceptional performance, may be based on assumptions that differ from actual results. CenterPoint Energy has no obligation to update or revise forward-looking statements regardless of whether new information, future events, or any other factors affect the information contained in the statements.
CenterPoint Energy, Inc. 2025 Proxy Statement	91

Net Zero Disclaimer
Our Scope 1 greenhouse gas emissions estimates are calculated from greenhouse gas emissions that directly come from our operations. Our Scope 2 greenhouse gas emissions estimates are calculated from greenhouse gas emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 greenhouse gas emissions estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude greenhouse gas emissions related to purchased power between 2024E-2026E. Our Scope 3 greenhouse gas emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the greenhouse gas emissions of transport customers and greenhouse gas emissions related to upstream extraction. While we believe that we have a clear path towards achieving our net zero greenhouse gas emissions (Scope 1 and certain Scope 2) by 2035 goals and our 20-30% reduction in certain Scope 3 greenhouse gas emissions by 2035 as compared to 2021 levels goals, our analysis and plan for execution requires us to make a number of assumptions. These goals and underlying assumptions involve risks and uncertainties and are not guarantees. Should one or more of our underlying assumptions require updating, our actual results and ability to achieve our net zero and greenhouse gas emissions reduction goals by 2035 could differ materially from our expectations. Certain of the assumptions that could impact our ability to meet our net zero and greenhouse gas emissions reduction goals and the timing thereof include, but are not limited to: greenhouse gas emission levels, service territory size and capacity needs remaining in line with Company expectations (including with respect to demand for our services and in relation to the announced sale of our Louisiana and Mississippi natural gas LDC businesses); the ability to appropriately estimate and effectively manage business opportunities from new customers and load growth resulting from, among other things, expansion of data centers, energy export facilities, including hydrogen facilities, electrification of industrial processes and transport and logistics in our service territory; regulatory approvals related to Indiana Electric’s generation transition plan and our ability to obtain such approvals; impacts on affordability of customer rates; customer demand for greenhouse gas emissions free or lower greenhouse gas emissions energy; impacts of future regulations or legislation, including those related to the environment and tax (including changes to the renewable energy tax credits enacted in the Inflation Reduction Act of 2022); impacts of future carbon pricing regulation or legislation, including a future carbon tax; price, availability and regulation of carbon offsets; price of fuel, such as natural gas; cost of energy generation technologies, such as wind and solar, natural gas and storage solutions; adoption of alternative energy by the public, including adoption of electric vehicles; rate of technology innovation with regards to alternative energy resources; our ability to implement our modernization plans for our pipelines and facilities; the ability to complete and timely implement generation alternatives, such as solar and wind generation, to Indiana Electric’s coal generation and retirement or fuel conversion dates of Indiana Electric’s coal facilities by 2035; the ability to construct and/or permit new natural gas pipelines; the ability to procure resources needed to build at a reasonable cost, the lack of or scarcity of resources and labor, the lack of project cancellations, construction delays or overruns (including as a result of tariffs, legislation, bans, retaliatory trade measures taken against the United States or related governmental action) and the ability to appropriately estimate costs of new generation; impact of any supply chain disruptions; changes in applicable standards, metrics, methodologies or frameworks; and enhancement of energy efficiencies.
By Order of the Board of Directors,

Phillip R. Smith Independent Chair of the Board	Jason P. Wells President and Chief Executive Officer
March 5, 2025
92	CenterPoint Energy, Inc. 2025 Proxy Statement

Appendix A
Reconciliation of non-GAAP Financial Measures to GAAP
This Proxy Statement contains Adjusted EPS, which is not determined to be in accordance with generally accepted accounting principles in the United States of America (GAAP). Management uses this non-GAAP financial measure for, among other things, determining performance-based compensation and financial planning. Management believes that presenting this non-GAAP financial measure enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in this non-GAAP financial measure exclude items that management believes do not most accurately reflect the Company’s fundamental business performance. These excluded items are reflected in the reconciliation tables below. Non-GAAP financial measures should not be considered as an alternative to the Company’s reported results prepared in accordance with GAAP. This non-GAAP financial measure also may be different than non-GAAP financial measures used by other companies.
Reconciliation of Adjusted EPS to nearest GAAP Metric
Adjusted EPS includes net income from the Company’s Electric and Natural Gas segments, as well as after-tax Corporate and Other operating income and an allocation of corporate overhead based upon Electric’s and Natural Gas’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance. Please see below for the adjustments to Adjusted EPS in 2024, 2023, 2022, 2021 and 2020. Beginning in 2022, CenterPoint Energy no longer separates utility and midstream operations and reports on a consolidated Adjusted EPS basis.
Reconciliations of Consolidated income (loss) available to common shareholders and diluted earnings (loss) per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share:
	Year-to-Date Ended December 31, 2024
	Dollars in millions	Diluted EPS(1)
Consolidated income (loss) available to common shareholders and diluted EPS	$1,019	$1.58
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $4)(2)(3)	(15)	(0.02)
Indexed debt securities (net of taxes of $3)(2)	11	0.01
Impacts associated with mergers and divestitures (net of taxes of $3)(2)(4)	26	0.04
Consolidated income (loss) available to common shareholders on a non-GAAP basis and Adjusted EPS	$1,041	$1.62

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

(2)
Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group, are excluded from non-GAAP EPS.

(3)
Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

(4)
Includes professional fees associated with execution of transactions from the sale of Louisiana and Mississippi LDCs.

	Year-to-Date Ended December 31, 2023
	Dollars in millions	Diluted EPS(1)
Consolidated income (loss) available to common shareholders and diluted EPS	$867	$1.37
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $7)(2)(3)	(25)	(0.04)
Indexed debt securities (net of taxes of $6)(2)	21	0.03
Impacts associated with mergers and divestitures (net of taxes of $64)(2)(4)	89	0.14
Consolidated income (loss) available to common shareholders on a non-GAAP basis and Adjusted EPS	$952	$1.50
CenterPoint Energy, Inc. 2025 Proxy Statement	A-1

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

(2)
Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group, are excluded from non-GAAP EPS.

(3)
Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

(4)
Includes $4.4 million of pre-tax operating loss related to Energy Systems Group, a divested non-regulated business, as well as the $13 million loss on sale and approximately $2 million of other indirect related transaction costs associated with the divestiture.

	Year-to-Date Ended December 31, 2022
	Dollars in millions	Diluted EPS(1)
Consolidated income (loss) available to common shareholders and diluted EPS	$1,008	$1.59
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $66)(2)(3)	247	0.39
Indexed debt securities (net of taxes of $68)(2)	(256)	(0.40)
Midstream-related earnings (net of taxes of $2)(2)(4)	(46)	(0.07)
Impacts associated with mergers and divestitures (net of taxes of $165)(2)(5)	(80)	(0.13)
Consolidated on a non-GAAP basis	$873	$1.38

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS.

(2)
Taxes are computed based on the impact removing such item would have on tax expense.

(3)
Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

(4)
Includes earnings and expenses related to ownership and disposal of Energy Transfer LP units, a corresponding amount of debt related to the units and an allocation of associated corporate overhead. Includes costs associated with early extinguishment of $600 million debt at CenterPoint Energy, Inc. of approximately $35 million, net of taxes.

(5)
Includes a settlement charge of $35 million, net of tax, related to CenterPoint Energy pension plan’s purchase of a group annuity contract in December 2022 to transfer benefit obligations of CenterPoint Energy’s previously divested businesses to an insurance company.

Year-to-Date Ended December 31, 2021
	Utility Operations		Midstream Investments		Corporate and Other(7)		Consolidated
	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)
Consolidated income (loss) available to common shareholders and diluted EPS	$878	$1.44	$818	$1.34	$(305)	$(0.50)	$1,391	$2.28
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $11)(2)(3)	—	—	—	—	40	0.07	40	0.07
Indexed debt securities (net of taxes of $11)(2)	—	—	—	—	(39)	(0.06)	(39)	(0.06)
Impacts associated with gas LDC sales (net of taxes of $2, $3)(2)(4)	(4)	(0.01)	—	—	5	0.01	1	—
Cost associated with the early extinguishment of debt (net of taxes of $7)(2)	—	—	—	—	27	0.04	27	0.04
Impacts associated with Enable & Energy Transfer merger:
Gain at merger close, net of transaction costs (net of taxes of $134 and $0)(2)	—	—	(546)	(0.90)	(1)	—	(547)	(0.90)
Loss on equity securities (net of taxes of $24)(2)(5)	—	—	—	—	98	0.16	98	0.16
Costs associated with the early extinguishment of debt (net of taxes of $1)(2)	—	—	—	—	6	0.01	6	0.01
Impacts associated with other mergers and divestitures (net of taxes of $2, $13)(2)(6)	4	0.01	—	—	20	0.03	24	0.04
Corporate and Other Allocation	(105)	(0.17)	(44)	(0.07)	149	0.24	—	—
Consolidated on a non-GAAP basis	$773	$1.27	$228	$0.37	$—	$—	$1,001	$1.64
A-2	CenterPoint Energy, Inc. 2025 Proxy Statement

(1)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other and Discontinued Operations are non-GAAP financial measures.

(2)
Taxes are computed based on the impact removing such item would have on tax expense.

(3)
Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

(4)
Includes gain from remeasurement of state deferred taxes, costs to achieve the sales and costs associated with the early extinguishment of debt.

(5)
Comprised of Energy Transfer LP common and Series G preferred units.

(6)
Includes impacts associated with the Vectren merger and the sales of Infrastructure Services (CIS) and Mobile Energy Solutions (MES).

(7)
The Corporate and Other allocation includes after tax Corporate and Other operating income, earnings from the Midstream preferred distributions net of an associated amount of debt, and an allocation of corporate overhead based upon Utility’s and Midstream’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes.

Year-to-Date December 31, 2020
	Utility Operations		Midstream Investments (Disc. Operations)		Corporate and Other(6)		CES(1) & CIS(2) (Disc. Operations)		Consolidated
	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)	Dollars in millions	Diluted EPS(3)
Consolidated income (loss) available to common shareholders and diluted EPS(3)	$508	$0.95	$(1,074)	$(2.02)	$(201)	$(0.38)	$(182)	$(0.34)	$(949)	$(1.79)
Timing effects impacting CES(1):
Mark-to-market (gains) losses (net of taxes of $3)(4)	—	—	—	—	—	—	(10)	(0.02)	(10)	(0.02)
ZENS-related mark-to-market (gains) losses:
Equity securities (net of taxes of $11)(4)(5)	—	—	—	—	(38)	(0.07)	—	—	(38)	(0.07)
Indexed debt securities (net of taxes of $13)(4)	—	—	—	—	47	0.09	—	—	47	0.09
Impacts associated with the Vectren merger (net of taxes of $1, $3)(4)	3	0.01	—	—	12	0.02	—	—	15	0.03
Impacts associated with BREC activities and Severance costs (net of taxes of $4, $0)(4)	14	0.03	—	—	3	—	—	—	17	0.03
Impacts associated with the sales of CES(1) and CIS(2) (net of taxes of $10)(4)	—	—	—	—	—	—	217	0.41	217	0.41
Impacts associated with Series C preferred stock
Preferred stock dividend requirement and amortization of beneficial conversion feature	—	—	—	—	58	0.11	—	—	58	0.11
Impact of increased share count on EPS if issued as common stock	—	(0.06)	—	0.12	—	0.01	—	—	—	0.07
Total Series C impacts	—	(0.06)	—	0.12	58	0.12	—	—	58	0.18
Losses on impairment (net of taxes of $0, $408)(4)	185	0.33	1,269	2.25	—	—	—	—	1,454	2.58
Corporate and Other Allocation	(48)	(0.09)	(64)	(0.12)	119	0.22	(7)	(0.01)	—	—
Consolidated on a non-GAAP basis	662	1.17	131	0.23	—	—	18	0.04	811	1.44
Exclusion of CES(1) and CIS(2) Discontinued Operations(7)	—	—	—	—	—	—	(18)	(0.04)	(18)	(0.04)
Consolidated on a non-GAAP basis, excluding CES(1) and CIS(2)	$662	$1.17	$131	$0.23	$—	$—	$—	$—	$793	$1.40

(1)
Energy Services segment

(2)
Infrastructure Services segment

CenterPoint Energy, Inc. 2025 Proxy Statement	A-3

(3)
Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other, and Discontinued Operations are non-GAAP financial measures.

(4)
Taxes are computed based on the impact removing such item would have on tax expense

(5)
Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

(6)
The Corporate and Other allocation includes after tax Corporate and Other operating income, earnings from the Midstream preferred distributions net of an associated amount of debt, and an allocation of corporate overhead based upon Utility’s and Midstream’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes.

(7)
Results related to Energy Services and Infrastructure Services discontinued operations are excluded from the company’s non-GAAP results

A-4	CenterPoint Energy, Inc. 2025 Proxy Statement

Appendix B
CENTERPOINT ENERGY, INC.
STOCK PLAN FOR OUTSIDE DIRECTORS
(As Amended and Restated Effective April 26, 2018)
ARTICLE I
PURPOSE
The purpose of this CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated effective April 26, 2018 (the “Plan”) is to provide for a method of compensation of Outside Directors of CenterPoint Energy, Inc. and any successor thereto (the “Company”) that will strengthen the alignment of their financial interests with those of the Company’s shareholders through increased ownership of shares of the Company’s Common Stock by such Outside Directors. The Plan is intended to (i) enhance the Company’s ability to maintain a competitive position in attracting and retaining qualified Outside Directors who contribute, and are expected to contribute, materially to the success of the Company and its Subsidiaries; (ii) provide a means of compensating such Outside Directors whereby the compensation received will have a value dependent on the price of the Common Stock; and (iii) enhance the interest of such Outside Directors in the Company’s continued success and progress by further aligning each Outside Director’s interests with those of the Company’s shareholders. Stock Awards under this Plan shall be in addition to the annual retainer fee and meeting fees earned by Outside Directors of the Company.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the terms set forth below shall have the following meanings:
“Annual Award Date” means the first business day of the month immediately following each Annual Meeting of Shareholders.
“Board” means the Board of Directors of the Company.
A “Change of Control” shall be deemed to have occurred upon the occurrence of any of the following events:
(a)   30% Ownership Change: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or
(b)   Board Majority Change: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or
(c)   Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or
(d)   Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.
CenterPoint Energy, Inc. 2025 Proxy Statement	B-1

For purposes of the foregoing,
(1)   the term “Person” means an individual, entity or group;
(2)   the term “group” is used as it is defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”);
(3)   the term “beneficial owner” is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;
(4)   the term “Outstanding Voting Stock” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;
(5)   the term “Incumbent Director” means a director of the Company (x) who was a director of the Company on May 7, 2003 or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;
(6)   the term “election contest” is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;
(7)   the term “Business Combination” means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;
(8)   the term “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries; and
(9)   the term “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means, subject to the provisions of Section 7.3, the presently authorized common stock, $0.01 par value, of the Company.
“Company” means CenterPoint Energy, Inc., a Texas corporation, and any successor thereto.
“Dividend Equivalents” means, with respect to shares of Common Stock issued or delivered at the end of the Restriction Period applicable to a Stock Award, an amount equal to all dividends and other distributions (or the economic value thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.
“Fair Market Value” means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the date immediately preceding the date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the date immediately preceding the date on which such quotations shall be available, as reported by an inter-dealer quotation system, (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Board.
“Outside Director” means a person who is a member of the Board on an Annual Award Date and who is not a current employee of the Company or a Subsidiary.
“Plan” means the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as set forth herein and as from time to time amended.
“Restriction Period” means the period of time beginning as of the grant date of a Stock Award and ending as of the date upon which the Common Stock subject to such Stock Award is no longer subject to forfeiture provisions as provided in Section 5.3.
“Stock Award” means an award of the right to receive shares of Common Stock granted by the Company to an Outside Director pursuant to, and subject to the terms, conditions and limitations specified in, Article V.
“Stock Award Amount” means a number of shares of Common Stock equal to (i) a dollar amount determined by the Board in its discretion divided by (ii) the Fair Market Value of the Common Stock on the relevant award date, rounded to the nearest whole share.
“Subsidiary” means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.
B-2	CenterPoint Energy, Inc. 2025 Proxy Statement

ARTICLE III
RESERVATION OF SHARES
AND PLAN ADMINISTRATION
3.1   Shares Reserved Under Plan:   The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 700,000 shares, subject to adjustment as hereinafter provided. All or any part of such authorized shares may be issued pursuant to Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Awards may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or are hereafter reacquired by the Company. The number of shares of Common Stock that are subject to Stock Awards under this Plan that are forfeited or terminated shall again immediately become available for Stock Awards hereunder. The Board may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 7.3 and to give effect to any amendment adopted as provided in Section 6.1.
3.2   Plan Administration:
(a)   This Plan shall be administered by the Board. Subject to the provisions hereof, the Board shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Board shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Stock Award in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board may engage in or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.
(b)   No member of the Board or officer of the Company to whom the Board has delegated authority in accordance with the provisions of this Section shall be liable for anything done or omitted to be done by him or her, by any member of the Board or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
ARTICLE IV
PARTICIPATION IN PLAN
4.1   Eligibility to Receive Stock Awards:   Stock Awards under this Plan shall be granted only to persons who are Outside Directors who are eligible to receive awards under Section 5.1 and/or 5.2.
4.2   Participation Not a Guarantee of Continuing Service as a Member of the Board:   Nothing in this Plan shall in any manner be construed to (a) limit in any way the right or power of the Company’s stockholders to remove an Outside Director, without regard to the effect of such removal on any rights such Outside Director would otherwise have under this Plan, or (b) give any right to such an Outside Director (i) to be nominated for reelection or to be reelected as such and/or (ii) after ceasing to be an Outside Director, to receive any shares of Common Stock of the Company under this Plan to which such Outside Director is not entitled under the express provisions of this Plan.
ARTICLE V
STOCK AWARDS
5.1   Initial Awards:   On or after the date an individual first becomes an Outside Director, at the discretion of the Board, such Outside Director may be granted a one-time, initial Stock Award consisting of the right to receive the number of shares of Common Stock equal to the Stock Award Amount, as determined by the Board, with such award subject to the terms, conditions and limitations set forth in this Plan; provided, however, that such Outside Director is then in office as of the grant date of such initial Stock Award. Any Stock Award under this Section 5.1 shall be in addition to, and not in lieu of, any Stock Award granted under Section 5.2.
5.2   Annual Awards:   As of each Annual Award Date, at the discretion of the Board, each Outside Director then in office may be granted a Stock Award consisting of the right to receive the number of shares of Common Stock equal to the Stock Award Amount, as determined by the Board, with such awards subject to the terms, conditions and limitations set forth in this Plan.
5.3   Vesting of Stock Awards:   Each Stock Award granted under the Plan prior to April 26, 2018 shall be subject to a Restriction Period, and shall vest, as set forth under the terms of the Plan as in effect immediately prior to April 26, 2018. Each Stock Award granted under this Plan on or after April 26, 2018 shall be immediately fully vested upon grant.
CenterPoint Energy, Inc. 2025 Proxy Statement	B-3

5.4   Form of Award:   Upon vesting in accordance with Section 5.3, the number of vested shares of Common Stock subject to the Stock Award shall be registered in the name of the Outside Director and certificates representing such Common Stock (unless the Company shall elect to use uncertificated shares) shall be delivered to the Outside Director as soon as practicable after the date upon which the Outside Director’s right to such shares vested. Upon delivery of the vested shares of Common Stock pursuant to this Section, the Outside Director shall also be entitled to receive a cash payment equal to the sum of all Dividend Equivalents, if any.
ARTICLE VI
AMENDMENT AND TERMINATION OF PLAN
6.1   Amendment, Modification, Suspension or Termination:   The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is determined to be required by applicable legal requirements or the listing standards of the New York Stock Exchange.
6.2   Termination:   This Plan shall continue indefinitely until all shares of Common Stock authorized for issuance or delivery hereunder by Section 3.1 hereof have been issued, except the Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. No Stock Awards may be granted after this Plan has terminated. The termination of the Plan shall not affect the applicability of any provision of the Plan to Stock Awards made prior to such termination.
ARTICLE VII
MISCELLANEOUS PROVISIONS
7.1   Restrictions Upon Grant of Stock Awards:   The listing on the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of the Outside Directors receiving such shares) may be necessary or desirable and, in any such event, if the Company so determines, issuance or delivery of such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended, other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.
7.2   Restrictions Upon Resale of Unregistered Stock:   If the shares of Common Stock that have been transferred to an Outside Director pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Outside Director, if the Company deems it advisable, may be required to represent and agree in writing (a) that any shares of Common Stock acquired by such Outside Director pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (b) that such Outside Director is acquiring such shares of Common Stock for such Outside Director’s own account and not with a view to the distribution thereof.
7.3   Adjustments:   In the event of any subdivision or combination of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (a) the number of shares of Common Stock reserved under this Plan and (b) the number of shares delivered under Section 5.4 on any date occurring after the applicable record date or effective date shall be proportionately adjusted to reflect such transaction. No adjustment shall be made in a manner that would result in any Stock Awards becoming subject to Section 409A of the Code.
7.4   Withholding of Taxes:   Unless otherwise required by applicable federal or state laws or regulations, the Company shall not withhold or otherwise pay on behalf of any Outside Director any federal, state, local or other taxes arising in connection with a Stock Award under this Plan. The payment of any such taxes shall be the sole responsibility of each Outside Director.
7.5   Governing Law:   This Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Texas, except as federal law may apply.
7.6   Exemption from Section 409A.   It is intended that Stock Awards under this Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code, and this Plan shall be interpreted and administered consistent therewith.
7.7   Unfunded Status of Plan; Establishment of Stock Award Account:   This Plan shall be an unfunded plan. The grant of shares of Common Stock pursuant to a Stock Award under this Plan shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Outside Director of the unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan. Such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of any shares of Common Stock granted under this Plan. Except as otherwise provided in this Plan, the shares of Common Stock credited to the Outside
B-4	CenterPoint Energy, Inc. 2025 Proxy Statement

Director’s bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Outside Director has been registered as the holder of such shares of Common Stock on the records of the Company as provided in Section 5.4. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
7.8   No Assignment or Transfer:   No rights to receive Stock Awards under the Plan shall be assignable or transferable by an Outside Director except by will or the laws of descent and distribution.
CenterPoint Energy, Inc. 2025 Proxy Statement	B-5

Appendix C
CENTERPOINT ENERGY, INC.
STOCK PLAN FOR OUTSIDE DIRECTORS
(As Amended and Restated Effective April 26, 2018)
First Amendment
WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the “Company”), established and maintains the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated effective April 26, 2018 (the “Plan”); and
WHEREAS, the Board of Directors of the Company has reserved the right under Section 6.1 to amend the Plan, subject to prior approval by the Company’s shareholders to the extent such approval is determined to be required by applicable legal and/or stock exchange requirements; and
WHEREAS, the Company desires to amend the Plan to increase the number of shares of common stock of the Company (“Common Stock”) available for issuance and delivery under the Plan by 350,000 shares;
WHEREAS, an increase in the number of shares of Common Stock available under the Plan by 350,000 shares is subject to approval by the shareholders of the Company in accordance with applicable New York Stock Exchange regulations;
NOW, THEREFORE, in consideration of the foregoing, subject to approval by the shareholders of the Company at the April 24, 2020 Annual Meeting of Shareholders of the Company, effective as of April 24, 2020, (i) the number of shares of Common Stock available for issuance and delivery under the Plan is hereby increased by 350,000 shares and (ii) the first sentence of Section 3.1 of the Plan is amended to read as follows:
“The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 1,050,000 shares, subject to adjustment as hereinafter provided.”
IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 19th day of February, 2020, and effective as of April 24, 2020.
CENTERPOINT ENERGY, INC.
By: /s/ John W. Somerhalder John W. Somerhalder II Interim President and Chief Executive Officer
ATTEST:
/s/ Vincent A. Mercaldi Vincent A. Mercaldi Corporate Secretary
CenterPoint Energy, Inc. 2025 Proxy Statement	C-1

Appendix D
CENTERPOINT ENERGY, INC.
STOCK PLAN FOR OUTSIDE DIRECTORS
(As Amended and Restated Effective April 26, 2018)
Second Amendment
WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the “Company”), established and maintains the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated effective April 26, 2018 (the “Plan”);
WHEREAS, the Plan was amended effective April 20, 2020, by the First Amendment to the Plan;
WHEREAS, the Board of Directors of the Company has reserved the right under Section 6.1 to amend the Plan, subject to prior approval by the Company’s shareholders to the extent such approval is determined to be required by applicable legal and/or stock exchange requirements;
WHEREAS, the Company desires to amend the Plan to increase the number of shares of common stock of the Company (“Common Stock”) available for issuance and delivery under the Plan by 350,000 shares; and
WHEREAS, an increase in the number of shares of Common Stock available under the Plan by 350,000 shares is subject to approval by the shareholders of the Company in accordance with applicable New York Stock Exchange regulations;
NOW, THEREFORE, in consideration of the foregoing, subject to approval by the shareholders of the Company at the April 16, 2025 Annual Meeting of Shareholders of the Company, effective as of April 16, 2025, (i) the number of shares of Common Stock available for issuance and delivery under the Plan is hereby increased by 350,000 shares and (ii) the first sentence of Section 3.1 of the Plan is amended to read as follows:
“The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 1,400,000 shares, subject to adjustment as hereinafter provided.”
IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 14th day of February, 2025, and effective as set forth above.
CENTERPOINT ENERGY, INC.
By: /s/ Jason P. Wells Jason P. Wells President and Chief Executive Officer
ATTEST:
/s/ Vincent A. Mercaldi Vincent A. Mercaldi Corporate Secretary
CenterPoint Energy, Inc. 2025 Proxy Statement	D-1

BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 15, 2025 for shares of common stock held directly and by 11:59 p.m. Eastern Time on April 11, 2025 for shares of common stock held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 15, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 11, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V64817-P21033KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYCENTERPOINT ENERGY, INC. The Board of Directors recommends you vote FOR the following:1. Election of DirectorsNominees:For Against Abstain1a.Wendy Montoya Cloonan!!!1b.Barbara J. Duganier!!!1c.Laurie L. Fitch!!!1d.Christopher H. Franklin!!!1e.Raquelle W. Lewis!!!1f.Thaddeus J. Malik!!!1g.Manuel B. Miranda!!!1h.Theodore F. Pound!!!1i.Dean L. Seavers!!!1j.Phillip R. Smith!!!1k.Jason P. Wells!!! The Board of Directors recommends you vote FOR the following proposals:2.Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2025. 3.Approve the advisory resolution on executive compensation. 4.Approve an amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated, to increase the number of shares of our common stock reserved for issuance under the plan by 350,000 shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please indicate if you plan to attend this meeting. For Against Abstain! ! !! ! !! ! !YesNo! ! Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

ADMISSION TICKETCENTERPOINT ENERGY, INC.2025 ANNUAL MEETING OF SHAREHOLDERSWednesday, April 16, 2025 8:30 a.m. Central TimeAuditorium1111 Louisiana StreetHouston, Texas 77002This admission ticket admits only the named shareholder.Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, valid picture identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated. WellsKinderTravis PlaceFargoMorganGaragePlazaBuildingLamar11001111Macy’s1100LouisianaGarageSmithLouisianaGarageSmithLouisianaCenterPointMilamAmericanaEnergy TowerBuildingDallasHyatt1201RegencyHotelLouisianaOne AllenSkywalksCenterPolkRegencyClayTravisParkingGarageGarageGarageClay Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held April 16, 2025.The Notice & Proxy Statement and Annual Report are available at: http://materials.proxyvote.com/15189TImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V64818-P21033CENTERPOINT ENERGY, INC.2025 Annual Meeting of ShareholdersProxy-Common StockThis proxy is solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Monica Karuturi and Vincent A. Mercaldi, or either of them, as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock of CenterPoint Energy, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Wednesday, April 16, 2025 at 8:30 a.m. Central Time in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments or postponements thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the recommendation of the Board of Directors.The terms for Directors will expire in 2026. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2025, FOR the advisory resolution on executive compensation and FOR the approval of an amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated, to increase the number of shares of our common stock reserved for issuance under the plan by 350,000 shares.Continued and to be signed on reverse side

BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 15, 2025 for shares of common stock held directly and by 11:59 p.m. Eastern Time on April 11, 2025 for shares of common stock held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 15, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 11, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V64819-P21033KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYCENTERPOINT ENERGY, INC. The Board of Directors recommends you vote FOR the following:1. Election of DirectorsNominees:For Against Abstain1a.Wendy Montoya Cloonan!!!1b.Barbara J. Duganier!!!1c.Laurie L. Fitch!!!1d.Christopher H. Franklin!!!1e.Raquelle W. Lewis!!!1f.Thaddeus J. Malik!!!1g.Manuel B. Miranda!!!1h.Theodore F. Pound!!!1i.Dean L. Seavers!!!1j.Phillip R. Smith!!!1k.Jason P. Wells!!! The Board of Directors recommends you vote FOR the following proposals:2.Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2025. 3.Approve the advisory resolution on executive compensation. 4.Approve an amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated, to increase the number of shares of our common stock reserved for issuance under the plan by 350,000 shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please indicate if you plan to attend this meeting. For Against Abstain! ! !! ! !! ! !YesNo! ! Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held April 16, 2025.The Notice & Proxy Statement and Annual Report are available at: http://materials.proxyvote.com/15189TThis proxy covers all shares of common stock in the CenterPoint Energy, Inc. stock fund under the CenterPoint Energy Savings Plan (Plan) for which the undersigned has the right to give confidential voting instructions to The Northern Trust Company, Trustee of the Plan. Under the Plan, participants are "named fiduciaries" as defined under ERISA to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, "Undirected Shares"). This proxy, when properly executed, will be voted by the Trustee as directed by the undersigned. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on April 11, 2025, The Northern Trust Company, as Trustee, will vote the Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA.V64820-P21033CENTERPOINT ENERGY, INC.2025 Annual Meeting of ShareholdersProxy-Common StockThis proxy is solicited on behalf of the Board of DirectorsThe undersigned hereby appoints The Northern Trust Company to vote as designated on the reverse side all shares of common stock of CenterPoint Energy, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Wednesday, April 16, 2025 at 8:30 a.m. Central Time in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments or postponements thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the recommendation of the Board of Directors.The terms for Directors will expire in 2026. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2025, FOR the advisory resolution on executive compensation and FOR the approval of an amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated, to increase the number of shares of our common stock reserved for issuance under the plan by 350,000 shares.Continued and to be signed on reverse side